     As filed with the Securities and Exchange Commission on April 28, 1998
                                                    REGISTRATION NO. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                     (Issuer with respect to the Securities)

                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (Originator of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)


            DELAWARE                               9999                             33-0639768
(State or other jurisdiction of        (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)         Classification Code Number)             Identification No.)

                                   -----------


                       8001 IRVINE CENTER DRIVE, 6TH FLOOR
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-5500
               (Address, including zip code, and telephone number,
        including area code, of Originator's principal executive offices)


                                 REGAN E. KELLY
                            EXECUTIVE VICE PRESIDENT
                       8001 IRVINE CENTER DRIVE, 5TH FLOOR
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-5509
            (Name, address, including zip code, and telephone number,
            including area code, of agent for service with respect to
                                 the Registrant)

                                   COPIES TO:

                              DAVID A. ALLEN, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 659-4433


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            Proposed Maximum          Proposed           Amount of
Proposed Title of Securities to                             Offering Price Per    Maximum Aggregate     Registration
       be Registered               Amount to Be Registered      Unit(1)          Offering Price (1)         Fee
---------------------------------------------------------------------------------------------------------------------
Auto Loan Backed Notes and
Auto Loan Pass-Through
Certificates                            $1,000,000               100%               $1,000,000            $295
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                INTRODUCTORY NOTE

    This Registration Statement contains (i) a form of Prospectus relating to the offering of one or more series of Auto Loan Backed Notes and/or Auto Loan Pass-Through Certificates by various Trusts created from time to time by Onyx Acceptance Financial Corporation and (ii) two forms of Prospectus Supplement relating to the offering by a separate trust of a particular series of Auto Loan Pass-Through Certificates and/or Auto Loan Backed Notes described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Onyx Acceptance Financial Corporation to offer Auto Loan Backed Notes and/or Auto Loan Pass-Through Certificates under this Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

                  SUBJECT TO COMPLETION, DATED APRIL 28, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 199__)

LOGO
                                  $____________

                       ONYX ACCEPTANCE OWNER TRUST 199_-_
               $__________ ____% AUTO LOAN BACKED NOTES, CLASS A-1 $__________ ____% AUTO LOAN BACKED NOTES, CLASS A-2 $__________ ____% AUTO LOAN BACKED NOTES, CLASS A-3

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller
                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer


           The Onyx Acceptance Owner Trust 199_-_ (the "TRUST") will be formed pursuant to a Trust Agreement to be entered into between Onyx Acceptance Financial Corporation, as seller (the "SELLER") and ______________, as owner trustee (the "OWNER TRUSTEE"). The Notes will be issued pursuant to an Indenture to be dated as of ________, 199__, between the Trust and ___________, as Indenture Trustee. The Trust will issue $_______ aggregate principal amount of Class A-1 ____% Auto Loan Backed Notes (the "CLASS A-1 NOTES"), $________ aggregate principal amount of Class A-2 ____% Auto Loan Backed Notes (the "CLASS A-2 NOTES") and $________ aggregate principal balance Class A-3 ____% Auto Loan Backed Notes

                                                        (continued on next page)

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-11 HEREOF AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT
         INTERESTS IN OR OBLIGATIONS OF THE SELLER, ONYX OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


=================================================================================================================
                                               PRICE TO                 UNDERWRITING            PROCEEDS TO THE
                                              PUBLIC(1)                   DISCOUNT                SELLER(1)(2)
-----------------------------------------------------------------------------------------------------------------
Per Class A-1 Note..................            ____%                       ____%                    ____%
Per Class A-2 Note..................            ____%                       ____%                    ____%
Per Class A-3 Note..................            ____%                       ____%                    ____%
Total...............................           $_______                    $______                  $_______
=================================================================================================================

(1)  Plus accrued interest, if any, calculated from _____, 199_.
(2)  Before deducting expenses payable by the Seller estimated to be $______.


           The Notes are offered by the Underwriters when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") against payment in immediately available funds on or about _________, 199__.


                                 [UNDERWRITERS]


            The date of this Prospectus Supplement is ______, 199_.

(continued from previous page)

(the "CLASS A-3 NOTES" and, together with the Class A-1 Notes and the Class A-2 Notes, the "NOTES"). The Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "CONTRACTS") secured by new and used automobiles and light-duty trucks (the "FINANCED VEHICLES"), certain monies due under certain Contracts on or after _____, 199_ (the "CUT-OFF DATE"), security interests in the Financed Vehicles, the benefits of a financial guarantee insurance policy (the "FINANCIAL GUARANTEE INSURANCE POLICY") issued by _______________ (the "INSURER"), amounts on deposit in the Prefunding Account described herein, amounts on deposit in the Capitalized Interest Account described herein, and certain other property, all as more fully described herein. The initial Aggregate Scheduled Balance (as defined herein) of the Initial Contracts as of the Cut-Off Date was $__________. From time to time on or before _______, 199_, the Prefunded Amount will be used for purchase by the Trust of additional Rule of 78's and Simple Interest Method contracts (the "SUBSEQUENT CONTRACTS" and together with the Initial Contracts, the "CONTRACTS") secured by new and used automobiles and light duty trucks (the "SUBSEQUENT FINANCED VEHICLES" and, together with the Initial Financed Vehicles, the "FINANCED VEHICLES"). Onyx Acceptance Corporation ("ONYX") will act as servicer of the Contracts (the "SERVICER").

           Interest on all classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable to the Noteholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "DISTRIBUTION DATE") commencing _____ 15, 199_. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a class of Notes until each class of Notes having a lower numerical class designation has been paid in full.

           Each class of the Notes will be payable in full on the applicable Final Scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes could occur earlier than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Contracts. The Seller or the Servicer, or any successor to the Servicer, may purchase the Contracts when the aggregate principal balance of the Contracts shall have declined to 10% or less of the initial aggregate principal balance of the Contracts purchased by the Trust.

           It is a condition of issuance that the Class A-1 Notes be rated ____ by ________ and ____ by ________, that the Class A-2 Notes by rated ____ by ________ and ____ by ________, and the Class A-3 Notes be rated ____ by ________
and ____ by ________. Such ratings will be based primarily on the issuance of the Financial Guarantee Insurance Policy by the Insurer. Under the Financial Guarantee Insurance Policy, the Insurer has unconditionally and irrevocably guaranteed payment of accrued interest and of the Principal Distribution on each Distribution Date, including the Final Scheduled Distribution Date of each class of Notes. See "Description of the Notes -- The Financial Guarantee Insurance Policy".

           THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

           CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              AVAILABLE INFORMATION

           The Seller, on behalf of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "COMMISSION") with respect to the Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and the Trust, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Noteholders as described under "Reports to Noteholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after _________, 199_; however, the Noteholders will continue to receive the Distribution Date Statement monthly, as described below.

                             REPORTS TO NOTEHOLDERS

           Unless and until Definitive Notes are issued (which will occur under the limited circumstances described herein and in the Prospectus), the unaudited monthly and annual reports concerning the Trust which are described in the Prospectus under "Certain Information Regarding the Securities -- Statements to Securityholders" and are prepared by the Servicer will be sent by the Owner Trustee only to Cede & Co. as the nominee of DTC and the registered holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. These reports may be obtained by Note Owners by a request in writing to the Owner Trustee. See "Description of the Securities -- Book-Entry Registration" in the Prospectus. None of the Seller, the Servicer or the Insurer intends to send any of its financial reports to the Noteholders.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer included in, or as exhibits to, the following documents which have been filed with the Commission by the Insurer, are hereby incorporated by reference in this Prospectus Supplement:

          (a)  Annual Report on Form 10-K for the year ended December 31, 199_,

          (b)  Quarterly Report on Form 10-Q for the period ended March 31,
               199_,

          (c) Quarterly Report on Form 10-Q for the period ended June 30, 199_, and

          (d) Quarterly Report on Form 10-Q for the period ended September 30, 199_.

           All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                SUMMARY OF TERMS

           The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See the Index of Terms for the location herein of the definitions of certain capitalized terms or, to the extent not defined herein, the definition assigned to such terms in the Prospectus. An investment in the Notes involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein and in the Prospectus in considering an investment in the Notes.

ISSUER.....................    Onyx Acceptance Owner Trust 199_-_ (the "TRUST"
                               or the "ISSUER"), a Delaware business trust established pursuant to a Trust Agreement dated as of ______1, 199_ (the "TRUST AGREEMENT"), among the Seller and the Owner Trustee.

SELLER.....................    Onyx Acceptance Financial Corporation (the
                               "SELLER"), a wholly- owned, limited purpose subsidiary of Onyx Acceptance Corporation
                               ("ONYX").

SERVICER...................    Onyx. See "The Servicer" in the Prospectus.

INDENTURE TRUSTEE..........    ___________________, as trustee under the
                               Indenture (the "INDENTURE TRUSTEE").

OWNER TRUSTEE..............    ____________________, as trustee under the Trust
                               Agreement (the "OWNER TRUSTEE").

THE NOTES..................    The Trust will issue Auto Loan Backed Notes (the
                               "NOTES") pursuant to an Indenture to be dated as of ____________, 199__ (as amended and supplemented from time to time, the "INDENTURE"), between the Issuer and the Indenture Trustee, as follows: (1) Class A-1 ___% Auto Loan Backed
                               Notes (the "CLASS A-1 NOTES") in the aggregate principal amount of $______________; (2) Class
                               A-2 ___% Auto Loan Backed Notes (the "CLASS A-2
                               NOTES") in the aggregate principal amount of $_______________; and (3) Class A-3 ___% Auto
                               Loan Backed Notes (the "CLASS A-3 NOTES") in the aggregate principal amount of $___________. The
                               Notes will be secured by the assets of the Trust pursuant to the Indenture.

TRUST PROPERTY.............    The Trust's assets (the "TRUST PROPERTY") will
                               include: (i) a pool of fixed rate motor vehicle retail installment sales contracts (the "INITIAL
                               CONTRACTS") of which approximately ____% of the Aggregate Scheduled Balance as of the Cut-Off
                               Date are Rule of 78's Contracts and approximately
                               ____% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "INITIAL FINANCED
                               VEHICLES"), (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under such Initial Contracts on or after the Cut-Off Date, (iv) security interests in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the individual obligors under each related
                               Initial Contract, (v) all amounts on deposit in the Collection Account, including all Eligible
                               Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the benefits of a financial guarantee insurance policy (the "FINANCIAL GUARANTEE INSURANCE
                               POLICY") issued by ______________ (the
                               "INSURER"), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, (viii) funds on deposit in the Capitalized Interest Account, (ix) funds on deposit in a trust account established for the benefit of the Noteholders (the "PREFUNDING
                               ACCOUNT") and (x) all proceeds of the foregoing.
                               From time to time during the Funding Period, and as frequently as each Business Day (each such day a "SUBSEQUENT TRANSFER DATE"), the Trust will purchase from the Seller with monies on deposit in the Prefunding Account, additional Rule of 78's and Simple Interest Method contracts (the
                               "SUBSEQUENT CONTRACTS" and, together with the Initial Contracts, the "CONTRACTS") secured by new and used automobile and light-duty trucks
                               (the "SUBSEQUENT FINANCED VEHICLES" and, together with the Initial Financed Vehicles, the "FINANCED
                               VEHICLES"). As of each such Subsequent Transfer
                               Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles and the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors, and all proceeds of the foregoing. See "The Trust" herein and "The
                               Trusts" in the Prospectus.

DISTRIBUTION DATE..........    The 15th day of each month (or, if such day is
                               not a Business Day, the next succeeding Business
                               Day) commencing ______ 15, 199_ (each a
                               "DISTRIBUTION DATE"). A "BUSINESS DAY" is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or obligated to be closed.

COLLECTION PERIOD..........    A "COLLECTION PERIOD" with respect to a
                               Distribution Date will be the calendar month preceding the month in which such Distribution
                               Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first
                               Distribution Date the "COLLECTION PERIOD" for
                               Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first
                               Distribution Date.

FINAL SCHEDULED
DISTRIBUTION DATES.........    The outstanding principal amount of the Class A-1
                               Notes, to the extent not previously paid, will be payable on _______, 199__ (the "CLASS A-1 FINAL
                               SCHEDULED DISTRIBUTION DATE"), the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on __________, 199__ (the "CLASS A-2 FINAL SCHEDULED
                               DISTRIBUTION DATE") and the outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be payable on __________, 199__ (the "CLASS A-3 FINAL SCHEDULED

                               DISTRIBUTION DATE", and each a "FINAL SCHEDULED DISTRIBUTION DATE").

INTEREST RATES.............    The Notes will bear interest as follows: (i) with
                               respect to Class A-1 Notes, at the rate of ___% per annum (the "CLASS A-1 RATE"), (ii) with respect to the Class A-2 Notes, at the rate of ___% per annum (the "CLASS A-2 RATE"), and (iii) with respect to the Class A-3 Notes, at the rate of ___% per annum (the "CLASS A-3 RATE" and, together with the Class A-1 Rate and the Class
                               A-2 Rate, the "INTEREST RATES").

PAYMENTS OF INTEREST.......    With respect to each Distribution Date, interest
                               on the principal balances of the classes of the Notes will accrue at the respective per annum
                               Interest Rates during the period from and including the prior Distribution Date (or in the case of the first Distribution Date from and including the Closing Date) to but excluding the applicable Distribution Date (each, an "INTEREST
                               ACCRUAL PERIOD") and will be payable to the Noteholders monthly on each related Distribution
                               Date commencing ______________, 199__. Interest in the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See
                               "Description of the Notes-- Payments of Interest and Principal" herein.

PAYMENTS OF PRINCIPAL......    On each Distribution Date, the Principal
                               Distribution for the related Collection Period will be applied on each Distribution Date, first, to make payments of principal on the Class A-1
                               Notes until the aggregate principal balance thereof is reduced to zero, then second, to make payments of principal on the Class A-2 Notes until the aggregate principal balance thereof is reduced to zero and then third, to make payments of principal on the Class A-3 Notes until the aggregate principal balance thereof is reduced to zero. In addition, the outstanding principal balance of the Notes of any class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such class. The actual date on which the aggregate outstanding principal balance of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such class, depending on a variety of factors. The "PRINCIPAL
                               DISTRIBUTION" on any Distribution Date is the Aggregate Scheduled Balance Decline (as defined below) for such Distribution Date and, with respect to the Distribution Date immediately following the end of the Funding Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account. The "AGGREGATE
                               SCHEDULED BALANCE DECLINE" for any Distribution
                               Date is the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection
                               Period (excluding any Subsequent Contracts added during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related
                               Collection Period exceeds the Aggregate Scheduled
                               Balance of such Subsequent Contracts as of the end of the related Collection Period. The
                               "AGGREGATE SCHEDULED BALANCE" of the Contracts is the sum of the Scheduled Balance of each Contract. The "SCHEDULED BALANCE" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract
                               (the "MONTHLY P&I") on or prior to the date of calculation that is allocated to principal under the Recomputed Actuarial Method. The Scheduled
                               Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly
                               P&I paid on or prior to the date of calculation that is allocated to principal under the Simple
                               Interest Method. The Scheduled Balance of any
                               Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "LIQUIDATED
                               CONTRACT" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract and with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account,
                               (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly
                               P&I at the end of a Collection Period is a Liquidated Contract. A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract
                               (a) which is, at the end of such Collection
                               Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

                               See "The Contracts" herein and in the Prospectus and "Description of the Notes -- Payments of Principal" herein.

                               In addition, on each Distribution Date through the Accelerated Principal Termination Date, the Accelerated Principal Distribution for such Distribution Date will be applied to make payments on the Class A-1 Notes until the aggregate principal balance thereof is reduced to zero. The "ACCELERATED PRINCIPAL DISTRIBUTION" with respect to a Distribution Date will equal the lesser of (i) the sum of (x) the excess, if any, of the Available Funds with respect to such Distribution Date over the amounts payable on such Payment Date pursuant to clauses (i)-(vii) under "Description of the Transfer and Servicing Agreements -- Distributions" herein plus (y) amounts, if any, available from the Spread Account (as defined herein) in accordance with the Insurance Agreement and (ii) the excess, if any, of (x) the product of (I) ___% and (II) the sum of the Pool Balance and the Pre-Funded Amount as of the end of the preceding Collection Period (such product, the "REQUIRED NOTE BALANCE" with respect to such Distribution Date) over (y) the aggregate principal balance of the Notes on such Distribution Date, after giving effect to the payments made pursuant to clauses (i)-(v) under "Description of the Transfer and Servicing Agreements -- Distributions" herein (the "PRO FORMA NOTE BALANCE" with respect to such Distribution Date). The requirement to pay Accelerated Principal Distributions will terminate on the "ACCELERATED PAYMENT TERMINATION DATE," which is the later to occur of (i) the first Distribution Date on which the related Pro

                               Forma Note Balance equals the related Required Note Balance and (ii) the Distribution Date on which aggregate principal balance of the Class A-1 Notes is reduced to zero. The Insurer will not guarantee payment of Accelerated Principal Distributions.

OPTIONAL REDEMPTION........    The Class A-3 Notes, to the extent still
                               outstanding, will be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer, or any successor to the Servicer, exercises its option to purchase the Contracts, which can occur after the Pool Balance declines to ____% or less of the Original Pool
                               Balance, at a redemption price equal to the greater of (i) the sum of (x) the Aggregate
                               Scheduled Balance of such Contracts on the date of repurchase plus (y) accrued and unpaid interest therein and (ii) the sum of (x) the unpaid principal amount of such Notes, plus (y) accrued and unpaid interest thereon, plus (z) all amounts due to the Insurer under the Insurance
                               Agreement. See "Description of the Notes--
                               Optional Redemption" herein. The "ORIGINAL POOL
                               BALANCE" will equal the sum of (i) the Cut-Off
                               Date Scheduled Balance for all of the Initial
                               Contracts and (ii) the Prefunded Amount.

THE PREFUNDING ACCOUNT.....    The Prefunding Account will be maintained in the
                               name of the Indenture Trustee for the benefit of the Noteholders and is designed solely to hold funds to be applied by the Indenture Trustee during the Funding Period (as defined herein) to pay to the Seller, on behalf of the Trust, the purchase price for Subsequent Contracts. Monies on deposit in the Prefunding Account will not be available to cover losses on the Contracts, or except as described under "Mandatory Redemption" below, to make payment of the Notes. Interest on the portion of the Notes represented by the Prefunded Amount will be payable from earnings received by the Indenture Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding
                               Account and, pursuant to the terms of the Indenture, from the Capitalized Interest Account, and will not be payable from collections on the Contracts.

                               The Prefunding Account will be created with an initial deposit by the Seller of $__________ (the "PREFUNDED AMOUNT"). The "FUNDING PERIOD" will be the period from the date the Notes are issued (the "CLOSING DATE") until the earliest to occur of (i) the date on which the remaining Prefunded Amount is less than $______, (ii) the date on which a Servicer Default occurs or (iii) the close of business on ________, 199_. During the Funding Period, on one or more Subsequent Transfer Dates (as defined herein), the Prefunded Amount will be applied to purchase Subsequent Contracts from the Seller. The Seller expects that the Prefunded Amount will be reduced to less than $_______ by the scheduled end of the Funding Period, although no assurances can be given in this regard. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account at the end of the Funding Period will be payable to Noteholders on the Mandatory Redemption Date. See "Description of the Notes -- The Prefunding Account; Mandatory Partial Redemption of the Notes" herein.

MANDATORY REDEMPTION.......    Each class of Notes will be redeemed in part on
                               the Distribution Date immediately succeeding the date on which the Funding Period ends
                               (the "MANDATORY REDEMPTION DATE") in the event that any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Subsequent
                               Contracts sold to the Trust during the Funding
                               Period, including any such acquisition and conveyance on the date on which the Funding
                               Period ends (a "MANDATORY PARTIAL REDEMPTION").
                               The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes) of the Prefunded Amount remaining at the end of the Funding Period (such class's
                               "NOTE REDEMPTION AMOUNT"); provided, that if the remaining Prefunded Amount is $________ or less, such amount will be applied exclusively to reduce the outstanding original balance of the class of Notes than entitled to receive distributions of principal. See "Description of the Notes-- The
                               Prefunding Account; Mandatory Partial Redemption of the Notes" herein.

INDENTURE EVENT OF             The Notes may be accelerated and subject to
  DEFAULT ................     immediate payment at par upon the occurrence of
                               an Indenture Event of Default. Unless an Insurer
                               Default shall have occurred and be continuing, "Indenture Events of Default" under the Indenture will consist of these events defined in the Insurance and Reimbursement Agreement as
                               Insurance Agreement Cross Defaults, and will constitute an Indenture Event of Default only if the Insurer shall have delivered to the Indenture
                               Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement
                               Indenture Cross Default constitutes an Indenture
                               Event of Default.

                               In the case of such an Indenture Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. The Financial Guarantee Insurance Policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "Description of the Notes - Indenture Events of Default" herein.

CAPITALIZED INTEREST
  ACCOUNT..................    In order to cover the shortfall between interest
                               distributable on the portion of the Notes represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent Contracts, the Indenture will provide for payment by the Seller of the Capitalized Interest Amount on or before five business days prior to each Distribution Date, ending with the Distribution Date on _________, 199_. The "CAPITALIZED INTEREST AMOUNT," with respect to any Collection Period is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding
                               Account as of the first day of such Collection
                               Period at the weighted average Interest Rate of the Notes plus (b) one-twelfth of the premium for the Financial Guarantee Insurance Policy on the
                               Prefunded Amount minus (c) the earnings received by the Indenture Trustee during the related
                               Collection Period from investment of the Prefunded Amount on deposit in the Prefunding
                               Account.

                               The obligation of the Seller to pay the
                               Capitalized Interest Amount will be secured by funds on deposit in a segregated trust account to be maintained for the benefit of the Noteholders and the Insurer (the "CAPITALIZED INTEREST ACCOUNT"). The amount required to be deposited in the Capitalized Interest Account will initially be equal to the maximum Capitalized Interest Amount that may become owing under the Indenture assuming that with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Indenture) is earned and no Subsequent Contracts are purchased. On each Subsequent Closing Date, certain amounts shall be released to the Seller from the Capitalized Interest Account with respect to Subsequent Contracts acquired by the Trust on each Subsequent Transfer Date since the preceding Subsequent Closing Date, or the Closing Date, as the case may be. See "Description of the Notes -- Capitalized Interest Account" herein.

FINANCIAL GUARANTEE
INSURANCE POLICY...........    On the Closing Date, the Insurer will issue the
                               Financial Guarantee Insurance Policy to the
                               Indenture Trustee pursuant to an Insurance and Reimbursement Agreement (the "INSURANCE
                               AGREEMENT"), dated as of ________, 199_, by and among the Insurer, Onyx, the Seller and the Indenture Trustee. The Financial Guarantee
                               Insurance Policy is a "Security Insurance Policy" as referred to in the Prospectus. Pursuant to the Financial Guarantee Insurance Policy, the Insurer will unconditionally and irrevocably guarantee payment of accrued interest and of the Principal
                               Distribution on each Distribution Date to the Indenture Trustee for the benefit of the Noteholders. If on the fifth Business Day prior to any Distribution Date (the "SERVICER REPORT
                               DATE") the amount on deposit and available in the Collection Account, after giving effect to all amounts deposited or payable from the Payahead
                               Account with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and accrued interest payable for such Distribution Date, the Indenture
                               Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy, shall demand payment under the Financial
                               Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Indenture Trustee for credit to the Collection Account and the Indenture Trustee shall withdraw from the Collection Account and shall pay such amount to the Noteholders on the related Distribution Date.
                               On the Final Distribution Date with respect to each class of Notes, to the extent the amount on deposit and available in the Collection Account to make payments of interests and principal on such class of Notes is less than all remaining unpaid interest and principal on such class of Notes, the Insurer shall pay or cause to be paid an amount equal to such shortfall. See
                               "Description of the Notes-- The Financial
                               Guarantee Insurance Policy" herein.

SERVICING FEE..............    The Servicer will be responsible for managing,
                               administering, servicing, and making collections on the Contracts. Compensation to the Servicer will consist of a monthly fee (the
                               "SERVICING FEE"), payable by the Trust to the Servicer on each Distribution Date, in an amount equal to the product of one-twelfth of ____% per annum (the "SERVICING FEE RATE") multiplied by the Pool Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation investment earnings on Eligible
                               Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. See
                               "Description of the Transfer and Servicing
                               Agreements -- Servicing Fee" herein.

CONTRACTS..................    The Initial Contracts have been, and the
                               Subsequent Contracts will be, purchased by the Trust from the Seller pursuant to a Sale and Servicing Agreement dated as of _______, 199__
                               (as amended and supplemented from time to time, the "AGREEMENT"). The Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date was $__________. As of the Cut-Off Date the Initial Contracts had a weighted average annual percentage rate of ____% and a weighted average remaining term of ____ months. Approximately
                               _____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "RULE OF 78'S CONTRACTS"), and approximately ____% in accordance with the Simple
                               Interest Method (the "SIMPLE INTEREST
                               CONTRACTS"). Approximately _____% of the
                               Aggregate Scheduled Balance of the Initial
                               Contracts as of the Cut-Off Date were originated in California, ____% in Florida, ____% in
                               Washington, ____% in Arizona, ____% in Illinois, and ____% in Nevada. No more than ___% of the Initial Contracts were originated in any other single state.

                               No later than the second Business Day following the Business Day on which Onyx originates or acquires a Motor Vehicle Contract during the Funding Period, pursuant to the applicable Purchase Agreement, Onyx and/or a Selling Subsidiary will sell, and the Seller will purchase, those Motor Vehicle Contracts that meet the eligibility requirements at a purchase price equal to the aggregate principal amount thereof. Pursuant to the Agreement and subject to the satisfaction of certain conditions described herein, the Seller will sell Subsequent Contracts to the Trust on each Subsequent Transfer Date. Payment for each such Subsequent Contract sold to the Trust shall be made by release to the Seller from the Prefunding Account of an amount equal to the amount paid by the Seller to Onyx and/or a Selling Subsidiary for such Subsequent Contract. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $_________, which is equal to the Prefunded Amount. On the Business Day preceding the first Distribution Date and on the Business Day preceding each Distribution Date immediately following a Subsequent Transfer Date (each such date a "SUBSEQUENT CLOSING DATE"), UCC financing statements with respect to all Subsequent Contracts sold to the Trust since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing
                               Date) will be filed and all required legal opinions, officers' certificates and other legal documentation with respect to the sale of such Subsequent Contracts to the Trust will be executed and delivered.

                               All collections of Monthly P&I, all prepayments on the Contracts collected by the Servicer and all amounts paid under the Financial Guarantee Insurance Policy will be deposited in or credited to the Collection Account. Partial prepayments of Monthly P&I ("PAYAHEADS") on Rule of 78's Contracts will be transferred on the Servicer Report Date to the Payahead Account, to be applied against future scheduled payments of Monthly P&I. Partial and full prepayments on Simple Interest Contracts will be paid to Noteholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. All payments to the Noteholders will be made from the Collection Account and certain funds remaining in the Collection Account following payments to Noteholders and others will be paid to the Insurer to be promptly distributed in accordance with the terms of the Insurance Agreement. See "The Contracts" herein and in the Prospectus, and "Description of the Transfer and Servicing Agreements -- Payahead Account" in the Prospectus.

FEDERAL INCOME TAX
STATUS.....................    In the opinion of Andrews & Kurth L.L.P. ("TAX
                               COUNSEL") (i) for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association
                               (or a publicly traded partnership) taxable as a corporation and (ii) the same characterization will apply for California income and franchise tax purposes. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Federal Income Tax
                               Consequences" and "Certain State Tax Consequences with respect to Trusts for which a Partnership
                               Election is Made" in the Prospectus for
                               additional information concerning the application of federal income and California tax laws to the Trust and the Notes.

ERISA CONSIDERATIONS.......    Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"). See
                               "ERISA Considerations" herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Notes should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.


LEGAL INVESTMENT...........    The Class A-1 Notes have been structured to be
                               eligible securities for purchase by money market funds under Rule 2a-7 under the Investment
                               Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule
                               2a-7, the fund's investment policies and objectives and an investment in the Class A-1
                               Notes.

RATING.....................    It is a condition of issuance that the Class A-1
                               Notes be rated ____by ___________ and ____ by ___________, that the Class A-2 Notes be rated
                               ____ by ________ and ____ by ________, and the
                               Class A- 3 Notes be rated ____ by _______________
                               and ____ by _______________. Such ratings will be based primarily on the issuance of the Financial
                               Guarantee Insurance Policy by the Insurer. See
                               "Risk Factors-- Rating" herein.

REGISTRATION OF THE
NOTES......................    The Notes will initially be represented by one or
                               more certificates registered in the name of Cede
                               & Co. ("CEDE"), as the nominee of The Depository
                               Trust Company ("DTC"). No person acquiring an interest in a Note through the facilities of DTC
                               (a "NOTE OWNER") will be entitled to receive a Definitive Note, except in the event that Definitive Notes are issued in certain limited circumstances. See "Description of the
                               Securities-- Book-Entry Registration" and
                               "--Definitive Securities" in the Prospectus.

                                  RISK FACTORS

           Prospective investors in the Notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Notes. Any statistical information presented below is based upon the characteristics of the Contracts proposed to be included in the Trust as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain Contracts may be removed from the Trust prior to the Closing Date.

LIMITED OPERATING HISTORY OF ONYX

           All of the Contracts with respect to a series of Securities have been or will be originally purchased by Onyx from Dealers or originated by Onyx or a subsidiary of Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

           Onyx is still at an early stage of operations and is subject to all of the risks inherent in the establishment of a new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers in and beyond Onyx's present market region. Onyx experienced operating losses from inception through December 31, 1995. Onyx's operating losses for the years ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.1 million, respectively. Onyx's net income for the years ended December 31, 1996 and December 31, 1997, and for the quarter ended March 31, 1998, were $7.7 million, $2.6 million and $____ million, respectively.

LIMITED LIQUIDITY

           There is currently no secondary market for the Notes. The Underwriters currently intend, but are not obligated, to make a market in the Notes. However, there can be no assurance that the Underwriters will make such a market, that a secondary market will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or will continue for the life of the Notes.

MATURITY AND PREPAYMENT CONSIDERATIONS

           Any full prepayments and repurchases of the Contracts can reduce the weighted average life of the Contracts and the aggregate interest received by the Noteholders over the life of the Notes. Prepayments on Simple Interest Contracts will shorten the average life of such Contracts and, therefore, of the Notes, because they will be paid to Noteholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts because such payments will be held in the name of the Indenture Trustee, acting on behalf of the Obligors and the Noteholders, as their interests may appear, until paid in accordance with the original schedule of payments for such Contracts. See "Description of the Transfer and Servicing Agreements -- Payahead Account" in the Prospectus.

           Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data or prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "--Limited Operating History of Onyx" and "Maturity and Prepayment Considerations" herein. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.

MANDATORY PARTIAL REDEMPTION

           No assurances can be given that sufficient Subsequent Contracts will be generated to avoid a Mandatory Partial Redemption of the Notes. In the event Onyx does not generate, for purchase by the Trust, sufficient Subsequent Contracts to avoid Mandatory Partial Redemption of the Notes, the weighted average life of the Notes will be shortened by any such Mandatory Partial Redemption under the circumstances described under "Description of the Notes -- The Prefunding Account; Mandatory Partial Redemption of the Notes" herein. Noteholders will bear all reinvestment risk resulting from any Mandatory Partial Redemption due to Onyx's inability to generate sufficient additional Motor Vehicle Contracts during the Funding Period.

           Upon the occurrence of a Mandatory Partial Redemption, the holders of Notes will receive an amount equal to the portion of the Prefunded Amount remaining in the Prefunding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts sold to the Trust during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Noteholders.

GEOGRAPHIC CONCENTRATION

           Economic conditions in the states where the obligors under the Contracts (each, an "OBLIGOR") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, ____% in Florida, ____% in Washington, ____% in Arizona, ____% in Illinois and _____% in Nevada. No more than ____% of the Initial Contracts were originated in any other single state. Subsequent Contracts may also be geographically concentrated in one or more states. Adverse economic conditions or other factors particularly affecting California, Arizona, Washington, Illinois, Florida, Nevada or any other state in which the Contracts are geographically concentrated could adversely affect the delinquency, loan loss or repossession experience of the Trust.

LIMITED ASSETS

           The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, amounts on deposit in the Prefunding Account, the right to receive payments from amounts on deposit in the Capitalized Interest Account and the right to receive payments under the Financial Guarantee Insurance Policy. Holders of the Notes must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Prefunding Account, the Capitalized Interest Account and payments of claims made under the Financial Guarantee Insurance Policy. The Prefunded Amount on deposit in the Prefunding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Contracts and is not designed to provide protection against losses on the Contracts. Similarly, although the Financial Guarantee Insurance Policy will be available to cover shortfalls in payment of the Principal Distribution and accrued interest to Noteholders on the related Distribution Date, if the Insurer defaults in its obligations under the Financial Guarantee Insurance Policy, the Trust will depend on current distributions on the Contracts and amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make payments on the Notes. See "Description of the Insurer" and "Description of the Notes - The Financial Guarantee Insurance Policy" herein.

RATING

           A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that the ratings of the Notes will not be lowered or withdrawn if, in the sole judgment of a Rating Agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating of the Notes may have on the liquidity or market value of the Notes. Such ratings of the Notes address the likelihood of the timely payment of each scheduled Principal Distribution and payment of accrued interest, which are guaranteed by the Insurer pursuant to the Financial Guarantee Insurance Policy. Therefore, the ratings are primarily dependent on the rating of the Insurer, and a change in the Insurer's rating may affect the ratings of the Notes. See "Description of the Insurer" herein for a description of the Insurer's rating.

INDENTURE EVENTS OF DEFAULT

           So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Indenture Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes. Following the occurrence of an Indenture Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Financial Guarantee Insurance Policy as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Indenture Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon.


                                    THE TRUST

GENERAL

           The Issuer, Onyx Acceptance Owner Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

           The Trust's principal offices are in _______,_______, in care of _______________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

           _________________ is the Owner Trustee under the Trust Agreement, is a ___________ banking corporation and its principal offices are located at ________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance of the Certificates and the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

TRUST PROPERTY

           The Trust Property will include, among other things, the following:
(i) the Initial Contracts, of which approximately ____% of the Aggregate Scheduled Balance as of the Cut-Off Date are Rule of 78's Contracts and approximately ____% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which was purchased from the Seller and secured by the Initial Financed Vehicles, (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under such Initial Contracts on or after the Cut-Off Date, (iv) security interests in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the Obligors, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the benefits of the Financial Guarantee Insurance Policy issued by the Insurer, (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances,
(viii) funds on deposit in the Capitalized Interest Account, (ix) funds on deposit in the Prefunding Account and (x) all proceeds of the foregoing. As of each such Subsequent Transfer Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles and the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors and all proceeds of the foregoing.

           Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement.

                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

           Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Substantially all of the Initial Contracts have been, and the Subsequent Contracts will be, purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of the Initial and Subsequent Contracts have been or will be purchased or originated by subsidiaries of Onyx. All of the Initial Contracts will have been, and all of the Subsequent Contracts will be, sold to the Seller and then to the Trust. See "The Onyx Portfolio of Motor Vehicle Contracts -- Purchase and Origination of Motor Vehicle Contracts" in the Prospectus.

           Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, ____% in Florida, ____% in Washington, ____% in Arizona, ____% in Illinois and ____% in Nevada. No more than ____% of the Initial Contracts were originated in any other single state. See "Risk Factors -- Geographic Concentration". The payment obligations of the Obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract.

DELINQUENCY AND LOAN LOSS INFORMATION

           The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1994. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers, or originated by Onyx or a subsidiary of Onyx, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors" herein and in the Prospectus.

           The delinquency and loss tables set forth below show increases in the delinquency and loss rates experienced by Onyx over the period shown. Management of Onyx believes that this is attributable, in part, to an increase on a national basis in the level of bankruptcies and consumer defaults generally and the tendency of delinquencies and losses, with respect to a pool of automobile loans, to increase after a period of seasoning. Management believes that as the average age of the Motor Vehicle Contracts included in Onyx's portfolio increases, delinquencies and losses may continue to rise somewhat.

           During the fourth quarter of 1996 and first quarter of 1997 management of Onyx enhanced the collections process by completing the centralization of collections at Onyx's Irvine headquarters and hiring a manager with over 25 years of collections experience to head the department. Collections were previously handled at each of Onyx's Auto Finance Centers, each of which was responsible for collections in certain geographic areas. Centralizing collections is intended to reduce cost and enhance effectiveness by enabling personnel to specialize in specific stages of the collections process, rather than focusing on specific geographic areas. For example, a collections officer previously working at a regional Auto Finance Center might have focused on a particular geographic region and covered all stages of collections (e.g., from delinquencies through bankruptcies). In the centralized collections operation, this officer might cover all geographic areas, but focus on a particular stage of collections (e.g., 60-day delinquencies).

         DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                              AT DECEMBER 31,     AT DECEMBER 31,      AT DECEMBER 31,       AT DECEMBER 31,        AT MARCH 31,
                                   1994                1995                 1996                 1997                   1998
                            ------------------  ------------------  -------------------   -------------------   -------------------
                             AMOUNT      NO      AMOUNT      NO      AMOUNT       NO       AMOUNT      NO        AMOUNT       NO
                            --------  --------  --------  --------  --------   --------   --------   --------   --------   --------
Servicing portfolio ......  $ 74,581     6,893  $218,207    20,156  $400,665     38,275   $757,277     73,502   $884,692     86,327
Delinquencies
  30-59 days(1)(2) .......  $     15         2  $  1,608       153  $  5,022        478   $ 11,902      1,211   $  9,194        937
  60-89 days(1)(2) .......        27         4       470        35     1,816        162      3,370        346      2,863        277
  90+ days(1)(2) .........        12         1       547        42     1,279        111      3,742        316      3,573        320
    Total Delinquencies as
    a percent of servicing
                 portfolio       .07%      .10%     1.20%     1.14%      2.03%      1.96%     2.51%      2.55%      1.77%      1.78%

----------

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was .00%, .24%, .56%, 1.05% and .98% at December 31, 1994, 1995, 1996 and 1997 and
     March 31, 1998 respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.


          LOAN LOSS EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                         YEAR ENDED                             QUARTER ENDED
                                                 -----------------------------------------------------------     -----------
                                                   DEC.31,         DEC. 31,        DEC. 31,       DEC. 31,         MAR. 31
                                                    1994            1995            1996            1997            1998
                                                 -----------     -----------     -----------     -----------     -----------
Number of Motor Vehicle Contracts outstanding          6,893          20,156          38,275          73,502          86,327
Period end outstanding ......................    $    74,581     $   218,207     $   400,665     $   757,277        $884,692
Average outstanding .........................    $    29,301     $   141,029     $   311,340     $   563,343        $815,922
Number of gross charge-offs .................              0             197             987           2,161             818
Gross charge-offs ...........................    $         0     $     548.2     $   5,789.2     $  13,076.1        $4,457.6
Net charge-offs(1) ..........................    $         0     $     528.7     $   5,066.1     $  11,433.9        $3,761.8
Net charge-offs as a percent of period end
  outstanding ...............................            0.0%            .24%           1.26%           1.51%           1.70%
Net charge-offs as a percent of average
  outstanding ...............................            0.0%            .37%           1.63%           2.03%           1.84%


----------

(1) Net charge-offs are gross charge-offs minus recoveries of Motor Vehicle Contracts previously charged off.

                                  THE CONTRACTS

           All of the Contracts will have been purchased by the Seller from Onyx or from a subsidiary of Onyx (each such subsidiary, a "SELLING SUBSIDIARY"). Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts" herein and in the Prospectus. Each of the Contracts in the Trust (including each Subsequent Contract) will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Rule of 78's or the Simple Interest Method. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "RULE OF 78'S CONTRACTS"), and approximately _____% in accordance with the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). See "The Contracts" in the Prospectus.

           The Initial Contracts were, and the Subsequent Contracts will be, selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "ELIGIBILITY REQUIREMENTS"). No selection procedures were used with respect to the Initial Contracts and none will be used with respect to the Subsequent Contracts that are believed by Onyx or the Seller to be adverse to the Noteholders or the Insurer. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts are secured by new Financed Vehicles and approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts are secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Agreement.

           The Seller will represent that all of the Contracts included in the Trust satisfy the following Eligibility Requirements:

           (a) Such Contracts are or will be secured by a new or used automobile or light-duty truck;

           (b) Such Contracts have remaining maturities as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, of not more than ___ months;

           (c) Such Contracts have or will have original maturities of not more than ___ months;

           (d) Such Contracts (i) are or will be fully-amortizing fixed rate contracts which provide for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments) and (ii) have or will have yields (using the Recomputed Yield for the Rule of 78's Contracts) that equal or exceed ____%;

           (e) Such Contracts are or will be secured by Financed Vehicles that, as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, have not been repossessed without reinstatement;

           (f) Such Contracts have or will have no payment more than ___ days past due as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable;

           (g) Such Contracts or will have remaining principal balances as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, of at least $____;

           (h) Such Contracts were or will be made to Obligors located in the States of Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia and Washington; and

           (i) As of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, the Seller has not received notice that any related Obligor has filed for bankruptcy.

           Set forth below is data concerning the Initial Contracts which, as of the Cut-Off Date, had an Aggregate Scheduled Balance of $_________.

                      COMPOSITION OF THE INITIAL CONTRACTS

Aggregate principal balance......................................  $______
Number of initial contracts......................................  _______
Average principal balance outstanding............................  $______
Average original amount financed.................................  $______
Original amount financed (range).................................  $______ to ________
Weighted average APR.............................................  _____%
APR (range)......................................................  ____% to ____%
Weighted average original term...................................  ____ months
Original term (range)............................................  ___ to __ months
Weighted average remaining term..................................  _____ months
Remaining term (range)...........................................  __ to __ months



                  DISTRIBUTION BY APRS OF THE INITIAL CONTRACTS

                                                                                         % OF
                                      NUMBER OF          % OF                          AGGREGATE
                                       INITIAL          INITIAL        PRINCIPAL       SCHEDULED
   APR RANGE(1)                       CONTRACTS        CONTRACTS        BALANCE         BALANCE
   ------------                       ---------        ---------        -------         -------
7.001% to 8.000%..................
8.001% to 9.000%..................
9.001% to 10.000%.................
10.001% to 11.000%................
11.001% to 12.000%................
12.001% to 13.000%................
13.001% to 14.000%................
14.001% to 15.000%................
15.001% to 16.000%................
16.001% to 17.000%................
17.001% to 18.000%................
18.001% to 19.000%................
19.001% to 20.000%................
20.001% to 21.000%................
21.001% and over..................
          Totals..................

----------

(1) Because the principal balance of each Contract sold to the Trust is the Cut-Off Date Scheduled Balance, which in the case of Rule of 78's Contracts is higher than what the principal balance of the Rule of 78's Contracts would have been had principal and interest been allocated from the date of origination in accordance with the actuarial method, the Recomputed Yield for each Rule of 78's Contract is less than the apr of such Initial Contract specified herein. On a weighted average basis, the yield for all the Initial Contracts, using the Recomputed Yield for the Rule of 78's Contracts, in the aggregate, is ____%. See "The Contracts" herein and in the Prospectus.

                GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS



                                                                                % OF
                               NUMBER OF       % OF                           AGGREGATE
                                 INITIAL       INITIAL        PRINCIPAL       SCHEDULED
                               CONTRACTS     CONTRACTS         BALANCE         BALANCE
                               ---------     ---------         -------         -------
Arizona.....................
California..................
Colorado....................
Florida.....................
Georgia.....................
Idaho.......................
Illinois....................
Indiana.....................
Missouri....................
Montana.....................
New Jersey..................
Nevada......................
New York....................
Oregon......................
Texas.......................
Utah........................
Virginia....................
Washington..................
          Total.............


                     MATURITY AND PREPAYMENT CONSIDERATIONS

           The Contracts are prepayable in full by the Obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts. In addition to the effects described in the Prospectus, the weighted average maturity of the Notes will be reduced to the extent that sufficient additional Motor Vehicle Contracts are not generated for purchase by the Trust with the Prefunded Amount before the end of the Funding Period, because any remaining Prefunded Amount will be included in the Principal Distribution made to Noteholders on the Distribution Date at or immediately following the end of the Funding Period, but in no event later than the _______, 199__ Distribution Date. Although Onyx believes that sufficient additional Motor Vehicle Contracts will be originated for purchase with the Prefunded Amount by the end of the Funding Period, no assurances can be given in that regard. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Date for such class of Notes. Noteholders will bear all reinvestment risk resulting from prepayment of the Contracts. See "Risk Factors -- Maturity and Prepayment Considerations".

           Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. Note Owners will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.


                              YIELD CONSIDERATIONS

           Although the Contracts have different APRs, the yield on each individual Contract, using the Recomputed Yield for Rule of 78's Contracts, will equal or exceed ____%. Therefore, disproportionate rates of prepayments between Contracts with higher and lower APRs will not affect the yield to Noteholders.

                                 USE OF PROCEEDS

           The net proceeds of the initial sale of the Notes will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Prefunding Account, and certain collateral accounts maintained for the benefit of the Insurer. The net proceeds to be received by the Seller from the sale of the Contracts to the Trust will be used by the Seller to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Notes.


                            DESCRIPTION OF THE NOTES

           The Notes will be issued pursuant to the terms of the Indenture, a form of which will be filed with the Commission following the issuance of the Notes. The following summaries of certain terms of the Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Notes and the Indenture. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

           The Notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Note may be issued in a different denomination. The Notes will initially be represented by one or more certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Notes (each a "NOTE OWNER") will be available for purchase in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner will be entitled to receive a certificate representing such person's interest in the Notes. All references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Note Owners in accordance with DTC procedures. See "Description of the Securities -- Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

PAYMENTS OF INTEREST AND PRINCIPAL

           Interest on the principal balances of the classes of the Notes will accrue during each Interest Accrual Period at the respective per annum Interest Rates and will be payable to the Noteholders monthly on each related Distribution Date commencing ______________, 199__. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

           On each Distribution Date, the Principal Distribution for the related Collection Period will be paid to the Noteholders applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then second, to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero and then third, to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero. In addition, the outstanding principal balance of the Notes of any class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such class. The actual date on which the aggregate outstanding principal balance of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such class, depending on a variety of factors.

           The "PRINCIPAL DISTRIBUTION" on any Distribution Date is the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Distribution Date immediately on or following the last day of the Funding Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "AGGREGATE SCHEDULED BALANCE DECLINE" for any Distribution Date will be the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled

Balance of such Contracts as of the end of the related Collection Period (excluding any Contracts added as Subsequent Contracts during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer
Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "AGGREGATE SCHEDULED BALANCE" of the Contracts is the sum of the Scheduled Balances of each Contract. The "SCHEDULED BALANCE" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "MONTHLY P&I") on or prior to the date of calculation that is allocable to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "LIQUIDATED CONTRACT" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

           The Monthly P&I for a Contract due on each Due Date is substantially equal for the term of the Contract. The Scheduled Balance of each Contract as of the Cut-Off Date, which will be treated as being equal to the Cut-Off Date Scheduled Balance, will be set forth in a schedule to the Agreement. The yield of each Contract (using the Recomputed Yield for Rule of 78's Contracts) will at least equal ____%.

           At the issuance of the Notes, the initial aggregate principal amount of the Notes will be approximately equal to the sum of the Aggregate Scheduled Balance of all the Initial Contracts as of the Cut-Off Date plus the Prefunded Amount.

           In addition, on each Distribution Date through the Accelerated Principal Termination Date, the Accelerated Principal Distribution for such Distribution Date will be applied to make payments on the Class A-1 Notes until the aggregate principal balance thereof is reduced to zero. The "ACCELERATED PRINCIPAL DISTRIBUTION" with respect to a Distribution Date will equal the lesser of (i) the sum of (x) the excess, if any, of the Available Funds with respect to such Distribution Date over the amounts payable on such Payment Date pursuant to clauses (i)-(vii) under "Description of the Transfer and Servicing Agreements -- Distributions" herein plus (y) amounts, if any, available from the Spread Account (as defined herein) in accordance with the Insurance Agreement and (ii) the excess, if any, of (x) the product of (I) ___% and (II) the sum of the Pool Balance and the Pre-Funded Amount as of the end of the preceding Collection Period (such product, the "REQUIRED NOTE BALANCE" with respect to such Distribution Date) over (y) the aggregate principal balance of the Notes on such Distribution Date, after giving effect to the payments made pursuant to clauses (i)-(v) under "Description of the Transfer and Servicing Agreements -- Distributions" herein (the "PRO FORMA NOTE BALANCE" with respect to such Distribution Date). The requirement to pay Accelerated Principal Distributions will terminate on the "ACCELERATED PAYMENT TERMINATION DATE," which is the later to occur of (i) the first Distribution Date on which the related Pro Forma Note Balance equals the related Required Note Balance and (ii) the Distribution Date on which aggregate principal balance of the Class A-1 Notes is reduced to zero. The Insurer will not guarantee payment of Accelerated Principal Distributions.

           Unless and until Definitive Notes have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the Business Day prior to such Distribution Date. If Definitive Notes are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Note will be made only upon presentation and surrender of such Note on or after the Final Distribution Date with respect to the applicable class of Notes (or such earlier termination date as is provided by the Agreement) at the office or agency of the Trustee maintained for that purpose.

THE PREFUNDING ACCOUNT; MANDATORY PARTIAL REDEMPTION OF THE NOTES

           The Prefunding Account. The Servicer will establish an account in the name of the Indenture Trustee for the benefit of the Noteholders into which the Prefunded Amount (which equals $__________, or approximately __% of the Original Pool Balance) will be deposited on the Closing Date from the net proceeds received from the sale of the Notes and from which monies will be released during the Funding Period to purchase Subsequent Contracts from the Seller (the "PREFUNDING ACCOUNT"). The Funding Period will be the period from the Closing Date until the earliest to occur of (i) the date on which the Prefunded Amount is less than $_____, (ii) the date on which an Indenture Event of Default occurs, or (iii) the close of business on ________, 199__.

           The Prefunding Account will be an Eligible Account. An "ELIGIBLE ACCOUNT" is (i) a trust account that is either (a) maintained by the Indenture Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer. The Prefunding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Contracts. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account as of the end of the Funding Period will be payable as described below as prepayment of principal to the Noteholders. Monies on deposit in the Prefunding Account may be invested in Eligible Investments in the manner described in the Agreement. Earnings on investment of funds in the Prefunding Account will be used, together with the Capitalized Interest Amount, to pay interest on the portion of the Notes relating to the Prefunding Account. The Trust will not be required to register under the Investment Company Act of 1940.

           Upon each conveyance of Subsequent Contracts on each Subsequent Transfer Date to the Trust, an amount equal to the purchase price paid by the Seller to Onyx and any Selling Subsidiary for such Subsequent Contracts on the related Subsequent Transfer Date will be released from the Prefunding Account and paid to the Seller.

           Mandatory Partial Redemption of the Notes. The Notes will be subject to partial Mandatory Partial Redemption on the Distribution Date immediately at or succeeding the date on which the Funding Period ends, to the extent that any portion of the Prefunded Amount, exclusive of any investment earnings thereon, remains on deposit in the Prefunding Account after giving effect to the purchase by the Seller and conveyance to the Trust of any Subsequent Contracts on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

           Upon the occurrence of a Mandatory Partial Redemption, the aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes) of the Prefunded Amount remaining at the end of the Funding Period (such class's "NOTE REDEMPTION AMOUNT"); provided, that if the remaining Prefunded Amount is $________ or less, such amount will be applied exclusively to reduce the outstanding original balance of the class of Notes then entitled to receive distributions of principal. It is anticipated that the aggregate principal amount of Subsequent Contracts purchased by the Trust and delivered to the Indenture Trustee during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Noteholders.

OPTIONAL REDEMPTION

           In order to avoid excessive administrative expense, the Seller or the Servicer is permitted at its option to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) has declined to __% or less of the Original Pool Balance at a price equal to the greater of (i) the sum of (x) the Aggregate Scheduled Balance of such Contracts on the date of repurchase plus (y) accrued interest on such Contracts and (ii) the sum of (x) the unpaid principal amount of the Class A-3 Notes, plus (y) accrued and unpaid interest thereon, plus (z) all amounts due to the Insurer under the Insurance Agreement. The Class A-3 Notes, to the extent still outstanding, will be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer, or any successor to the Servicer, exercises its option to purchase the remaining Contracts. The Trustee will give written notice of termination to each Noteholder of record. The final payment to any such Noteholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to a charity designated by the Servicer.

INDENTURE EVENTS OF DEFAULT

           Unless an Insurer Default shall have occurred and be continuing, "INDENTURE EVENTS OF DEFAULT" under the Indenture will consist of those events defined in the Insurance and Reimbursement Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Indenture Event of Default only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Indenture Event of Default. "INSURANCE AGREEMENT INDENTURE CROSS DEFAULTS" consist of: (i) a demand for payment being made under the Financial Guarantee Insurance Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Servicer Report Date with respect to any Distribution Date, the Available Funds (as defined herein) with respect to such Distribution Date, plus amounts available from the Spread Account (as defined herein) in accordance with the Insurance Agreement are less than the sum of the amounts described in clauses (i)-(vi) under "Description of the Transfer and Serving Agreements-- Distributions" herein for such Distribution Date; and (v) any failure of the Trust to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

           Upon the occurrence of an Indenture Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture Event of Default as the Insurer, in its sole discretion, shall elect. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Indenture Event of Default arose from a claim being made on the Financial Guarantee Insurance Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Indenture Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Financial Guarantee Insurance Policy for any shortfalls in amounts available to make required payments on the Notes. Following any Indenture Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "Description of the Notes -- The Financial Guarantee Insurance Policy" herein.

           "INSURER DEFAULT" shall mean the occurrence and continuance of any of the following events:

           (a) the Insurer shall have failed to make a payment required under the Financial Guarantee Insurance Policy in accordance with its terms;

           (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

           (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

CAPITALIZED INTEREST ACCOUNT

           Pursuant to the Indenture, the Seller will be obligated to pay the Capitalized Interest Amount, if any, on or before five business days prior to each Distribution Date, ending with the _______, 199_ Distribution Date, for the purpose of covering the shortfall between interest payable on the portion of the Notes represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent Contracts. Payments of the Capitalized Interest Amounts will be secured by funds on deposit in a segregated trust deposit account (the "CAPITALIZED INTEREST ACCOUNT") established in the name of the Indenture Trustee. The Capitalized Interest Account will be an Eligible Account. Monies on deposit in the Capitalized Interest Account may be invested in Eligible Investments in the manner described in the Indenture.

           The amount required to be deposited in such Capitalized Interest Account on the Closing Date will be the maximum aggregate Capitalized Interest Amounts that may become owing under the Indenture, assuming that, with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are acquired. The "CAPITALIZED INTEREST AMOUNT," with respect to any Distribution Date for any Collection Period up through the last Collection Period in the Funding Period, is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding Account as of the first day of such Collection Period at the weighted average Interest Rate of the Notes plus (b) one-twelfth of the premium for the Financial Guarantee Insurance Policy on the Prefunded Amount minus (c) the earnings received by the Indenture Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account. On each Subsequent Closing Date, an amount will be released to the Seller from the Capitalized Interest Account so that the amount remaining in the account after such release will equal the maximum Capitalized Interest Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust. Any amounts remaining on deposit in the Capitalized Interest Account after giving effect to the payment on the Notes on the ________, 199__ Distribution Date will be released to the Seller on such date.

THE FINANCIAL GUARANTEE INSURANCE POLICY

           If on any Servicer Report Date with respect to any Distribution Date the Available Funds with respect to such Distribution Date are less than the sum of the Servicing Fee, accrued interest with respect to each class of Notes and the Principal Distribution for such Distribution Date, the Indenture Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy shall demand payment under the Financial Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Indenture Trustee for credit to the Collection Account. The Indenture Trustee shall withdraw from the Collection Account and shall pay such amount to the Noteholders on the related Distribution Date.

           If on the Business Day preceding the Final Scheduled Distribution Date for any class of Notes, any principal amount of such class of Notes is still outstanding, then the Indenture Trustee shall demand payment on the Financial Guarantee Insurance Policy in an amount equal to the amount by which the outstanding principal amount of such class of Notes, plus interest thereon at the Interest Rate applicable to such class, exceeds the amount that will be deposited in the Collection Account and will be available to make payments of interest and principal on each class of Notes on such Final Scheduled Distribution Date. The Insurer shall pay or cause to be paid such amount to the Indenture Trustee pursuant to the Indenture Trustee's instructions for credit to the Collection Account and on the applicable Final Scheduled Distribution Date, the Indenture Trustee shall withdraw from the Collection Account and shall pay such amount to the Noteholders of the applicable class.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

           The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE CONTRACTS

           At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Initial Contracts and the proceeds thereof, including its security interests in the Initial Financed Vehicles. Concurrently with the sale and assignment of the Initial Contracts, the Seller will sell and assign to the Trust, against payment therefor from the Prefunded Amount, all of the Seller's interest in the Subsequent Contracts thereafter created and delivered to the Trust. Each Initial Contract will be identified in a schedule appearing as an exhibit to the Agreement. Concurrently with such sale and assignment, the Trust will pledge the assets acquired by it to the Indenture Trustee pursuant to the Indenture, and the Indenture Trustee will execute, authenticate and deliver the definitive certificates representing the Notes to the Underwriters against payment to the Seller of the net purchase price of the sale of the Notes. Pursuant to the applicable respective Purchase Agreements, prior to sale of the Initial Contracts to the Trust and the issuance of the Notes, Onyx and each Selling Subsidiary will sell and assign to the Seller Onyx's and such Selling Subsidiaries' entire interest in the Initial Contracts. The Trustee will pledge its rights under the Agreement to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee.

           During the Funding Period, pursuant to the applicable Purchase Agreement, Onyx and/or one or more Selling Subsidiaries will sell and the Seller will purchase, Subsequent Contracts. On each Subsequent Transfer Date, Onyx and/or one or more Selling Subsidiaries will sell and assign to the Seller, without recourse, its entire right, title and interest in and to Subsequent Contracts, including its security interest in the Subsequent Financed Vehicles. The purchase price to be paid to Onyx or any such Selling Subsidiary for each Subsequent Contract will equal the principal balance thereof as of the related Subsequent Transfer Date. Pursuant to the Agreement, the Seller will in turn sell the Subsequent Contracts to the Trust and pursuant to the Indenture, the Trust will in turn pledge the Subsequent Contracts to the Indenture Trustee. Each Subsequent Contract will be sold to the Trust within two Business Days of its acquisition by Onyx. In connection with each purchase of Subsequent Contracts, the Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Onyx or any such Selling Subsidiary for such Subsequent Contracts, which purchase price will be paid from monies on deposit in the Prefunding Account. Each Subsequent Contract delivered to the Trust on each Subsequent Transfer Date will be accompanied by a certificate of the Seller (a "TRANSFER CERTIFICATE") setting forth the aggregate principal balance of the related Subsequent Contracts, the aggregate principal balance of the Subsequent Contracts delivered to the Trust during the Funding Period up to and including such Subsequent Transfer Date and an affirmation of the representations and warranties set forth in the Agreement with respect to the Seller and such Subsequent Contracts. Upon the conveyance of Subsequent Contracts to the Trust and the pledge thereof to the Indenture Trustee on a Subsequent Transfer Date, the Pool Balance will increase in an amount equal to the aggregate Cut-Off Date Scheduled Balance of such Subsequent Contracts as of the related Subsequent Transfer Date.

           Each conveyance of Subsequent Contracts will be subject to the following conditions, among others: (i) such Subsequent Contracts must satisfy the Eligibility Requirements; (ii) such Subsequent Contracts were not selected by Onyx or the Seller in a manner that either believes is adverse to the interests of the Noteholders or the Insurer; (iii) the weighted average APR of the Contracts (after giving effect to the purchase of the related Subsequent Contracts) is not less than ____%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date will not be greater than __ months; and (v) the Seller and the Owner Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of the Notes.

           On the Business Day preceding each Distribution Date during and immediately following the Funding Period (each such date a "SUBSEQUENT CLOSING DATE") UCC-1 financing statements will be filed naming the Seller as seller and the Indenture Trustee as the purchaser with respect to the Subsequent Contracts delivered to the Owner Trustee since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing Date) and all legal opinions, officers' certificates and other documentation necessary with respect to the Subsequent Contracts delivered to the Indenture Trustee since the preceding Subsequent Closing Date (or the Closing Date, as the case may be) will be executed and delivered. Failure to comply with any of the conditions set forth in the Agreement with respect to a Subsequent Closing Date will be deemed to be a breach of a representation and warranty with respect to the Subsequent Contracts to which such Subsequent Closing Date relates and accordingly the Seller will be obligated to repurchase such Subsequent Contracts from the Trust as described below.

           Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

DISTRIBUTIONS

           Subject to the last sentence of this paragraph, payments on the Notes generally will be made on each Distribution Date by the Indenture Trustee out of net collections on the Contracts (exclusive of amounts representing payments due in the Collection Period in which such Distribution Date occurs and any future Collection Periods) for the Collection Period preceding such Distribution Date plus amounts payable from the Payahead Account, the Prefunding Account and the Capitalized Interest Account (collectively, the "AVAILABLE FUNDS"). On or prior to each Distribution Date, the Servicer is required to instruct the Indenture Trustee to make the following payments in the following order of priority (provided, however, that any portion of the Prefunded Amount to be applied to make a Mandatory Partial Redemption shall be applied exclusively to make such Mandatory Partial Redemption as described under "Description of the Notes -- The Prefunding Account; Mandatory Partial Redemption of the Notes" herein):

           (i)        from the Available Funds, to the Servicer, the Servicing
                      Fee;

           (ii) from the Available Funds, to the holders of each class of Notes, the interest accrued on each class of Notes during the related Collection Period, on a pro rata basis based on the interest accrued on each class of Notes;

           (iii) from the Available Funds, to the holders of Class A-1 Notes, the Principal Distribution, until the aggregate principal balance of the Class A-1 Notes is reduced to zero;

           (iv) from the Available Funds, to the holders of Class A-2 Notes, the remaining Principal Distribution (after giving effect to the payment to the holders of Class A-1 Notes described in clause (iii) above), until the aggregate principal balance of the Class A-2 Notes is reduced to zero;

           (v) from the Available Funds, to the holders of Class A-3 Notes, the remaining Principal Distribution (after giving effect to the payment to the holders of Class A-1 Notes and Class A-2 Notes described in clauses (iii) and (iv) above), until the aggregate principal balance of the Class A-3 Notes is reduced to zero;

           (vi) from the Available Funds, to the Insurer, any amounts owing to the Insurer under the Insurance Agreement;

           (vii) from the Available Funds, to a spread account established pursuant to the Insurance Agreement (the "SPREAD ACCOUNT"), the amount, if any, required to increase the amount therein to its required level;

           (viii) on each Distribution Date through the Accelerated Principal Termination Date, from the Available Funds and together with amounts, if any, available from the Spread Account to make such payment in accordance with the Insurance Agreement, to the holders of the Class A-1 Notes, the Accelerated Principal Distribution, until the aggregate principal balance of the Class A-1 Notes is reduced to zero; and

           (ix) any remaining amount of Available Funds to, the Spread Account to be applied in accordance with the Insurance Agreement, which provides that to the extent funds are not required to reimburse the Insurer for draws on the Financial Guarantee Insurance Policy, to satisfy obligations owing to the Insurer or to reserve against the possibility of future draws, amounts remaining shall be released to the beneficiaries of the Trust.

If the Notes are accelerated following an Indenture Event of Default under the Indenture, amounts collected will be applied first, to pay any unpaid Servicing Fee; second, to pay accrued interest on each class of Notes on a pro rata basis based on the interest accrued on each class of Notes; third, to pay principal on each class of Notes, on a pro rata basis based on the aggregate principal balance of each class of Notes, until the aggregate principal balance of each class of Notes is reduced to zero; and fourth, to the Spread Account, to be applied in accordance with the Insurance Agreement.

           Any amounts distributed pursuant to clause (vii) of the second preceding paragraph will not be available to make payments to the Noteholders on the current or any future Distribution Date. Under the Financial Guarantee Insurance Policy, the Insurer is obligated to provide for payment to the Indenture Trustee on each Distribution Date of the amount, if any, by which Available Funds with respect to such Distribution Date are less than the sum of the Servicing Fee, accrued interest with respect to each class of Notes and the Principal Distribution for such Distribution Date. In addition, on the Final Scheduled Distribution Date with respect to each class of Notes, to the extent the amount that will be on deposit in the Collection Account and will be available to make payments of interest and principal on such class of Notes is less than all remaining unpaid interest and principal on the Notes, the Insurer is obligated to pay under the Financial Guarantee Insurance Policy or cause to be paid the amount of such shortfall. See "Description of the Notes -- Payments of Interest" and "--Payments of Principal" herein.

SERVICING FEE

           The Servicer will be entitled to compensation for the performance of its obligations under the Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount equal to the product of one-twelfth of ____% per annum (the "SERVICING FEE RATE") multiplied by the Pool Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

           The Sale and Servicing Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the Contracts. The Servicer, consistent with the foregoing, will be permitted, in its discretion, to waive certain changes and grant extensions as described under "Description of the Transfer and Servicing Agreements - Waivers and Extensions" in the Prospectus. The maturity date of a Contract, however, may not be extended more than ____ days past the originally scheduled maturity date, and in no event beyond the Class A-3 Final Scheduled Distribution Date.


                           DESCRIPTION OF THE INSURER

           The following information with respect to the Insurer has been furnished by the Insurer and none of Onyx, the Seller or the Underwriters have made any independent investigation of such information.

           The Insurer is domiciled in the State of _______ and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the

Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. State laws regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

           As of December 31, 199_ the Insurer had admitted assets of $______ (audited), total liabilities of $______ (audited), and total capital and surplus of $_______ (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of September 30, 199_, the Insurer had admitted assets of $_____ billion (unaudited), total liabilities of $________ (unaudited), and total capital and surplus of $________ (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

           Furthermore, copies of the Insurer's year end financial statements prepared in accordance with statutory accounting practices are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is ___________________. The telephone number of the Insurer is __________.

           The Financial Guarantee Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

           Moody's rates the claims paying ability of the Insurer "____." ___________ rates the claims paying ability of the Insurer "____." Each such rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

           The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

           Audited financial statements of the Insurer as of December 31, 199__ and 199__ and for each of the three years in the period ended December 31, 199__ are included in this Prospectus Supplement beginning at F-1. Unaudited financial statements of the Insurer for the nine-month periods ended September 30, 199_ and September 30, 199_ are included in this Prospectus beginning at F-__. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Insurer.

STATEMENTS TO NOTEHOLDERS

           On each Distribution Date, the Indenture Trustee will include with each distribution to each Noteholder the Distribution Date Statement setting forth for such Distribution Date the information described under "Description of the Securities -- Statements to Securityholders" in the Prospectus and the following information:

           (i) during the Funding Period, the Aggregate Scheduled Balance of Subsequent Contracts transferred to the Trust during such Collection Period;

           (ii) during the Funding Period, the remaining amount on deposit, if any, in the Prefunding Account, after giving effect to (i) above;

           (iii) at the end of the Funding Period, the amount of the Mandatory Partial Redemption; and

           (iv) the amount, if any, required from the Insurer pursuant to the Financial Guarantee Insurance Policy to pay any shortfall in the amount available in the Collection Account for payment.

CERTAIN MATTERS RELATING TO INSURER

           Notwithstanding any provision in the Prospectus to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under the Agreement or the Indenture, to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer or the Indenture Trustee pursuant to the terms of the Agreement or the Indenture, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer, the Indenture Trustee or the Noteholders; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Agreement or the Indenture.

                              ERISA CONSIDERATIONS

           Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"). A fiduciary of a Benefit Plan must determine that the purchase of a
Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

           The Notes may not be purchased with the assets of a Benefit Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (ii) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Plan.


                                  UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement dated _________, 199__ (the "UNDERWRITING AGREEMENT") between the Seller and the Underwriters named below (the "UNDERWRITERS"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name in the table below:


                                               PRINCIPAL                    PRINCIPAL                  PRINCIPAL
                                               AMOUNT OF                    AMOUNT OF                  AMOUNT OF
               UNDERWRITER                  CLASS A-1 NOTES              CLASS A-2 NOTES            CLASS A-3 NOTES
               -----------                  ---------------              ---------------            ---------------
                                     $                              $                          $
                                     $                              $                          $
     Total.......................    $                              $                          $
                                     =================              ==================         =====================

           The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of ___% of the denominations of the Notes per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed. The Underwriters are obligated to purchase and pay for all of the Notes if any Notes are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Notes.

           The Seller and Onyx have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

                                  LEGAL MATTERS

           Certain matters with respect to the legality of the Notes and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus will be passed upon for the Seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the Notes will be passed upon for the Underwriters by ___________________________. Certain legal matters relating to the Financial Guarantee Insurance Policy will be passed upon for the Insurer by _________________________.


                                     EXPERTS

           The consolidated financial statements of _____________________ and subsidiaries as of December 31, 199_ and 199_ and for each of the years in the three-year period ended December 31, 199_ are included herein beginning on page F-1 and have been audited by _____________, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                 INDEX OF TERMS

"Accelerated Principal Distribution"...........................................................................S-4, S-20
"Aggregate Scheduled Balance Decline"..........................................................................S-3, S-19
"Aggregate Scheduled Balance"..................................................................................S-3, S-20
"Agreement" .........................................................................................................S-8
"Available Funds" ..................................................................................................S-25
"Benefit Plan" .....................................................................................................S-28
"Business Day" ......................................................................................................S-2
"Capitalized Interest Account".................................................................................S-7, S-23
"Cede" .............................................................................................................S-10
"Class A-1 Notes" .....................................................................................................i
"Class A-1 Rate" ....................................................................................................S-3
"Class A-2 Final Scheduled Distribution Date"........................................................................S-2
"Class A-2 Notes" .....................................................................................................i
"Class A-2 Rate" ....................................................................................................S-3
"Class A-3 Final Scheduled Distribution Date"........................................................................S-2
"Class A-3 Notes" ....................................................................................................ii
"Class A-3 Rate" ....................................................................................................S-3
"Closing Date" ......................................................................................................S-5
"Code" .............................................................................................................S-28
"Collection Period" ................................................................................................ S-2
"Commission" ........................................................................................................iii
"Company" ...........................................................................................................S-1
"Contracts" .....................................................................................................ii, S-2
"Cut-Off Date" .....................................................................................................S-ii
"Defaulted Contract" ..........................................................................................S-4, S-20
"Distribution Date" .............................................................................................ii, S-2
"DTC" ...........................................................................................................i, S-10
"Eligibility Requirements"..........................................................................................S-16
"Eligible Account" .................................................................................................S-21
"ERISA" .............................................................................................................S-9
"Exchange Act" ......................................................................................................iii
"Final Scheduled Distribution Date"..................................................................................S-3
"Financed Vehicles" .............................................................................................ii, S-2
"Financial Guarantee Insurance Policy"...........................................................................ii, S-2
"Funding Period" ....................................................................................................S-5
"Indenture Events of Default"..................................................................................S-6, S-22
"Indenture Trustee" .................................................................................................S-1
"Indenture" .........................................................................................................S-1
"Initial Contracts" .................................................................................................S-1
"Initial Financed Vehicles"..........................................................................................S-1
"Initial Pool Balance"...............................................................................................S-5
"Insurance Agreement Indenture Cross Defaults"......................................................................S-22
"Insurance Agreement"................................................................................................S-7
"Insurer Default" ..................................................................................................S-22
"Insurer" .......................................................................................................ii, S-2
"Interest Accrual Period"............................................................................................S-3
"Interest Rates" ....................................................................................................S-3
"Issuer" ............................................................................................................S-1
"Liquidated Contract"..........................................................................................S-4, S-20
"Mandatory Partial Redemption".......................................................................................S-6
"Mandatory Redemption Date"..........................................................................................S-6
"Monthly P&I" .................................................................................................S-4, S-20
"Motor Vehicle Contracts"...........................................................................................S-14
"Note Owner" .................................................................................................S-10, S-19
"Note Redemption Amount".......................................................................................S-6, S-21
"Notes" .........................................................................................................ii, S-1
"Obligor" ..........................................................................................................S-12

"Onyx" ...................................................................................................ii, S-1
"Original Pool Balance".......................................................................................S-5
"Owner Trustee"............................................................................................i, S-1
"Payaheads"...................................................................................................S-9
"Prefunded Amount"............................................................................................S-5
"Prefunding Account" ...................................................................................S-2, S-21
"Principal Distribution"................................................................................S-3, S-19
"Pro Forma Note Balance"................................................................................S-4, S-20
"Record Date" .............................................................................................. S-20
"Required Note Balance".................................................................................S-4, S-20
"Rule of 78's Contracts"................................................................................S-8, S-16
"Scheduled Balance" ....................................................................................S-4, S-20
"Seller" ..................................................................................................i, S-1
"Selling Subsidiary" ........................................................................................S-16
"Servicer Report Date"........................................................................................S-7
"Servicer" ....................................................................................................ii
"Servicing Fee Rate" ...................................................................................S-8, S-26
"Servicing Fee" ..............................................................................................S-8
"Simple Interest Contracts".............................................................................S-8, S-16
"Spread Account" ............................................................................................S-25
"Subsequent Closing Date"...............................................................................S-8, S-25
"Subsequent Contracts"....................................................................................ii, S-2
"Subsequent Financed Vehicles"............................................................................ii, S-2
"Subsequent Transfer Date"....................................................................................S-2
"Tax Counsel" ................................................................................................S-9
"Transfer and Servicing Agreements"..........................................................................S-24
"Transfer Certificate".......................................................................................S-24
"Trust Agreement" ............................................................................................S-1
"Trust Property" .............................................................................................S-1
"Trust" ...................................................................................................i, S-1
"Underwriters" ..............................................................................................S-28
"Underwriting Agreement".....................................................................................S-28

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED APRIL 28, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 1998)

LOGO
                                  $____________

                      ONYX ACCEPTANCE GRANTOR TRUST 199_-_
            ____% AUTO LOAN PASS-THROUGH CERTIFICATES, SERIES 199_-_
                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller
                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer


           The ____% Auto Loan Pass-Through Certificates (the "CERTIFICATES") will represent undivided fractional interests in the Onyx Acceptance Grantor Trust 199_-_ (the "TRUST") to be formed by Onyx Acceptance Financial Corporation (the "SELLER"), a wholly-owned, limited purpose finance subsidiary of Onyx Acceptance Corporation ("ONYX"). The Trust property will include a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "CONTRACTS") secured by new and used automobiles and light-duty trucks (the "FINANCED VEHICLES"), certain monies due under certain Contracts on or after _____, 199_ (the "CUT-OFF DATE"), security interests in the Financed Vehicles, the benefits of a financial guarantee insurance policy (the "FINANCIAL GUARANTEE INSURANCE POLICY") issued by _______________ (the "INSURER"), amounts on deposit in the Prefunding Account described herein, a security interest in amounts on deposit in the Capitalized Interest Account described herein, and certain other property, all as more fully described herein. The initial Aggregate Scheduled Balance (as defined herein) of the Initial Contracts as of the Cut-Off Date was $__________. From time to time on or before _______, 199_, the Prefunded Amount will be used for purchase by the Trust of additional Rule of 78's and Simple Interest Method contracts (the "SUBSEQUENT CONTRACTS" and together with the Initial Contracts, the "CONTRACTS") secured by new and used automobiles and light duty trucks (the "SUBSEQUENT FINANCED VEHICLES" and, together with the Initial Financed Vehicles, the "FINANCED VEHICLES"). Onyx will act as servicer of the Contracts (the "SERVICER").

                                                        (continued on next page)

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-10 HEREOF AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

                     THE CERTIFICATES REPRESENT INTERESTS IN
                        THE TRUST AND ARE NOT INSURED OR
                    GUARANTEED BY THE SELLER, ONYX OR ANY OF
                          THEIR RESPECTIVE AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================
                                                 PRICE TO                 UNDERWRITING            PROCEEDS TO THE
                                                PUBLIC(1)                   DISCOUNT                SELLER(1)(2)
----------------------------------------------------------------------------------------------------------------
Per Certificate.......................            ____%                       ____%                    ____%
Total.................................           $_______                    $______                  $_______
================================================================================================================

(1) Plus accrued interest, if any, calculated from _____, 199_.

(2) Before deducting expenses payable by the Seller estimated to be $______.


           The Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form, on or about _______, 199_, through the facilities of The Depository Trust Company ("DTC").

                                 [UNDERWRITERS]

            The date of this Prospectus Supplement is ______, 199_.

(continued from previous page)

           Interest on the Certificates at the Pass-Through Rate of ____% per annum (each, an "INTEREST DISTRIBUTION"), will be distributed to the Certificateholders on the 15th day of each month (or, if the 15th day is not a Business Day, the following Business Day) (each, a "DISTRIBUTION DATE") commencing _____ 15, 199_ and ending on _____ 15, 200_ (the "FINAL DISTRIBUTION DATE"). Payments of principal, as well as the principal balance of liquidated contracts and contracts repurchased by the Seller and purchased by the Servicer (the "PRINCIPAL DISTRIBUTION"), will be distributed to Certificateholders on each Distribution Date as described herein. In addition, the Principal Distribution on the Distribution Date immediately following the end of the Funding Period, which shall occur on or before _______, 199__, will include any portion of the Prefunded Amount remaining on deposit in the Prefunding Account.

           It is a condition of issuance that the Certificates be rated in the highest category by two nationally recognized rating agencies. Such ratings will be based primarily on the issuance of the Financial Guarantee Insurance Policy by the Insurer. Under the Financial Guarantee Insurance Policy, the Insurer has unconditionally and irrevocably guaranteed payment of the Interest Distribution and the Principal Distribution on each Distribution Date, including the Final Distribution Date. See "The Certificates and the Agreement -- The Financial Guarantee Insurance Policy" herein.

           THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

           CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF PENALTY BIDS, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                              AVAILABLE INFORMATION

           The Seller, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "COMMISSION") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and the Trust, and the address is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding the Trust, including the Distribution Date Statement which will be furnished monthly to Certificateholders as described under "Reports to Certificateholders" below. Reports on Form 8-K and Form 10-K will not be filed for any period which ends after _________, 199_; however, the Certificateholders will continue to receive the Distribution Date Statement monthly, as described below.

                          REPORTS TO CERTIFICATEHOLDERS

           Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein and in the Prospectus), the unaudited monthly and annual reports concerning the Trust which are described in the Prospectus under "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus and are prepared by the Servicer, will be sent by the Trustee only to Cede & Co. as the nominee of DTC and the registered holder of the Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. These reports may be obtained by Certificate Owners by a request in writing to the Trustee. See "Description of the Securities -- Book-Entry Registration" in the Prospectus. None of the Seller, the Servicer or the Insurer intends to send any of its financial reports to the Certificateholders.

                                SUMMARY OF TERMS

           The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus. See the Index of Terms for the location herein of the definitions of certain capitalized terms or, to the extent not defined herein, the definition assigned to such terms in the Prospectus. An investment in the Certificates involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein and in the Prospectus in considering an investment in the Certificates.

ISSUER.....................    Onyx Acceptance Grantor Trust 199_-_ (the
                               "TRUST"), to be formed by Onyx Acceptance
                               Financial Corporation (the "SELLER") pursuant to the Pooling and Servicing Agreement, to be dated as of ______, 199_ (the "AGREEMENT"), among the Seller, Onyx Acceptance Corporation (the
                               "SERVICER") and ___________ (the "TRUSTEE").

SELLER.....................    Onyx Acceptance Financial Corporation (the
                               "SELLER"), a wholly- owned, limited purpose subsidiary of Onyx Acceptance Corporation
                               ("ONYX").

SERVICER...................    Onyx.  See "The Servicer" in the Prospectus.

TRUSTEE....................    ____________________.


THE CERTIFICATES...........    ____% Auto Loan Pass-Through Certificates, Series
                               199_-_ (the "CERTIFICATES") representing fractional undivided interests in the Trust. The
                               Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates and the Agreement
                               - General" herein.

INITIAL CERTIFICATE
BALANCE....................    The initial principal balance of the Certificates
                               is approximately equal to $_________, the aggregate principal balance of the Initial
                               Contracts as of the Cut-Off Date calculated in accordance with the Rule of 78's or Simple
                               Interest Method, plus the Prefunded Amount. The term "CUT-OFF DATE SCHEDULED BALANCE" means, with respect to each Initial Contract, the principal balance thereof as of the Cut- Off Date and, with respect to each Subsequent Contract, means the principal balance thereof as of the related
                               Subsequent Transfer Date, in each case calculated in accordance with the Rule of 78's or Simple
                               Interest Method. See "The Contracts" herein and in the Prospectus.

TRUST PROPERTY.............    The Trust's assets (the "TRUST PROPERTY") will
                               include: (i) a pool of fixed rate motor vehicle retail installment sales contracts (the "INITIAL
                               CONTRACTS") of which approximately ____% of the Aggregate Scheduled Balance as of the Cut-Off
                               Date are Rule of 78's Contracts and approximately
                               ____% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "INITIAL FINANCED
                               VEHICLES"), (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under such Initial Contracts on or after the Cut-Off Date, (iv) security interests in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial

                               Financed Vehicles or the individual obligors under each related Initial Contract, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the benefits of a financial guarantee insurance policy (the "FINANCIAL GUARANTEE INSURANCE POLICY") issued by ______________ (the "INSURER"), (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, (viii) the benefits under the Capitalized Interest Agreement, dated as of ________, 199_, between the Seller and the Trustee on behalf of the Trust (the "CAPITALIZED INTEREST AGREEMENT"), (ix) funds on deposit in a trust account established for the benefit of the Certificateholders (the "PREFUNDING ACCOUNT") and (x) all proceeds of the foregoing. From time to time during the Funding Period, and as frequently as each Business Day (each such day a "SUBSEQUENT TRANSFER DATE"), the Trust will purchase from the Seller with monies on deposit in the Prefunding Account, additional Rule of 78's and Simple Interest Method contracts (the "SUBSEQUENT CONTRACTS" and, together with the Initial Contracts, the "CONTRACTS") secured by new and used automobile and light-duty trucks (the "SUBSEQUENT FINANCED VEHICLES" and, together with the Initial Financed Vehicles, the "FINANCED VEHICLES"). As of each such Subsequent Transfer Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles, the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors and all proceeds of the foregoing. See "The Trust" herein and "The Trusts" in the Prospectus.

PASS-THROUGH RATE..........    ____% per annum, payable monthly at one-twelfth
                               the annual rate and calculated on the basis of a 360-day year of twelve 30-day months.

DISTRIBUTION DATE..........    The 15th day of each month (or, if such day is
                               not a Business Day, the next succeeding Business
                               Day) commencing ______ 15, 199_ (each a
                               "DISTRIBUTION DATE"). A "BUSINESS DAY" is a day other than a Saturday, Sunday or other day on which commercial banks located in California or New York are authorized or obligated to be closed.

FINAL DISTRIBUTION DATE....    ________, 200_.

INTEREST DISTRIBUTION......    On each Distribution Date, monthly interest (the
                               "INTEREST DISTRIBUTION") in an amount equal to the product of one-twelfth of the Pass-Through
                               Rate and the Pool Balance as of the end of the Collection Period preceding the related
                               Collection Period will be distributed on a pro rata basis to the Certificateholders of record as of the related Record Date; provided that the Interest Distribution with respect to the first
                               Distribution Date will include an additional
                               $____ per $1,000 of initial principal balance of the Certificates. The "POOL BALANCE" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer, plus the amount, if any, remaining on deposit in the Prefunding Account on such date
                               (excluding any investment earnings thereon).
                               Interest will be paid (i) to the extent of the portion of the Pool Balance represented by Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, and (ii) to the extent of the portion of the Pool Balance represented by the Prefunded Amount from investment earnings thereon, and from payments under the Capitalized
                               Interest Agreement. A "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts (as defined below) the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution
                               Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "COLLECTION
                               PERIOD" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest" herein.

PRINCIPAL DISTRIBUTION.....    On each Distribution Date, the Principal
                               Distribution for the related Collection Period will be passed through to the Certificateholders.
                               The "PRINCIPAL DISTRIBUTION" on any Distribution
                               Date is the Aggregate Scheduled Balance Decline
                               (as defined below) for such Distribution Date and, with respect to the Distribution Date immediately following the end of the Funding
                               Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account.
                               The Principal Distribution on the Final
                               Distribution Date will include the Aggregate
                               Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date.
                               The "AGGREGATE SCHEDULED BALANCE DECLINE" for any
                               Distribution Date is the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related
                               Collection Period exceeds the Aggregate Scheduled
                               Balance of such Contracts as of the end of the related Collection Period (excluding any
                               Subsequent Contracts added during the related
                               Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent
                               Contracts (determined as of each related
                               Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Subsequent Contracts as of the end of the related
                               Collection Period. The "AGGREGATE SCHEDULED
                               BALANCE" of the Contracts is the sum of the Scheduled Balance of each Contract. The
                               "SCHEDULED BALANCE" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled
                               Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "MONTHLY P&I") on or prior to the date of calculation that is allocated to principal under the Recomputed
                               Actuarial Method. The Scheduled Balance of a
                               Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such
                               Contract reduced by the portion of

                               Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "LIQUIDATED CONTRACT" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract and with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced. See "The Contracts" herein and in the Prospectus and "The Certificates and the Agreement -- Distributions of Principal and Interest" herein.

THE PREFUNDING ACCOUNT.....    The Prefunding Account will be maintained in the
                               name of the Trustee for the benefit of the Certificateholders and is designed solely to hold funds to be applied by the Trustee during the Funding Period (as defined herein) to pay to the Seller, on behalf of the Trust, the purchase price for Subsequent Contracts. Monies on deposit in the Prefunding Account will not be available to cover losses on the Contracts, except as described under "Mandatory Partial Prepayment" below, to make distributions with respect to the Certificates. Interest on the portion of the Certificate Balance represented by the Prefunded
                               Amount will be payable from earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account and from payments made under the Capitalized Interest
                               Agreement, and will not be payable from
                               collections on the Contracts.

                               The Prefunding Account will be created with an initial deposit by the Seller of $__________ (the "PREFUNDED AMOUNT"). The "FUNDING PERIOD" will be the period from the date the Certificates are issued (the "CLOSING DATE") until the earliest to occur of (i) the date on which the remaining Prefunded Amount is less than $______, (ii) the date on which an Event of Default occurs or (iii) the close of business on ________, 199_. During the Funding Period, on one or more Subsequent Transfer Dates (as defined herein), the Prefunded Amount will be applied to purchase Subsequent Contracts from the Seller. The Seller expects that the Prefunded Amount will be reduced to less than $_______ by the scheduled end of the Funding Period, although no assurances can be given in this regard. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account at the end of the Funding Period will be payable as principal to Certificateholders on the immediately following Distribution Date.

                               See "The Certificates and the Agreement --
                               General" and "The Certificates and the Agreement -- The Prefunding Account; Mandatory Partial Prepayment of the Certificates" herein.

MANDATORY PARTIAL
 PREPAYMENT................    The Certificates will be prepaid in part on the
                               Distribution Date immediately succeeding the date on which the Funding Period ends in the event that any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Subsequent
                               Contracts sold to the Trust during the Funding
                               Period, including any such acquisition and conveyance on the date on which the Funding
                               Period ends (a "MANDATORY PARTIAL PREPAYMENT").
                               The amount to be distributed to
                               Certificateholders in connection with any
                               Mandatory Partial Prepayment will equal the remaining Prefunded Amount. See "The Certificates and the Agreement-- The Prefunding Account;
                               Mandatory Partial Prepayment of the Certificates" herein.

CAPITALIZED INTEREST
  AGREEMENT................    The Seller will enter into the Capitalized
                               Interest Agreement with the Trustee on behalf of the Trust. The purpose of the Capitalized
                               Interest Agreement is to cover the shortfall between interest distributable on the portion of the Certificate Balance represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent
                               Contracts. The Capitalized Interest Agreement will be in effect from the Closing Date until _________, 199_. The Capitalized Interest
                               Agreement will provide for payment of the Capitalized Interest Amount on or before five business days prior to each Distribution Date, ending with the Distribution Date on _________, 199_. The "CAPITALIZED INTEREST AMOUNT," with respect to any Collection Period is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding
                               Account as of the first day of such Collection
                               Period at the Pass-Through Rate plus (b) one-twelfth of the premium for the Financial
                               Guarantee Insurance Policy on the Prefunded
                               Amount minus (c) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account.

                               The obligation of the Seller to pay the
                               Capitalized Interest Amount will be secured by funds on deposit in a segregated trust account to be maintained for the benefit of the Certificateholders and the Insurer (the "CAPITALIZED INTEREST ACCOUNT"). The amount required to be deposited in the Capitalized Interest Account will initially be equal to the maximum Capitalized Interest Amount that may become owing under the Capitalized Interest Agreement assuming that with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are purchased. On each Subsequent Closing Date, certain amounts shall be released to the Seller from the Capitalized Interest Account with respect to Subsequent Contracts acquired by the Trust on each Subsequent Transfer Date since the preceding Subsequent Closing Date, or the Closing Date, as the case may be. See "The Certificates and the Agreement -- Capitalized Interest Agreement and Capitalized Interest Account" herein.

FINANCIAL GUARANTEE
INSURANCE POLICY...........    On the Closing Date, the Insurer will issue the
                               Financial Guarantee Insurance Policy to the
                               Trustee pursuant to an Insurance and
                               Reimbursement Agreement (the "INSURANCE
                               AGREEMENT"), dated as of ________, 199_, by and among the Insurer, Onyx, the Seller and the Trustee. The Financial Guarantee Insurance Policy is a "SECURITY INSURANCE POLICY" as defined in the Prospectus. Pursuant to the Financial
                               Guarantee Insurance Policy, the Insurer will unconditionally and irrevocably guarantee payment of the Interest Distribution and Principal
                               Distribution on each Distribution Date to the Trustee for the benefit of the Certificateholders. If on the fifth Business Day prior to any Distribution Date (the "SERVICER
                               REPORT DATE") the amount on deposit and available in the Collection Account, after giving effect to all amounts deposited or payable from the Payahead Account with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and
                               Interest Distribution for such Distribution Date, the Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy, shall demand payment under the Financial
                               Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account and the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date. On the Final
                               Distribution Date, to the extent the amount on deposit and available in the Collection Account to make Interest Distributions and Principal
                               Distributions on such class of Certificates is less than all remaining unpaid interest and principal on the Certificates, the Insurer shall pay or cause to be paid an amount equal to such shortfall. See "The Certificates and the Agreement - The Financial Guarantee Insurance
                               Policy" herein.

SERVICING FEE..............    The Servicer will be responsible for managing,
                               administering, servicing, and making collections on the Contracts. Compensation to the Servicer will consist of a monthly fee (the "SERVICING
                               FEE"), payable from the Trust to the Servicer on each Distribution Date, in an amount equal to the product of one-twelfth of ____% per annum (the
                               "SERVICING FEE RATE") multiplied by the Pool
                               Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation investment earnings on Eligible
                               Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. See "The
                               Certificates and the Agreement - Servicing Fee" herein.

CONTRACTS..................    The Aggregate Scheduled Balance of the Initial
                               Contracts as of the Cut-Off Date was $__________.
                               As of the Cut-Off Date the Initial Contracts had a weighted average annual percentage rate of ____% and a weighted average remaining term of
                               ____ months. Approximately _____% of the Aggregate Scheduled Balance of the Initial
                               Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "RULE OF 78'S CONTRACTS"), and approximately ____% in accordance with the Simple
                               Interest Method (the "SIMPLE INTEREST
                               CONTRACTS"). Approximately _____% of the
                               Aggregate Scheduled Balance of the Initial
                               Contracts as of the Cut-Off Date were originated in California, ____% in Florida, ____% in
                               Washington, ____% in Arizona, ____% in Illinois, and ____% in Nevada. No more than ___% of the Initial Contracts were originated in any other single state.

                               No later than the second Business Day following the Business Day on which Onyx originates or acquires a Motor Vehicle Contract during the Funding Period, Onyx and/or a Selling Subsidiary will sell, and the Seller will purchase, those Motor Vehicle Contracts that meet the eligibility requirements at a purchase price equal to the aggregate principal amount thereof. Pursuant to the Agreement and subject to the satisfaction of certain conditions described herein, the Seller will sell Subsequent Contracts to the Trust on each Subsequent Transfer Date. Payment for each such Subsequent Contract sold to the Trust shall be made by release to the Seller from the Prefunding Account of an amount equal to the amount paid by the Seller to Onyx or such Selling Subsidiary for such Subsequent Contract. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $_________, which is equal to the Prefunded Amount. On the Business Day preceding the first Distribution Date and on the Business Day preceding each Distribution Date immediately following a Subsequent Transfer Date, (each such date a "SUBSEQUENT CLOSING DATE") UCC financing statements with respect to all Subsequent Contracts sold to the Trust since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing
                               Date) will be filed and all required legal opinions, officers' certificates and other legal documentation with respect to the sale of such Subsequent Contracts to the Trust will be executed and delivered.

                               All collections of Monthly P&I, all prepayments on the Contracts collected by the Servicer and all amounts paid under the Financial Guarantee Insurance Policy will be deposited in or credited to the Collection Account. Partial prepayments of Monthly P&I ("PAYAHEADS") on Rule of 78's Contracts will be transferred on the Servicer Report Date to the Payahead Account, to be applied against future scheduled payments of Monthly P&I. Partial and full prepayments on Simple Interest Contracts will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. All payments to the Certificateholders will be made from the Collection Account and certain funds remaining in the Collection Account following distributions to Certificateholders and others will be paid to the Insurer to be promptly distributed in accordance with the terms of the Insurance Agreement. See "The Contracts" herein and in the Prospectus, and "Description of the Transfer and Servicing Agreements - Payahead Account" in the Prospectus.

OPTIONAL TERMINATION.......    The Servicer may purchase all of the Contracts on
                               any Distribution Date as of which the Pool
                               Balance (after giving effect to the Principal
                               Distribution otherwise to be made on such Distribution Date) has declined to 10% or less of the Cut-Off Date Scheduled Balance for all of the Initial Contracts plus the Prefunded Amount (the
                               "ORIGINAL POOL BALANCE"), subject to certain provisions in the Agreement. See "Description of the Transfer and Servicing Agreements -
                               Repurchase of Contracts" in the Prospectus.

FEDERAL INCOME TAX
STATUS.....................    In the opinion of Andrews & Kurth L.L.P. ("TAX
                               COUNSEL") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate
                               Owners will report their pro rata share of all income earned on the Contracts (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See
                               "Certain Federal Income Tax Consequences" in the
                               Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.

ERISA CONSIDERATIONS.......    Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Certificates will be eligible for purchase by employee benefit plans that are subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"). Upon satisfaction of certain conditions described herein and in the Prospectus. See "ERISA
                               Considerations" herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.

RATING.....................    It is a condition of issuance of the Certificates
                               that they be rated in the highest rating category by two nationally recognized rating agencies.
                               Such ratings will be based primarily on the issuance of the Financial Guarantee Insurance
                               Policy by the Insurer. See "Risk Factors --
                               Rating" herein.

REGISTRATION OF THE
CERTIFICATES...............    The Certificates will initially be represented by
                               one or more certificates registered in the name of Cede & Co. ("CEDE"), as the nominee of The
                               Depository Trust Company ("DTC"). No person acquiring an interest in a Certificate through the facilities of DTC (a "CERTIFICATE OWNER") will be entitled to receive a Definitive
                               Certificate representing such person's interest in the Trust, except in the event that Definitive
                               Certificates are issued in certain limited circumstances. See "Description of the Securities
                               - Book-Entry Registration" and "- Definitive
                               Securities" in the Prospectus.

                                  RISK FACTORS

           Prospective investors in the Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Certificates. Any statistical information presented below is based upon the characteristics of the Contracts proposed to be included in the Trust as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain Contracts may be removed from the Trust prior to the date the Certificates are issued (the "CLOSING DATE").

LIMITED OPERATING HISTORY OF ONYX

           All of the Contracts with respect to a series of Securities have been or will be originally purchased by Onyx from Dealers or originated by Onyx or a subsidiary of Onyx itself in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance data for only a relatively short period with respect to the motor vehicle retail installment sales contracts it purchases and originates. Delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time.

           Onyx is still at an early stage of operations and is subject to all of the risks inherent in the establishment of a new business enterprise and must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers and develop new relationships with dealers in and beyond Onyx's present market region. Onyx experienced operating losses from inception through December 31, 1995. Onyx's operating losses for the years ended December 31, 1994 and December 31, 1995 were $3.5 million and $3.1 million, respectively. Onyx's net income for the years ended December 31, 1996 and December 31, 1997, and for the quarter ended March 31, 1998, were $7.7 million, $2.6 million and $827,771, respectively.

LIMITED LIQUIDITY

           There is currently no secondary market for the Certificates, and there will be no application to list the Certificates on an exchange. The Underwriters currently intend, but are not obligated, to make a market in the Certificates. However, there can be no assurance that the Underwriters will make such a market, that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.

MATURITY PREPAYMENT CONSIDERATIONS

           The rate of distribution of principal on the Certificates will depend on the rate of payment (including prepayments, liquidations and repurchases by the Seller or purchases by Onyx under certain conditions) on the Contracts, which is not possible to predict and, as discussed under "Mandatory Partial Prepayment" immediately below, on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Prefunded Amount before the end of the Funding Period. Any full prepayments and repurchases of the Contracts can reduce the average life of the Contracts and the aggregate interest received by the Certificateholders over the life of the Certificates. Prepayments on Simple Interest Contracts will shorten the average life of such Contracts and, therefore, of the Certificates, because they will be passed through to Certificateholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of the Contracts because such payments will be held in the name of the Trustee, acting on behalf of the Obligors and the Certificateholders, as their interests may appear, until passed through in accordance with the original schedule of payments for such Contracts. See "Description of the Transfer and Servicing Agreements -- Payahead Account" in the Prospectus.

           Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data or prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "--Limited Operating History of Onyx" and "Maturity and Prepayment Considerations" herein. Certificateholders will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.

MANDATORY PARTIAL PREPAYMENT

           The rate of distribution of principal on the Certificates will in part depend on whether sufficient additional Motor Vehicle Contracts are generated for purchase with the Prefunded Amount before the end of the Funding Period. No assurances can be given that sufficient Subsequent Contracts will be generated to avoid Mandatory Partial Prepayment of the Certificates. In the event Onyx does not generate, for purchase by the Trust, sufficient Subsequent Contracts to avoid Mandatory Partial Prepayment of the Certificates, the weighted average life of the Certificates will be shortened by any such Mandatory Partial Prepayment under the circumstances described under "The Certificates and the Agreement -- The Prefunding Account; Mandatory Partial Prepayment of the Certificates" herein. Certificateholders will bear all reinvestment risk resulting from the payment of the Prefunded Amount due to Onyx's inability to generate sufficient additional Motor Vehicle Contracts during the Funding Period.

           Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Prefunded Amount remaining in the Prefunding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts sold to the Trust during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

GEOGRAPHIC CONCENTRATION

           Economic conditions in the states where the obligors under the Contracts (each, an "OBLIGOR") reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Initial Contracts. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, ____% in Florida, ____% in Washington, ____% in Arizona, ____% in Illinois and _____% in Nevada. No more than ____% of the Initial Contracts were originated in any other single state. Subsequent Contracts may also be geographically concentrated in one or more states. Adverse economic conditions or other factors particularly affecting California, Arizona, Washington, Illinois, Florida, Nevada or any other state in which the Contracts are geographically concentrated could adversely affect the delinquency, loan loss or repossession experience of the Trust.

LIMITED ASSETS

           The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, amounts on deposit in the Prefunding Account, the right to receive payments under the Capitalized Interest Agreement (including from amounts on deposit in the Capitalized Interest Account) and the right to receive payments under the Financial Guarantee Insurance Policy. Holders of the Certificates must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Prefunding Account, the Capitalized Interest Account and payments of claims made under the Financial Guarantee Insurance Policy. The Prefunded Amount on deposit in the Prefunding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in contracts and is not designed to provide protection against losses on the Contracts. Similarly, although the Financial Guarantee Insurance Policy will be available to cover shortfalls in payments of the Principal Distribution and Interest Distribution to Certificateholders on the related Distribution Date, if the Insurer defaults in its obligations under the Financial Guarantee Insurance Policy, the Trust will depend on current distributions on the Contracts and, amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make distributions on the Certificates. See "Description of the Insurer" and "The Certificates and the Agreement - The Financial Guarantee Insurance Policy" herein. Consequently, holders of the Certificates will only be able to look to payments on the Contracts and the Financial Guarantee Insurance Policy for payment.

RATING

           It is a condition of issuance of the Certificates that they be rated in the highest rating category by two nationally recognized rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. There can be no assurance that the ratings of the Certificates will not be lowered or withdrawn if, in the sole judgment of a rating agency, circumstances in the future so warrant, including a downgrading of the Insurer. The Seller cannot predict with certainty what effect any revision or withdrawal of a rating of the Certificates may have on the liquidity or market value of the Certificates. Such ratings of the Certificates address the likelihood of the timely payment of each scheduled Interest Distribution and Principal Distribution, which are guaranteed by the Insurer pursuant to the Financial Guarantee Insurance Policy. Therefore, the ratings are primarily dependent on the rating of the Insurer, and a change in the Insurer's rating may affect the ratings of the Certificates. See "Description of the Insurer" herein for a description of the Insurer's rating.


                                    THE TRUST

           Pursuant to the Agreement, the Seller will establish the Onyx Acceptance Grantor Trust 199_-_ (the "TRUST") by selling and assigning the following property to _____________ in its capacity as trustee of the Trust (the "TRUSTEE") in exchange for the Certificates executed and authenticated by the
Trustee: (i) the Initial Contracts, of which approximately ___% of the Aggregate Scheduled Balance as of the Cut-Off Date are Rule of 78's Contracts and approximately ___% of the Aggregate Scheduled Balance as of the Cut-Off Date are Simple Interest Contracts, and all of which were purchased from the Seller and secured by the Initial Financed Vehicles, (ii) certain documents relating to the Initial Contracts, (iii) certain monies due under such Initial Contracts on or after the Cut-Off Date, (iv) security interests in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the Obligors, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments, which will be paid to the Servicer), (vi) the benefits of the Financial Guarantee Insurance Policy issued by the Insurer, (vii) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, (viii) the benefits of the Capitalized Interest Account under the Capitalized Interest Agreement, (ix) funds on deposit in the Prefunding Account, and (x) all proceeds of the foregoing. From time to time during the Funding Period, and as frequently as each Business Day (each such day a "SUBSEQUENT TRANSFER DATE"), the Trust will purchase from the Seller with monies on deposit in the Prefunding Account, additional Rule of 78's and Simple Interest Method contracts (the "SUBSEQUENT CONTRACTS" and, together with the Initial Contracts, the "CONTRACTS") secured by new and used automobile and light-duty trucks (the "SUBSEQUENT FINANCED VEHICLES" and, together with the Initial Financed Vehicles, the "FINANCED VEHICLES"). As of each such Subsequent Transfer Date, the Trust Property will include the Subsequent Contracts delivered to the Trustee on such Subsequent Transfer Date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles, the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related obligors and all proceeds of the foregoing. Each Certificate will represent a fractional undivided interest in the Trust.

           The Trust will be formed for this transaction pursuant to the Agreement and, prior to formation, will have had no assets or obligations. After formation, the Trust will not engage in any activity other than acquiring and holding the Contracts, issuing the Certificates, distributing payments thereon and as otherwise described herein and as provided in the Agreement. The Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property and Subsequent Contracts and Subsequent Financed Vehicles described herein and will not have any need for additional capital resources.


                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

           Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Substantially all of the Initial Contracts have been, and the Subsequent Contracts will be, purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of the Initial and Subsequent Contracts have been or will be purchased or originated by subsidiaries of Onyx. All of the Initial Contracts will have been, and all of the Subsequent Contracts will be, sold to the Seller and then to the Trust. See "The Onyx Portfolio of Motor Vehicle Contracts - Purchase and Origination of Motor Vehicle Contracts" in the Prospectus.

           Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date will have been originated in California, ____% in Florida, ____% in Washington, ____% in Arizona, ____% in Illinois and
____% in Nevada. No more than ____% of the Initial Contracts were originated in any other single state. See "Risk Factors -- Geographic Concentration" herein. The payment obligations of the Obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract.

DELINQUENCY AND LOAN LOSS INFORMATION

           The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of Motor Vehicle Contracts owned and serviced by Onyx on an annual basis commencing December 31, 1994. The tables include delinquency information relating to those Motor Vehicle Contracts that were purchased, originated, sold and serviced by Onyx. All of the Motor Vehicle Contracts were originally purchased by Onyx from Dealers, or originated by Onyx or a subsidiary of Onyx, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Thus, Onyx has historical performance for only a limited time period with respect to the Motor Vehicle Contracts it purchases and originates and thus delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See "Risk Factors" herein and in the Prospectus.

           The delinquency and loss tables set forth below show increases in the delinquency and loss rates experienced by Onyx over the period shown. Management of Onyx believes that this is attributable, in part, to an increase on a national basis in the level of bankruptcies and consumer defaults generally and the tendency of delinquencies and losses, with respect to a pool of automobile loans, to increase after a period of seasoning. Management believes that as the average age of the Motor Vehicle Contracts included in Onyx's portfolio increases, delinquencies and losses may continue to rise somewhat.

           During the fourth quarter of 1996 and first quarter of 1997 management of Onyx enhanced the collections process by completing the centralization of collections at Onyx's Irvine headquarters and hiring a manager with over 25 years of collections experience to head the department. Collections were previously handled at each of Onyx's Auto Finance Centers, each of which was responsible for collections in certain geographic areas. Centralizing collections is intended to reduce cost and enhance effectiveness by enabling personnel to specialize in specific stages of the collections process, rather than focusing on specific geographic areas. For example, a collections officer previously working at a regional Auto Finance Center might have focused on a particular geographic region and covered all stages of collections (e.g., from delinquencies through bankruptcies). In the centralized collections operation, this officer might cover all geographic areas, but focus on a particular stage of collections (e.g., 60-day delinquencies).

         DELINQUENCY EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                               AT DECEMBER 31,       AT DECEMBER 31,       AT DECEMBER 31,       AT DECEMBER 31,      AT MARCH 31,
                                    1994                  1995                  1996                 1997                 1998
                            -------------------   -------------------   -------------------   -------------------  ----------------
                             AMOUNT       NO       AMOUNT       NO       AMOUNT       NO       AMOUNT       NO      AMOUNT    NO
                            --------   --------   --------   --------   --------   --------   --------   --------  -------- -------
Servicing portfolio ......  $ 74,581      6,893   $218,207     20,156   $400,665     38,275   $757,277     73,502  $884,692  86,327
Delinquencies
  30-59 days(1)(2) .......  $     15          2   $  1,608        153   $  5,022        478   $ 11,902      1,211  $  9,194     937
  60-89 days(1)(2) .......        27          4        470         35      1,816        162      3,370        346     2,863     277
  90+ days(1)(2) .........        12          1        547         42      1,279        111      3,742        316     3,573     320
    Total delinquencies as
    a percent of servicing
                 portfolio       .07%       .10%      1.20%      1.14%      2.03%      1.96%      2.51%      2.55%     1.77%   1.78%

----------

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was .00%, .24%, .56%, 1.05% and ___% at December 31, 1994,
           1995, 1996 and 1997 and March 31, 1998 respectively.

(2) The period of delinquency is based on the number of days payments are contractually past due.


          LOAN LOSS EXPERIENCE OF ONYX MOTOR VEHICLE CONTRACT PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                         YEAR ENDED                             QUARTER ENDED
                                                   ---------------------------------------------------------    -------------
                                                    DEC.31,        DEC. 31,        DEC. 31,        DEC. 31,        MAR. 31
                                                     1994           1995            1996             1997          1998
                                                   --------       ---------       ---------       ----------      --------
Number of Motor Vehicle Contracts outstanding         6,893          20,156          38,275           73,502        86,327
Period end outstanding ......................      $ 74,581       $ 218,207       $ 400,665       $  757,277      $884,692
Average outstanding .........................      $ 29,301       $ 141,029       $ 311,340       $  563,343      $815,922
Number of gross charge-offs .................             0             197             987            2,161           818
Gross charge-offs ...........................      $      0       $   548.2       $ 5,789.2       $ 13,076.1      $4,457.6
Net charge-offs(1) ..........................      $      0       $   528.7       $ 5,066.1       $ 11,433.9      $3,761.8
Net charge-offs as a percent of period end
  outstanding ...............................           0.0%            .24%           1.26%            1.51%         1.70%
Net charge-offs as a percent of average
  outstanding ...............................           0.0%            .37%           1.63%            2.03%         1.84%

----------

(1) Net charge-offs are gross charge-offs minus recoveries of Motor Vehicle Contracts previously charged off.



                                  THE CONTRACTS

           All of the Contracts will have been purchased by the Seller from Onyx or a subsidiary of Onyx (each such subsidiary, a "SELLING SUBSIDIARY"). Substantially all of the Contracts have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts" herein and in the Prospectus. Each of the Contracts in the Trust (including each Subsequent Contract) will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Rule of 78's or the Simple Interest Method. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts as of the Cut-Off Date allocate interest and principal in accordance with the Rule of 78's (the "RULE OF 78'S CONTRACTS"), and approximately _____% in accordance with the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). See "The Contracts" in the Prospectus.

           The Initial Contracts were, and the Subsequent Contracts will be, selected from the Motor Vehicle Contracts in the portfolio of Onyx using the following criteria (the "ELIGIBILITY REQUIREMENTS"). No selection procedures were used with respect to the Initial Contracts and none will be used with respect to the Subsequent Contracts that are believed by Onyx or the Seller to be adverse to the Certificateholders or the Insurer. Approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts are secured by new Financed Vehicles and approximately ____% of the Aggregate Scheduled Balance of the Initial Contracts are secured by used Financed Vehicles. The Seller may not substitute other Motor Vehicle Contracts for the Contracts at any time during the term of the Agreement.

           The Seller will represent that all of the Contracts included in the Trust satisfy the following Eligibility Requirements:

           (a) Such Contracts are or will be secured by a new or used automobile or light-duty truck;

           (b) Such Contracts have remaining maturities as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, of not more than ___ months;

           (c) Such Contracts have or will have original maturities of not more than ___ months;

           (d) Such Contracts (i) are or will be fully-amortizing fixed rate contracts which provide for level scheduled monthly payments determined on the basis of the Rule of 78's or the Simple Interest Method (except for the last payment, which may be minimally different from the level payments) and (ii) have or will have yields (using the Recomputed Yield for the Rule of 78's Contracts) that equal or exceed ____%;

           (e) Such Contracts are or will be secured by Financed Vehicles that, as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, have not been repossessed without reinstatement;

           (f) Such Contracts have or will have no payment more than ___ days past due as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable;

           (g) Such Contracts or will have remaining principal balances as of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, of at least $____;

           (h) Such Contracts were or will be made to Obligors located in the States of [Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia and Washington]; and

           (i) As of the Cut-Off Date or related Subsequent Transfer Dates, as applicable, the Seller has not received notice that any related Obligor has filed for bankruptcy.

           Set forth below is data concerning the Initial Contracts which, as of the Cut-Off Date, had an Aggregate Scheduled Balance of $_________.

                      COMPOSITION OF THE INITIAL CONTRACTS


Aggregate principal balance......................................  $______
Number of Initial Contracts......................................  _______
Average principal balance outstanding............................  $______
Average original amount financed.................................  $______
Original amount financed (range).................................  $______ to ________
Weighted average APR.............................................  _____%
APR (range)......................................................  ____% to ____%
Weighted average original term...................................  ____ months
Original term (range)............................................  ___ to __ months
Weighted average remaining term..................................  _____ months
Remaining term (range)...........................................  __ to __ months

                  DISTRIBUTION BY APRS OF THE INITIAL CONTRACTS

                                                                                         % OF
                                       NUMBER OF         % OF                          AGGREGATE
                                       INITIAL          INITIAL        PRINCIPAL       SCHEDULED
   APR RANGE(1)                       CONTRACTS        CONTRACTS        BALANCE         BALANCE
   ------------                       ---------        ---------        -------         -------
7.001% to 8.000%.................
8.001% to 9.000%.................
9.001% to 10.000%................
10.001% to 11.000%...............
11.001% to 12.000%...............
12.001% to 13.000%...............
13.001% to 14.000%...............
14.001% to 15.000%...............
15.001% to 16.000%...............
16.001% to 17.000%...............
17.001% to 18.000%...............
18.001% to 19.000%...............
19.001% to 20.000%...............
20.001% to 21.000%...............
21.001% and over.................
          Totals.................

----------

(1) Because the principal balance of each Contract sold to the Trust is the Cut-Off Date Scheduled Balance, which in the case of Rule of 78's Contracts is higher than what the principal balance of the Rule of 78's Contracts would have been had principal and interest been allocated from the date of origination in accordance with the actuarial method, the Recomputed Yield for each rule of 78's Contract is less than the APR of such Initial Contract specified herein. On a weighted average basis, the yield for all the Initial Contracts, using the Recomputed Yield for the Rule of 78's Contracts, in the aggregate, is ____%. See "The Contracts" herein and in the Prospectus.

                GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS



                                                                                % OF
                               NUMBER OF       % OF                           AGGREGATE
                                 INITIAL      INITIAL         PRINCIPAL       SCHEDULED
                               CONTRACTS     CONTRACTS         BALANCE         BALANCE
                               ---------     ---------         -------         -------
Arizona.....................
California..................
Colorado....................
Florida.....................
Georgia.....................
Idaho.......................
Illinois....................
Indiana.....................
Missouri....................
Montana.....................
New Jersey..................
Nevada......................
New York....................
Oregon......................
Texas.......................
Utah........................
Virginia....................
Washington..................
          Total.............

                     MATURITY AND PREPAYMENT CONSIDERATIONS

           The Contracts are prepayable in full by the Obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the Prospectus regarding the effects of prepayments on the weighted average life of the Contracts. In addition to the effects described in the Prospectus, the weighted average maturity of the Certificates will be reduced to the extent that sufficient additional Motor Vehicle Contracts are not generated for purchase by the Trust with the Prefunded Amount before the end of the Funding Period, because any remaining Prefunded Amount will be included in the Principal Distribution made to Certificateholders on the Distribution Date at or immediately following the end of the Funding Period, but in no event later than the _______, 199__ Distribution Date. Although Onyx believes that sufficient additional Motor Vehicle Contracts will be originated for purchase with the Prefunded Amount by the end of the Funding Period, no assurances can be given in that regard. Certificateholders will bear all reinvestment risk resulting from prepayment of the Contracts. See "Risk Factors -- Prepayment Considerations" herein.

           Onyx has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. Certificate Owners will bear all reinvestment risk resulting from the rate of prepayment of the Contracts.


                              YIELD CONSIDERATIONS

           Interest due will be passed through on each Distribution Date in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period (or the Original Pool Balance, in the case of the first Distribution
Date). In the event of a principal prepayment on a Contract during a Collection Period, Certificateholders will receive interest for the full month on the related Distribution Date. See "The Certificates and the Agreement -- Distributions of Principal and Interest" herein.

           Although the Contracts have different APRs, the yield on each individual Contract, using the Recomputed Yield for Rule of 78's Contracts, will equal or exceed ____%. Therefore, disproportionate rates of prepayments between Contracts with higher and lower APRs will not affect the yield to Certificateholders.


                                 USE OF PROCEEDS

           The net proceeds of the initial sale of Certificates will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Pooling and Servicing Agreement and to fund the deposits in the Prefunding Account, and certain collateral accounts maintained for the benefit of the Insurer. The net proceeds to be received by the Seller from the sale of the Contracts to the Trust will be used by the Seller to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Certificates.


                       THE CERTIFICATES AND THE AGREEMENT

           The Certificates will be issued pursuant to the Agreement, a form of which will be filed with the Commission following the issuance of the Certificates. The following summaries of certain provisions of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

           The Certificates of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate may be issued in a denomination that includes any residual portion of the Original Pool Balance. Each Certificate will rank pari passu with each other Certificate. The Certificates will initially be represented by one or more Certificates registered in the name of Cede, as nominee of DTC, except as set forth below. The interests of holders of beneficial interests in the Certificates (each a "CERTIFICATE OWNER") will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Securities - Book-Entry Registration" and "-Definitive Securities" in the Prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

           On each Distribution Date, monthly interest (the "INTEREST DISTRIBUTION") in an amount equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period will be distributed on a pro rata basis to the Certificateholders of record as of the related Record Date; provided that the Interest Distribution with respect to the first Distribution Date will include an additional $____ per $1,000 of initial principal balance of the Certificates. The "POOL BALANCE" as of any date is the Aggregate Scheduled Balance of the Contracts as of such date, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer, plus the amount, if any, remaining on deposit in the Prefunding Account on such date (excluding investment earnings thereon). Interest will be paid (i) to the extent of the portion of the Pool Balance represented by Contracts, from collections received on the Contracts on deposit in the Collection Account or previously collected and available for distribution, and (ii) to the extent of the portion of the Pool Balance represented by the Prefunded Amount from investment earnings thereon, and from payments under the Capitalized Interest Agreement. A "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, that with respect to Liquidated Contracts the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date. With respect to the first Distribution Date the "COLLECTION PERIOD" for Liquidated Contracts will be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date. Each Interest Distribution will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless and until Definitive Certificates have been issued, distributions on each Distribution Date will be made through the facilities of DTC and the related "RECORD DATE" will be the Business Day prior to such Distribution Date. If Definitive Certificates are issued, the related "RECORD DATE" will be the last day of the calendar month preceding such Distribution Date. The final distribution of principal of and interest on each Certificate will be made only upon presentation and surrender of such Certificate on or after the Final Distribution Date (or such earlier termination date as is provided by the Agreement) at the office or agency of the Trustee maintained for that purpose.

           On each Distribution Date, the Principal Distribution for the related Collection Period will be passed through to the Certificateholders. The "PRINCIPAL DISTRIBUTION" on any Distribution Date is the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Distribution Date immediately on or following the last day of the Funding Period, any portion of the Prefunded Amount remaining on deposit in the Prefunding Account. The Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are outstanding at the end of the Collection Period immediately prior to the Final Distribution Date. The "AGGREGATE SCHEDULED BALANCE DECLINE" for any Distribution Date will be the sum of (x) the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period (excluding any Contracts added as Subsequent Contracts during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period. The "AGGREGATE SCHEDULED BALANCE" of the Contracts is the sum of the Scheduled Balances of each Contract. The "SCHEDULED BALANCE" of a Rule of 78's Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of each scheduled payment of principal and interest due on such Contract (the "MONTHLY P&I") on or prior to the date of calculation that is allocable to principal under the Recomputed Actuarial Method. The Scheduled Balance of a Simple Interest Contract at any date is equal to the Cut-Off Date Scheduled Balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. The Scheduled Balance of any Contract that is a Liquidated Contract or that has been purchased by the Servicer or repurchased by the Seller will equal zero. A "LIQUIDATED CONTRACT" is a Contract that (a) is the subject of a Full Prepayment, (b) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable have been received and deposited in the Collection Account, (c) is paid in full on or after its Maturity Date or (d) has been a Defaulted Contract for four or more Collection Periods and as to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. A "DEFAULTED CONTRACT" with respect to any Collection Period is a Contract (a) which is, at the end of such Collection Period, delinquent in the amount of two monthly installments of Monthly P&I or (b) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

           The Monthly P&I for a Contract due on each Due Date is substantially equal for the term of the Contract. The Scheduled Balance of each Contract as of the Cut-Off Date, which will be treated as being equal to the Cut-Off Date Scheduled Balance, will be set forth in a schedule to the Agreement. The yield of each Contract (using the Recomputed Yield for Rule of 78's Contracts) will at least equal ____%.

           At the issuance of the Certificates, the initial aggregate principal amount of the Certificates will be approximately equal to the sum of the Aggregate Scheduled Balance of all the Initial Contracts as of the Cut-Off Date plus the Prefunded Amount.

THE PREFUNDING ACCOUNT; MANDATORY PARTIAL PREPAYMENT OF THE CERTIFICATES

           The Prefunding Account. The Servicer will establish an account in the name of the Trustee for the benefit of the Certificateholders into which the Prefunded Amount (which equals $__________, or approximately __% of the Original Pool Balance) will be deposited on the Closing Date from the net proceeds received from the sale of the Certificates and from which monies will be released during the Funding Period to purchase Subsequent Contracts from the Seller (the "PREFUNDING ACCOUNT"). The Funding Period will be the period from the Closing Date until the earliest to occur of (i) the date on which the Prefunded Amount is less than $_____, (ii) the date on which an Event of Default occurs, or (iii) the close of business on ________, 199__.

           The Prefunding Account will be an Eligible Account. An "ELIGIBLE ACCOUNT" is (i) a trust account that is either (a) maintained by the Trustee,
(b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer. The Prefunding Account will be part of the Trust but monies on deposit therein will not be available to cover losses on or in respect of the Contracts. Any portion of the Prefunded Amount remaining on deposit in the Prefunding Account as of the end of the Funding Period will be payable as described below as prepayment of principal to the Certificateholders. Monies on deposit in the Prefunding Account may be invested in Eligible Investments in the manner described in the Agreement. Earnings on investment of funds in the Prefunding Account will be used, together with the Capitalized Interest Amount paid under the Capitalized Interest Agreement, to pay the Pass-Through Rate on the portion of the Pool Balance relating to the Prefunding Account. The Trust will not be required to register under the Investment Company Act of 1940.

           Upon each conveyance of Subsequent Contracts on each Subsequent Transfer Date to the Trust, an amount equal to the purchase price paid by the Seller to Onyx and any Selling Subsidiary for such Subsequent Contracts on the related Subsequent Transfer Date will be released from the Prefunding Account and paid to the Seller.

           Mandatory Partial Prepayment of the Certificates. The Certificates will be subject to partial Mandatory Partial Prepayment on the Distribution Date immediately at or succeeding the date on which the Funding Period ends, to the extent that any portion of the Prefunded Amount, exclusive of any investment earnings thereon, remains on deposit in the Prefunding Account after giving effect to the purchase by the Seller and conveyance to the Trust of any Subsequent Contracts on the related Subsequent Transfer Dates, including any such purchase and conveyance on the date on which the Funding Period ends.

           Upon the occurrence of a Mandatory Partial Prepayment, the holders of Certificates will receive an amount equal to the portion of the Prefunded Amount remaining in the Prefunding Account. It is anticipated that the aggregate principal amount of Subsequent Contracts purchased by the Trust and delivered to the Trustee during the Funding Period will not be exactly equal to the Prefunded Amount and that therefore there will be at least a nominal amount of principal prepaid to Certificateholders.

OPTIONAL REDEMPTION

           In order to avoid excessive administrative expense, the Servicer is permitted at its option to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) has declined to 10% or less of the Original Pool Balance at a price equal to the Aggregate Scheduled Balance of such Contracts on the date of repurchase plus accrued interest on the Contracts and all amounts due to the Insurer under the Insurance Agreement. The Trustee will give written notice of termination to each Certificateholder of record. The final payment to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to a charity designated by the Servicer.

CAPITALIZED INTEREST AGREEMENT AND CAPITALIZED INTEREST ACCOUNT

           Simultaneously with the sale and assignment of the Contracts by the Seller to the Trust, the Seller and the Trustee on behalf of the Trust will enter into the Capitalized Interest Agreement, pursuant to which the Seller will be obligated to pay the Capitalized Interest Amount, if any, on or before five business days prior to each Distribution Date, ending with the _______, 199_ Distribution Date. The purpose of the Capitalized Interest Agreement is to cover the shortfall between interest distributable on the portion of the Pool Balance represented by the Prefunded Amount and interest which will be earned by the Trust on the Prefunded Amount prior to the time it is used to purchase Subsequent Contracts. The Capitalized Interest Agreement will be in effect from the Closing Date until _________, 199_. Payments of the Capitalized Interest Amounts due under the Capitalized Interest Agreement will be secured by funds on deposit in a segregated trust deposit account (the "CAPITALIZED INTEREST ACCOUNT") established in the name of ________________, acting as agent for the benefit of the Certificateholders and the Insurer (in such capacity, the "CAPITALIZED INTEREST AGENT"). The Capitalized Interest Account will be an Eligible Account. Monies on deposit in the Capitalized Interest Account may be invested in Eligible Investments in the manner described in the Agreement.

           The amount required to be deposited in such Capitalized Interest Account on the Closing Date will be the maximum aggregate Capitalized Interest Amounts that may become owing under the Capitalized Interest Agreement, assuming that, with respect to the Prefunded Amount during the Funding Period, a certain rate of interest (set forth in the Agreement) is earned and no Subsequent Contracts are acquired. The "CAPITALIZED INTEREST AMOUNT," with respect to any Distribution Date for any Collection Period up through the last Collection Period in the Funding Period, is an amount equal to (a) one month's interest on the Prefunded Amount on deposit in the Prefunding Account as of the first day of such Collection Period at the Pass-Through Rate plus (b) one-twelfth of the premium for the Financial Guarantee Insurance Policy on the Prefunded Amount minus (c) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account. On each Subsequent Closing Date, an amount will be released to the Seller from the Capitalized Interest Account so that the amount remaining in the account after such release will equal the maximum Capitalized Interest Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust. Any amounts remaining on deposit in the Capitalized Interest Account after giving effect to the payment on the Certificates on the ________, 199__ Distribution Date will be released to the Seller on such date.

THE FINANCIAL GUARANTEE INSURANCE POLICY

           If on any Servicer Report Date with respect to any Distribution Date the amount on deposit in the Collection Account after giving effect to all amounts deposited to or payable from the Payahead Account with respect to such Distribution Date, is less than the sum of the Servicing Fee, the Principal Distribution and Interest Distribution for such Distribution Date, the Trustee, by delivering a notice in accordance with the Financial Guarantee Insurance Policy shall demand payment under the Financial Guarantee Insurance Policy in an amount equal to such deficiency. The Insurer shall pay or cause to be paid such amount to the Trustee for credit to the Collection Account. The Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders on the related Distribution Date.

           If on the Business Day preceding the Final Distribution Date, any principal amount of Certificates is still outstanding, then the Trustee shall demand payment on the Financial Guarantee Insurance Policy in an amount equal to the amount by which the outstanding principal amount of the Certificates, plus interest thereon at the Pass-Through Rate, exceeds the amount on deposit in the Collection Account which is available for distribution on the Final Distribution Date. The Insurer shall pay or cause to be paid such amount to the Trustee pursuant to the Trustee's instructions for credit to the Collection Account and on the Final Distribution Date, the Trustee shall withdraw from the Collection Account and shall pay such amount to the Certificateholders.

SALE AND ASSIGNMENT OF THE CONTRACTS

           At the time of issuance of the Certificates, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Initial Contracts and the proceeds thereof, including its security interests in the Initial Financed Vehicles. Concurrently with the sale and assignment of the Initial Contracts, the Seller will sell and assign to the Trustee, against payment therefor from the Prefunded Amount, all of the Seller's interest in the Subsequent Contracts thereafter created and delivered to the Trustee. Each Initial Contract will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriters against payment to the Seller of the net purchase price of the sale of the Certificates. Pursuant to the applicable respective Purchase Agreements, prior to sale of the Initial Contracts to the Trustee and the issuance of the Certificates, Onyx and each Selling Subsidiary will sell and assign to the Seller Onyx's and such Selling Subsidiaries' entire interest in the Initial Contracts.

           During the Funding Period, pursuant to the applicable Purchase Agreement, Onyx and/or one or more Selling Subsidiaries will sell, and the Seller will purchase, Subsequent Contracts. On each Subsequent Transfer Date, Onyx or any such Selling Subsidiary will sell and assign to the Seller, without recourse, its entire right, title and interest in and to Subsequent Contracts, including its security interest in the Subsequent Financed Vehicles. The purchase price to be paid to Onyx or any such Selling Subsidiary for each Subsequent Contract will equal the principal balance thereof as of the related Subsequent Transfer Date. Pursuant to the Agreement, the Seller will in turn sell the Subsequent Contracts to the Trust. Each Subsequent Contract will be sold to the Trust within two Business Days of its acquisition by Onyx. In connection with each purchase of Subsequent Contracts, the Trust will be required to pay to the Seller an amount equal to the amount paid by the Seller to Onyx or any such Selling Subsidiary for such Subsequent Contracts, which purchase price will be paid from monies on deposit in the Prefunding Account. Each Subsequent Contract delivered to the Trustee on each Subsequent Transfer Date will be accompanied by a certificate of the Seller (a "TRANSFER CERTIFICATE") setting forth the aggregate principal balance of the related Subsequent Contracts, the aggregate principal balance of the Subsequent Contracts delivered to the Trustee during the Funding Period up to and including such Subsequent Transfer Date and an affirmation of the representations and warranties set forth in the Agreement with respect to the Seller and such Subsequent Contracts. Upon the conveyance of Subsequent Contracts to the Trust on a Subsequent Transfer Date, the Pool Balance will increase in an amount equal to the aggregate Cut-Off Date Scheduled Balance of such Subsequent Contracts as of the related Subsequent Transfer Date.

           Each conveyance of Subsequent Contracts will be subject to the following conditions, among others: (i) such Subsequent Contracts must satisfy the Eligibility Requirements; (ii) such Subsequent Contracts were not selected by Onyx or the Seller in a manner that either believes is adverse to the interests of the Certificateholders or the Insurer; (iii) the weighted average APR of the Contracts (after giving effect to the purchase of the related Subsequent Contracts) is not less than ____%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date will not be greater than __ months; and (v) the Seller and the Trustee shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of the Certificates.

           On the Business Day preceding each Distribution Date during and immediately following the Funding Period (each such date a "SUBSEQUENT CLOSING DATE") UCC-1 financing statements will be filed naming the Seller as seller and the Trustee as the purchaser with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing Date) and all legal opinions, officers' certificates and other documentation necessary with respect to the Subsequent Contracts delivered to the Trustee since the preceding Subsequent Closing Date (or the Closing Date, as the case may be) will be executed and delivered. Failure to comply with any of the conditions set forth in the Agreement with respect to a Subsequent Closing Date will be deemed to be a breach of a representation and warranty with respect to the Subsequent Contracts to which such Subsequent Closing Date relates and accordingly the Seller will be obligated to repurchase such Subsequent Contracts from the Trust as described below.

           Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

           Pursuant to the Agreement, the Seller will represent to the Trustee and the Trust for the benefit of holders of the Certificates and the Insurer that: (i) each Contract contains or will contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;
(ii) each Contract and the sale of the related Financed Vehicle at the date of origination complied or will comply in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale; (iii) each Contract constitutes or will constitute the legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) as of the Closing Date or related Subsequent Transfer Date, as applicable, each Contract was or will be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is or will be assignable and has been or will be so assigned by the Seller to the Trust; (v) as of the Closing Date or related Subsequent Transfer Date, as applicable, the Seller had or will have good and marketable title to and was or will be the sole owner of each Contract, free of liens, claims, encumbrances and rights of others; (vi) as of the Closing Date or related Subsequent Transfer Date, as applicable, there are no rights of rescission, offset, counterclaim, or defense, and the Seller had or will have had no knowledge of the same being asserted or threatened, with respect to any Contract; (vii) as of the Closing Date or related Subsequent Transfer Date, as applicable, the Seller had or will have had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Contract; (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date or related Subsequent Transfer Date, as applicable, the Seller has or will have had no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Contract exists, and the Seller has or will have had no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract exists, and the Seller has not waived any of the foregoing; (ix) each Contract requires or will require that the Obligor thereunder obtain comprehensive and collision insurance covering the related Financed Vehicle; (x) each Contract was or will be acquired from a dealer with whom Onyx ordinarily does business (except for Contracts originated by Onyx); (xi) no adverse selection procedures were utilized in selecting the Contracts; (xii) scheduled payments under each Contract have been or will be applied in accordance with the method for allocating principal and interest set forth in the Contract (either the Rule of 78's or Simple Interest Method); and
(xiii) there is or will be only one original of each Contract and such original is or will be held by the Trustee as custodian on behalf of the Trust and Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the Trustee or the Servicer that a Contract does not meet any of the criteria in the Agreement and such failure materially and adversely affects the interests of the Certificateholders or the Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the Trustee at a price equal to the Scheduled Balance thereof plus accrued interest (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Contract to meet any of the criteria set forth in the Agreement.

DISTRIBUTIONS

           Subject to the last sentence of this paragraph, distributions on the Certificates generally will be made on each Distribution Date by the Paying Agent out of net collections on the Contracts (exclusive of amounts representing payments due in the Collection Period in which such Distribution Date occurs and any future Collection Periods) for the Collection Period preceding such Distribution Date plus amounts payable from the Payahead Account, the Prefunding Account and/or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account). Such amount will be applied, first, to the Servicer in payment of the Servicing Fee, second, to payment of the Interest Distribution and the Principal Distribution to the Certificateholders on such Distribution Date in accordance with the Agreement (including the distribution of any Mandatory Partial Prepayment), third, to the Insurer, the premium for the Financial Guarantee Insurance Policy, and fourth, any balance shall be distributed to a separate spread account trust to be applied in accordance with the spread account trust agreement and the Insurance Agreement, which provide that to the extent funds are not required to reimburse the Insurer for draws on the Financial Guarantee Insurance Policy, to satisfy obligations owing to the Insurer or to reserve against the possibility of future draws, amounts remaining shall be released to the beneficiaries of the spread account trust. Any amounts distributed pursuant to clause fourth above will not be available to make distributions to the Certificateholders on the current or any future Distribution Date. Under the Financial Guarantee Insurance Policy, the Insurer is obligated to provide for payment to the Trustee on each Distribution Date of the amount, if any, by which the amount available for distribution from the net collections on Contracts and amounts payable from the Payahead Account, the Prefunding Account and/or pursuant to the Capitalized Interest Agreement (including from the Capitalized Interest Account), is less than the sum of the Servicing Fee, the Interest Distribution and the Principal Distribution due to the Certificateholders for such Distribution Date. In addition, on the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account, including amounts payable from the Payahead Account, is less than all remaining unpaid interest and principal on the Certificates, the Insurer is obligated to pay under the Financial Guarantee Insurance Policy or cause to be paid the amount of such shortfall. In addition, on the Final Distribution Date, to the extent the amount on deposit and available in the Collection Account, including from the Payahead Account, is less than all remaining unpaid interest and principal on the Certificates, the Insurer is obligated to pay under the Financial Guarantee Insurance Policy or cause to be paid the amount of such shortfall. See "--Distributions of Principal and Interest" herein.

SERVICING FEE

           The Servicer will be entitled to compensation for the performance of its obligations under the Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount equal to the product of one-twelfth of ____% per annum (the "SERVICING FEE RATE") multiplied by the Pool Balance (excluding the Prefunded Amount) as of the end of the Collection Period preceding the related Collection Period. As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments (other than earnings on amounts on deposit in the Prefunding Account) and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

           The Pooling and Servicing Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the Contracts. The Servicer, consistent with the foregoing, will be permitted, in its discretion, to waive certain changes and grant extensions as described under "Description of the Transfer and Servicing Agreements - Waivers and Extensions" in the Prospectus. The maturity date of a Contract, however, may not be extended more than ____ days past the originally scheduled maturity date, and in no event beyond the Class A-3 Final Scheduled Distribution Date.


                           DESCRIPTION OF THE INSURER

           The following information with respect to the Insurer has been furnished by the Insurer and none of Onyx, the Seller or the Underwriters have made any independent investigation of such information.

           The Insurer is domiciled in the State of _______ and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. State laws regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

           As of December 31, 199_ the Insurer had admitted assets of $______ (audited), total liabilities of $______ (audited), and total capital and surplus of $_______ (audited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. As of September 30, 199_, the Insurer had admitted assets of $_____ billion (unaudited), total liabilities of $________ (unaudited), and total capital and surplus of $________ (unaudited) determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

           Furthermore, copies of the Insurer's year end financial statements prepared in accordance with statutory accounting practices are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is ___________________. The telephone number of the Insurer is __________.

           The Financial Guarantee Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

           Moody's rates the claims paying ability of the Insurer "____." ___________ rates the claims paying ability of the Insurer "____." Each such rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

           The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

           Audited financial statements of the Insurer as of December 31, 199__ and 199__ and for each of the three years in the period ended December 31, 199__ are included in this Prospectus Supplement beginning at F-1. Unaudited financial statements of the Insurer for the nine-month periods ended September 30, 199_ and September 30, 199_ are included in this Prospectus beginning at F-__. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Insurer's 199_ year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Insurer.

STATEMENTS TO CERTIFICATEHOLDERS

           On each Distribution Date, the Trustee will include with each distribution to each Certificateholder the Distribution Date Statement setting forth for such Distribution Date the information described under "Description of the Securities - Statements to Securityholders" in the Prospectus and the following information:

                (i) during the Funding Period, the Aggregate Scheduled Balance of Subsequent Contracts transferred to the Trust during such Collection Period;

                (ii) during the Funding Period, the remaining amount on deposit, if any, in the Prefunding Account, after giving effect to (i) above;

                (iii) at the end of the Funding Period, the amount of the Mandatory Partial Prepayment; and

                (iv) the amount, if any, required from the Insurer pursuant to the Financial Guarantee Insurance Policy to pay any shortfall in the amount available in the Collection Account for payment.

CERTAIN MATTERS RELATING TO THE INSURER

           Notwithstanding any provision in the Prospectus to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under the Agreement, to terminate the Servicer, or to control or direct the actions of the Seller, the Servicer or the Trustee pursuant to the terms of the Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Seller, the Servicer, the Trustee or the Certificateholders; provided, that the consent of the Insurer shall be required at all times with respect to any amendment of the Agreement.


                              ERISA CONSIDERATIONS

           Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Certificates may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code.

           The DOL has granted to ___________________________ an administrative exemption (Prohibited Transaction Exemption __-__ (the "EXEMPTION")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. On July 21, 1997, the DOL adopted an Amendment to Prohibited Transaction Exemptions (Prohibited Transaction Exemption 97-34) that modified the Exemption with respect to transactions, such as this one, that utilize prefunding. The receivables covered by the Exemption include motor vehicle installment obligations such as the Contracts.

           Among the conditions that must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Certificates are the following:

              (i) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

             (ii) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

            (iii) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.

             (iv) The Trustee is not an affiliate of any member of the Restricted Group (as defined below).

              (v) The sum of all payments made to the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

             (vi) The Benefit Plan investing in the Certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

            (vii) The principal amount of obligations added to the Trust after the Closing Date does not exceed 25% of the principal balance of the Certificates being offered as of the Closing Date.

           (viii) All such additional obligations meet the same terms and conditions for eligibility as the obligations originally included in the Trust (which terms and conditions have been approved by one of the above-named rating agencies) except that such terms and conditions may be modified with the prior approval of a rating agency or of a majority of the holders of the certificates offered.

             (ix) The addition of the obligations during the funding period does not result in a ratings downgrade.

              (x) The weighted average annual percentage rate of all obligations in the Trust at the end of the funding period is not more than 100 basis points lower than such weighted average as of the closing date.

             (xi) The characteristics of the additional obligations are monitored by a third party credit enhancer or certificate insurer which is independent of the sponsor of the Trust, or an independent accountant delivers a letter (with copies to the relevant rating agencies, underwriters and trustee) stating that the characteristics of the additional obligations conform to the characteristics with respect thereto specified in the offering documents;

            (xii) The funding period ends no later than 90 days after the Closing Date.

           (xiii) Amounts on deposit in the Prefunding Account and/or related Capitalized Interest Account are invested only in investments permitted by the relevant rating agencies that are (i) direct obligations of or fully guaranteed by the United States or any agency or instrumentality thereof or (ii) rated (or issued by an issuer rated) in one of the three highest generic rating categories by the relevant rating agencies.

           The Trust must also meet the following requirements:

                     (a) The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools.

                     (b) Certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc. for at least one year prior to the Benefit Plan's acquisition of certificates.

                     (c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of certificates.

           The Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Benefit Plan fiduciary causes a Benefit Plan to acquire certificates in a trust in which the fiduciary (or his affiliate) is an Obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an Obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Benefit Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Underwriter, the Trustee, the Servicer, the Insurer, any Obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "RESTRICTED GROUP").

           The Seller believes that the Exemption will apply to the acquisition, holding and resale of the Certificates by a Benefit Plan and that all conditions of the Exemption other than those within the control of investors will be met. However, there can be no assurance that the DOL or the Internal Revenue Service will not take a contrary position, nor that such position will be sustained. One or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the type of Benefit Plan's fiduciary making the decision to acquire the Certificates and the circumstances under which such decision is made, including, but not limited to, (a) Prohibited Transactions Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds or (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts. Before purchasing the Certificates, a Benefit Plan's fiduciary should consult with its counsel to determine whether the conditions of the Exemption or any other exemption would be met. A purchaser of the Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

           As described above, the acquisition of a Certificate by a Benefit Plan could result in various unfavorable consequences for the Benefit Plan or its fiduciaries under the regulations unless one of the exceptions in the regulations or an exemption is available. See "ERISA Considerations" in the Prospectus.

           Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a Certificate. Any Benefit Plan which acquires a beneficial ownership interest in Certificates will be deemed, by virtue of the acceptance and acquisition of such ownership interest, to have represented to the Seller and the Trustee that such Benefit Plan is an "ACCREDITED INVESTOR" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

           A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("SIMILAR LAW"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.


                                  UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement dated _________, 199__ (the "UNDERWRITING AGREEMENT") between the Seller and the Underwriters named below (the "UNDERWRITERS"), the Seller has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name in the table below:

                                                                             Principal
                                                                             Amount of
               UNDERWRITER                                                 Certificates
               -----------                                             ----------------
                                                                       $
                                                                       $
     Total............................................................ $

           The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of ____% of the principal amount thereof. The Underwriters may allow, and such dealers may reallow, a discount not in excess of ____% of the principal amount of the Certificates on sales to certain other dealers. After the initial public offering, the public offering price of the Certificates and such concession and discount may be changed. The Underwriters are obligated to purchase and pay for all of the Certificates if any Certificates are purchased. The Underwriters currently intend, but are not obligated, to make a market in the Certificates.

           During and after the offering, the Underwriters may purchase and sell the Certificates in the open market in transactions in the United States. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Certificates sold in the offering for their account may by reclaimed by the Underwriters if such Certificates are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

           The Seller and Onyx have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.


                                  LEGAL MATTERS

           Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" in the Prospectus will be passed upon for the Seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the Certificates will be passed upon for the Underwriters by ___________________________. Certain legal matters relating to the Financial Guarantee Insurance Policy will be passed upon for the Insurer by
_________________________.


                                     EXPERTS

           The consolidated financial statements of _____________________ and subsidiaries as of December 31, 199_ and 199_ and for each of the years in the three-year period ended December 31, 199_ are included herein beginning on page F-1 and have been audited by _____________, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                                 INDEX OF TERMS

"accredited investor"................................................................................S-25, S-26
"Aggregate Scheduled Balance Decline".................................................................S-3, S-17
"Aggregate Scheduled Balance".........................................................................S-3, S-18
"Agreement".................................................................................................S-1
"Benefit Plan".............................................................................................S-24
"Business Day"..............................................................................................S-2
"Capitalized Interest Account"........................................................................S-5, S-19
"Capitalized Interest Agent"...............................................................................S-19
"Capitalized Interest Agreement"............................................................................S-2
"Cede"......................................................................................................S-8
"Certificate Owner"...................................................................................S-8, S-17
"Certificates"...........................................................................................i, S-1
"Closing Date".........................................................................................S-4, S-9
"Code".....................................................................................................S-24
"Collection Period"............................................................................ S-3, S-17, S-17
"Commission".................................................................................................ii
"Contracts"........................................................................................i, S-2, S-11
"Cut-Off Date Scheduled Balance"............................................................................S-1
"Cut-Off Date"................................................................................................i
"Defaulted Contract"..................................................................................S-4, S-18
"Distribution Date".....................................................................................ii, S-2
"DTC"....................................................................................................i, S-8
"Eligibility Requirements".................................................................................S-14
"Eligible Account".........................................................................................S-18
"ERISA".....................................................................................................S-8
"Exchange Act"...............................................................................................ii
"Exemption"................................................................................................S-24
"Final Distribution Date"....................................................................................ii
"Financed Vehicles"................................................................................i, S-2, S-11
"Financial Guarantee Insurance Policy"...................................................................i, S-2
"Funding Period"............................................................................................S-4
"Initial Contracts".........................................................................................S-1
"Initial Financed Vehicles".................................................................................S-1
"Insurance Agreement".......................................................................................S-6
"Insurer"................................................................................................i, S-2
"Interest Distribution"...........................................................................ii, S-2, S-17
"Liquidated Contract".................................................................................S-4, S-18
"Mandatory Partial Prepayment"....................................................................S-4, S-5, S-9
"Monthly P&I".........................................................................................S-3, S-18
"Motor Vehicle Contracts"..................................................................................S-11
"Obligor"..................................................................................................S-10
"Onyx"...................................................................................................i, S-1
"Original Pool Balance".....................................................................................S-8
"Participants".............................................................................................S-17
"Payaheads".................................................................................................S-7
"Pool Balance"........................................................................................S-3, S-17
"Prefunded Amount"..........................................................................................S-4
"Prefunding Account" .................................................................................S-2, S-18
"Principal Distribution"..........................................................................ii, S-3, S-17
"PTCE".....................................................................................................S-26
"Record Date"............................................................................................. S-17
"Repurchase Amount"........................................................................................S-22
"Restricted Group".........................................................................................S-26
"Rule of 78's Contracts"..............................................................................S-7, S-13
"Scheduled Balance"...................................................................................S-3, S-18
"Security Insurance Policy".................................................................................S-6
"Seller".................................................................................................i, S-1
"Selling Subsidiary" ......................................................................................S-13

"Servicer Report Date"......................................................................................S-6
"Servicer"...............................................................................................i, S-1
"Servicing Fee Rate" .................................................................................S-6, S-22
"Servicing Fee".............................................................................................S-6
"Similar Law"..............................................................................................S-26
"Simple Interest Contracts"...........................................................................S-7, S-13
"Subsequent Closing Date".............................................................................S-7, S-21
"Subsequent Contracts".............................................................................i, S-2, S-11
"Subsequent Financed Vehicles".....................................................................i, S-2, S-11
"Subsequent Transfer Date"............................................................................S-2, S-11
"Tax Counsel"...............................................................................................S-8
"Transfer Certificate".....................................................................................S-20
"Trust Property"............................................................................................S-1
"Trustee".............................................................................................S-1, S-11
"Trust"............................................................................................i, S-1, S-11
"Underwriters".............................................................................................S-26
"Underwriting Agreement"...................................................................................S-26

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

                  SUBJECT TO COMPLETION, DATED APRIL 28, 1998


PROSPECTUS

                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                             AUTO LOAN BACKED NOTES
                       AUTO LOAN PASS-THROUGH CERTIFICATES

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     SELLER

                          ONYX ACCEPTANCE CORPORATION,
                                    SERVICER

           The Auto Loan Backed Notes (the "NOTES") and the Auto Loan Pass-Through Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "TRUST"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Onyx Acceptance Financial Corporation, as Seller (the "SELLER") and the Trustee specified in the related Prospectus Supplement (the "TRUSTEE") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Onyx Acceptance Corporation ("ONYX"), as Servicer (the "SERVICER"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the applicable Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. If a series of Securities includes Certificates, such Certificates will represent undivided ownership interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sales contracts (the "CONTRACTS") secured by new and/or used automobiles and/or light-duty trucks (the "FINANCED VEHICLES"), certain monies due under the related Contracts on or after the applicable Cut-Off Date specified in the related Prospectus Supplement, security interests in the related Financed Vehicles and certain other property, all as described herein and in the related Prospectus Supplement.

                                                        (Continued on next page)

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 6 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES WILL REPRESENT [NON-RECOURSE] OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND WILL NOT BE GUARANTEED OR INSURED BY, THE SELLER, ONYX ACCEPTANCE CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

           Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is _____________, 199__

(Continued from prior page)

           Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive specified payments or distributions in respect of collections of principal and interest on the related Contracts, at the rates, on the dates (each, a "DISTRIBUTION DATE") and in the manner described herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement (i) distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of the Notes, if any, of such series or on one or more other classes of Certificates of such series and (ii) payments of interest and principal on one or more classes of Notes of a series may be subordinated in priority of payment to interest and principal due on one or more of the other classes of Notes of such Series. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of payments or distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to payments or distributions in respect of principal with disproportionate, nominal or no interest payments or distributions, or to interest payments or distributions with disproportionate, nominal or no payments or distributions in respect of principal. The rate of payments in respect of principal of any class of Notes and the rate of distributions in respect of principal of any class of Certificates will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Contracts) on the related Contracts. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

           The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Servicer and each Trust, and the address is http://www.sec.gov. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations of the Commission thereunder, and such reports can be obtained as described above. Such reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. Such reports will contain certain financial information regarding such Trust, including the Distribution Date Statement which will be furnished monthly to Securityholders as described under "Reports to Securityholders" below. Reports on Form 8-K and Form 10-K with respect to a Trust and the Securities issued by such Trust will not be filed for any period which ends after December 31 of the year in which the Securities are issued; however, the related Securityholders will continue to receive the Distribution Date Statement monthly, as described below.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           All documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 (Telephone: (949) 450-5500).

                                SUMMARY OF TERMS

           The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. See the Index of Terms for the location herein of the definitions of certain capitalized terms. An investment in the Securities of any series involves various risks, and potential purchasers should carefully consider the matters discussed under "Risk Factors" herein and in the related Prospectus Supplement in considering an investment in the Securities of any series.

ISSUER.....................    With respect to each series of Securities, the
                               Trust to be formed (the "TRUST" or the "ISSUER") pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "TRUST
                               AGREEMENT") among the Seller and the Trustee for such Trust or a Pooling and Servicing Agreement
                               (as amended and supplemented from time to time, the "POOLING AND SERVICING AGREEMENT") among the
                               Seller, the Servicer and the Trustee for such Trust.

SELLER.....................    Onyx Acceptance Financial Corporation (the
                               "SELLER"), a wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation
                               ("ONYX"). The Seller's principal executive offices are located at 8001 Irvine Center Drive, 6th Floor, Irvine, California 92618 and its telephone number is (949) 450-5500. See "The
                               Seller".

SERVICER...................    Onyx.  Onyx's principal executive offices are
                               located at 8001 Irvine Center Drive, 5th Floor,
                               Irvine, California 92618 and its telephone number is (949) 790-5400. See "The Servicer".

TRUSTEE....................    With respect to each series of Securities, the
                               Trustee specified in the related Prospectus
                               Supplement.

INDENTURE TRUSTEE .........    With respect to any series of Securities that
                               includes one or more classes of Notes, the Indenture Trustee specified in the related
                               Prospectus Supplement.

THE NOTES .................    A series of Securities may include one or more
                               classes of Notes which will be issued pursuant to an Indenture between the applicable Trust and the related Indenture Trustee (as amended and supplemented from time to time, an "INDENTURE"), and may not include any Certificates. The related
                               Prospectus Supplement will specify which class or classes, if any, of Notes of a series are being offered thereby.

                               Unless otherwise specified in the related
                               Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Except as otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Securities only in the limited circumstances described herein. See "Description of the Securities--Definitive Securities".

                               Unless otherwise specified in the related
                               Prospectus Supplement, each class of Notes will have a stated Note Principal Balance specified in the related Prospectus Supplement ("NOTE PRINCIPAL BALANCE") and will accrue interest on such Note Principal Balance at a specified rate (with respect to each class of Notes, the "INTEREST RATE"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining such Interest Rate.

                               With respect to a series that includes two or more classes of Notes, as specified in the related Prospectus Supplement, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, and payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from certain designated Contracts. In addition, a series may include one or more classes of Notes ("STRIP NOTES") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                               If the Seller, the Servicer or a successor thereto exercises its option to purchase the Contracts of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

THE CERTIFICATES ..........    A series may include one or more classes of
                               Certificates and may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of Certificates of a series are being offered thereby.

                               Unless otherwise specified in the related
                               Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and in integral multiples thereof and will be available in book-entry form only. Except as otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Securities only in the limited circumstances described herein. See "Description of the Securities--Definitive Securities".

                               Unless otherwise specified in the related
                               Prospectus Supplement, each class of Certificates will have a stated Certificate Principal Balance specified in the related Prospectus Supplement (the "CERTIFICATE PRINCIPAL BALANCE") and will accrue interest on such Certificate Principal Balance at a specified rate (with respect to each class of Certificates, the "PASS-THROUGH RATE"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-

                               Through Rate for each class of Certificates or the method for determining such Pass-Through Rate.

                               With respect to a series that includes two or more classes of Certificates, as specified in the related Prospectus Supplement, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, and distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from certain designated Contracts. In addition, a series may include one or more classes of Certificates ("STRIP CERTIFICATES") entitled to
                               (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                               If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                               If the Seller, the Servicer or a successor thereto exercises its option to purchase the Contracts of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the outstanding
                               Certificates will be redeemed as set forth in the related Prospectus Supplement.

THE TRUST PROPERTY.........    Unless otherwise specified in the related
                               Prospectus Supplement, the property of each Trust
                               (the "TRUST PROPERTY") will include: (i) a pool of motor vehicle retail installment sales contracts (the "CONTRACTS"), all of which are secured by new and/or used automobiles and/or light-duty trucks (the "FINANCED VEHICLES"), (ii) certain documents relating to the Contracts,
                               (iii) certain monies due under the Contracts on or after the Cut-Off Date specified in the related Prospectus Supplement, (iv) security interests in the related Financed Vehicles, and the rights to receive proceeds from claims or certain related insurance policies covering the Financed Vehicles or the obligors, (v) all amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the applicable
                               Prospectus Supplement, including all Eligible
                               Investments credited thereto (but excluding any investment income from Eligible Investments to be paid to the Servicer), (vi) the benefits of any form of credit enhancement identified in the applicable Prospectus Supplement, (vii) the right of the Seller to cause Onyx to repurchase certain
                               Contracts under certain circumstances, and (viii) all proceeds of the foregoing. See "The Trusts".

                               On or before the date of initial issuance of a series of Securities (the related "CLOSING DATE") as specified in the related Prospectus Supplement, the Seller will sell or transfer Contracts having an aggregate principal balance specified in the related Prospectus
                               Supplement as of the date specified therein (the "CUT-OFF DATE") to the applicable Trust pursuant to, if such Trust is to be treated as an owner trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "SALE AND SERVICING AGREEMENT") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement.

CONTRACTS..................    Unless otherwise specified in the related
                               Prospectus Supplement, all of the Contracts included in the Trust Property of each Trust will have been (i) originated by automobile dealerships ("DEALERS") assigned to Onyx or purchased or originated by subsidiaries of Onyx,
                               (ii) purchased by the Seller from Onyx or from a subsidiary of Onyx (each such subsidiary, a "SELLING SUBSIDIARY") and (iii) purchased by the Trust from the Seller. See "The Onyx Portfolio of
                               Motor Vehicle Contracts". All of the Contracts included in the Trust Property of each Trust will have been selected based upon the criteria specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, as described herein and in the related Prospectus
                               Supplement.

PREFUNDING ARRANGEMENTS....    If and to the extent provided in the related
                               Prospectus Supplement with respect to a series of Securities, the related Sale and Servicing
                               Agreement or Pooling and Servicing Agreement may provide for a commitment by the related Trust to subsequently purchase additional Contracts
                               ("SUBSEQUENT CONTRACTS") from the Seller following the date on which the Trust is established and the related Securities are issued
                               (a "PREFUNDING ARRANGEMENT"). See "Prefunding
                               Arrangements".

CREDIT AND CASH FLOW
 ENHANCEMENT ..............    If and to the extent specified in the related
                               Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: a surety bond or financial guarantee insurance policy (a "SECURITY INSURANCE POLICY") provided by a third-party insurer (a "SECURITY
                               INSURER"), subordination of one or more classes of Securities to one or more other classes of securities, a reserve fund, a yield maintenance account, over-collateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Transfer and Security Agreements--Credit and Cash Flow Enhancement".





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
TAX STATUS ................    Unless the Prospectus Supplement specifies that
                               the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Securities, Tax Counsel to such Trust will deliver an opinion to the effect that for federal income tax purposes (a) any Notes of such series will be characterized as debt and (b) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and California income and franchise tax purposes.
                               Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                               If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Certificates, Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                               See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences With Respect To Trusts For Which A Partnership Election Is Made" for additional information concerning the application of federal and California tax laws.

ERISA CONSIDERATIONS ......    Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the related
                               Prospectus Supplement, and unless otherwise specified therein, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans. Unless otherwise specified in the related Prospectus
                               Supplement, the Certificates of any series that are subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATING.....................    It will be a condition to the issuance of each
                               class of Securities specified as being offered by the related Prospectus Supplement that such class of Securities be rated in one of the four highest generic rating categories established for such Securities by at least one nationally recognized statistical rating agency (each such rating agency that rates a class of Securities being referred to herein as a "RATING AGENCY").

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS -- THE CONTRACTS; SECURITY INTERESTS IN FINANCED VEHICLES

           Each transfer of Contracts to a Trust will be subject to the perfection requirements of the Uniform Commercial Code ("UCC"), as in effect in California. The Seller will take or cause to be taken such action as is required to perfect such Trust's rights in the applicable Contracts and will warrant that the Trust has good title, free and clear of liens and encumbrances, to each Contract on the date such Contract is transferred to the Trust. Except as otherwise specified in the related Prospectus Supplement, the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will, subject to the satisfaction of any conditions specified in the applicable agreement, permit the Servicer to hold the Contracts on behalf of the Trustee after the filing of UCC-1 financing statements relating to the perfection of such Trust's security interest in the Contracts. Accordingly, if Onyx or the Seller sell and deliver a Contract to another purchaser, there is a risk that the purchaser could acquire an interest in the Contract superior to the interest of such Trust and the Securityholders. Onyx will agree in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to take all necessary action to preserve and protect such Trust's ownership interest in the Contracts.

           The Seller will represent that each Contract is secured by a Financed Vehicle. After a Contract is purchased by Onyx, or purchased or originated by a subsidiary of Onyx, and the appropriate application is processed by the department of motor vehicles or similar state agency responsible for vehicle records in the state in which the Contract was originated, the certificate of title (or computerized title record in the case of certain of the Contracts originated in California, for which there will be no paper certificates of title) to the Financed Vehicle securing the Contract will show Onyx or such subsidiary as the secured party holding a lien in the Financed Vehicle. When the Contracts are sold to the Seller and then to a Trust, Onyx or such subsidiary will remain the secured party named on the related certificates of title (or computerized title records in the case of certain Contracts originated in California), and such certificates (or electronic records) will not be endorsed or otherwise marked to identify the related Trustee (or, if applicable, the related Indenture Trustee) as secured party, due to the administrative burden and expense of applying to the department of motor vehicles or similar state agency in each of the states of Contract origination to identify the Trustee (or, if applicable, the related Indenture Trustee) as secured party, and because retaining Onyx's or such subsidiary's name as secured party enables Onyx to more efficiently service the Contracts. Even though a Trust will not be identified as secured party with respect to the Financed Vehicles relating to the Contracts transferred to it, because such Trust will have a security interest in such Contracts, it will be the beneficial owner of the security interests in the related Financed Vehicles (which security interests, in the case of a series of Securities including one or more classes of Notes, will be pledged to the related Indenture Trustee). There exists a risk, however, in not identifying such Trust (or, if applicable, the related Indenture Trustee) as the new secured party on the certificate of title (or computerized title record) that, through fraud or negligence, the security interest of such Trust could be released. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Certain Legal Aspects of the Contracts".

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

           It is intended by Onyx, each Selling Subsidiary and the Seller that each transfer of Contracts by Onyx or a Selling Subsidiary to the Seller constitute a "true sale" of the applicable Contracts to the Seller. If such a transfer constitutes a "true sale," the applicable Contracts and the proceeds thereof would not be part of Onyx's or such Selling Subsidiary's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

           Onyx and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under the United States Bankruptcy Code or similar state laws ("INSOLVENCY LAWS") will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the



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

Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in payments or distributions in respect of the Securities could occur or reductions in the amounts of such payments or distributions could result. See "The Seller". Unless otherwise provided in the related Prospectus Supplement, notwithstanding the holding by a court that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any insolvency law, any related Security Insurer will remain unconditionally and irrevocably obligated under the applicable Security Insurance Policy to guarantee principal and interest payments and distributions on each Distribution Date.

PREPAYMENT CONSIDERATIONS

           The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Contracts are paid, which payment may be in the form of scheduled amortization or prepayments. Prepayments on Simple Interest Contracts will shorten the average life of such Contract and, therefore, of the series of Securities related to such Contracts, because they will be paid or distributed to the related Securityholders on the Distribution Date immediately following the Collection Period in which such prepayments are received. Partial prepayments on Rule of 78's Contracts will be treated as Payaheads and accordingly will not affect the average life of such Contracts because such payments will be held in the name of the related Trustee (or, if applicable, the related Indenture Trustee), acting on behalf of the related obligors and Securityholders, as their interest may appear, until paid or distributed in accordance with the original schedule of payments for such Contracts.

           Onyx has limited historical experience with respect to prepayments, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. See "Maturity and Prepayment Considerations".

SUBORDINATION; LIMITED ASSETS

           To the extent specified in the related Prospectus Supplement (i) distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on one or more classes of the Notes, if any, of such series or on one or more other classes of Certificates of such series and (ii) payments of interest and principal on one or more classes of Notes of a series may be subordinated in priority of payment to interest and principal due on one or more of the other classes of Notes of such Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Contracts and the other assets described in the related Prospectus Supplement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller or the Servicer or any of their respective affiliates, the applicable Trustee, any Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Contracts and, if and to the extent available, amounts available from the other assets specified in the related Prospectus Supplement.

CONSUMER PROTECTION LAWS

           The Contracts will be subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Contracts. Any failure by the originator thereof to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Contracts. With respect to each series of Securities, the Seller will make representations and warranties relating to the validity and enforceability of the related Contracts and its compliance with applicable law in connection with its performance of the transactions contemplated by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. Pursuant thereto, if the applicable Trust's interest in a Contract is materially and adversely affected by the failure of such Contract to comply with the applicable requirements of any consumer protection law, the Seller will be obligated to repurchase such Contract. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period will be that the Contracts affected thereby will be required to be repurchased by the Seller. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts" and "Certain Legal Aspects of the Contracts -- Repurchase Obligation".

BOOK-ENTRY REGISTRATION

           Unless otherwise specified in the related Prospectus Supplement, Security Owners will hold their Certificates or Notes, as applicable, through the Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with DTC's usual rules and operating procedures So long as the Securities are book-entry Securities ("BOOK-ENTRY SECURITIES"), such Securities will be evidenced by one or more certificates registered in the name of a Participant of DTC as the nominee of DTC. No Security Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. Unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the related Trustee (or, if applicable, the related Indenture Trustee) as "CERTIFICATEHOLDERS", "NOTEHOLDERS" or "SECURITYHOLDERS", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its Participants. See "Description of the Securities--Book-Entry Registration".

           Since transactions in the Securities can be effected only through DTC, Participants, Indirect Participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in DTC, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.

           Beneficial owners of Securities may experience some delay in their receipt of payments or distributions of interest and principal since such payments or distributions will be provided by the related Trustee (or, if applicable, the related Indenture Trustee) to DTC and DTC will credit such payments or distributions to the accounts of its Participants, which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through Indirect Participants.


                                   THE TRUSTS

           With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the property of each Trust (the "TRUST PROPERTY") will include: (i) the related Contracts, (ii) certain documents relating to such Contracts, (iii) certain monies due under such Contracts on or after the related Cut-Off Date, (iv) security interests in the related Financed Vehicles and the rights to receive certain proceeds from claims on certain related insurance policies covering such Financed Vehicles or the related obligors, (v) all amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the related Prospectus Supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments to be paid to the Servicer or as otherwise specified in the related Prospectus Supplement), (vi) the right of the Seller to cause Onyx to repurchase certain Contracts under certain circumstances, and (vii) all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Security Insurance Policy, reserve fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

           Prior to formation, each Trust will have had no assets or obligations. After formation, each Trust will not engage in any activity other than acquiring and holding the related Contracts, issuing the related Securities, distributing payments in respect thereof and as otherwise described herein, in the related Prospectus Supplement and in the Trust Agreement or Pooling and Servicing Agreement, as applicable. Each Trust will not acquire any Motor Vehicle Contracts or assets other than the Trust Property.

           The principal offices of each Trust that is not a grantor trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                                   THE TRUSTEE

           The Trustee for each Trust and, if applicable, the Indenture Trustee, will be specified in the related Prospectus Supplement. The Trustee's and, if applicable, the Indenture Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement, Sale and Servicing Agreement, and Indenture or the related Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee with respect to a series of Securities may resign or be removed under the circumstances specified in the related Prospectus Supplement. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.


                  THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

PURCHASE AND ORIGINATION OF MOTOR VEHICLE CONTRACTS

           Onyx's portfolio of retail installment sales contracts and installment loan agreements are secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS"). Motor Vehicle Contracts in Onyx's portfolio are purchased by Onyx from Dealers that originate such contracts, purchased by a subsidiary of Onyx from credit unions that originate such contracts, or originated by Onyx or a subsidiary of Onyx. Unless otherwise specified in the related Prospectus Supplement (i) substantially all of the Contracts included in the Trust Property of a Trust will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx and the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx and (ii) all of such Contracts will have been sold to the Seller and then to such Trust. Onyx currently has agreements with over _____ Dealers, of which approximately ______% are franchised new car dealerships and approximately _____% are independent used car dealerships. The Dealers are located in metropolitan areas in the states in which the Motor Vehicle Contracts are or will be originated, which are ___________, ______________, ______________
and ____________________. Each Dealer or credit union from which Onyx or a subsidiary of Onyx purchases Motor Vehicle Contracts has entered into an agreement with Onyx or such subsidiary whereby the applicable seller represents that it will comply with federal and state laws regarding motor vehicle financing, that such seller will obtain the requisite financial information required of the obligor in order to extend credit, and that such seller will truthfully disclose to Onyx or such subsidiary such financial information, the identity of the obligor and other information in connection with the loan transaction. The Dealers with whom Onyx has agreements and Dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of Motor Vehicle Contracts for Onyx to purchase. Before purchasing Motor Vehicle Contracts from independent used car Dealers, Onyx completes a credit review of the Dealer's financial condition (including a review of financial information provided by the Dealer and a Dun & Bradstreet report on the Dealer) and a review of the underwriting criteria used by the Dealer. The payment obligations of the obligor under each Motor Vehicle Contract are secured by the vehicle purchased with the loan proceeds provided under that Motor Vehicle Contract.




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
           Onyx services all of the Motor Vehicle Contracts and initially will serve as the primary servicer of the Contracts included in the Trust Property of a Trust after such Contracts are sold by the Seller to such Trust. The servicing functions performed by Onyx include customer service, document filekeeping, computerized account record keeping, vehicle title processing and collections.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

           Onyx underwrites Motor Vehicle Contracts purchased from Dealers through its twelve regional contract purchasing offices ("AUTO FINANCE CENTERS"), five of which are in California and one in each of Arizona, Florida, Georgia, Illinois, Michigan, Nevada and Washington. Motor Vehicle Contracts purchased from Dealers in other states are generally purchased by the Auto Finance Center that is geographically most proximate to the state of origination. In the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, such Motor Vehicle Contracts are underwritten at the Irvine, California Auto Finance Center location. Each Motor Vehicle Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the Rule of 78's or the Simple Interest Method. See "The Contracts".

           To evaluate the potential purchase of a Motor Vehicle Contract originated by a Dealer, Onyx reviews the application package received from such Dealer, or in the case of Motor Vehicle Contracts purchased or originated by a subsidiary of Onyx, such subsidiary reviews the application package received from the originating credit union or the obligor, that in any case sets forth the obligor's income, liabilities, credit and employment history, and other personal information, as well as a description of the financed vehicle that secures the Motor Vehicle Contract. Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx's underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or such subsidiary.

           Each proposed Motor Vehicle Contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the obligor's ability to repay all amounts due under the Motor Vehicle Contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the Motor Vehicle Contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are (i) stability of the obligor with specific regard to the obligor's occupation, length of employment and length of residency, (ii) the obligor's payment history based on information known directly or as provided by various credit reporting agencies with respect to present and past debt, (iii) a debt service-to-gross monthly income ratio test, and (iv) the principal amount of the Motor Vehicle Contract taking into account the age, type and market value of the related financed vehicle. The general policy of Onyx and its subsidiaries has been not to allow an obligor's debt service-to-gross monthly income ratio to exceed 45%.

           After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the applicable Dealer or credit union, or by telephone or otherwise to the obligor in the case of Motor Vehicle Contracts originated by a subsidiary of Onyx, specifying approval (subject to the receipt of the required documentation), denial or a counter-offer on the proposed Motor Vehicle Contract. If the response to the Dealer, credit union or obligor requires stipulations to the approval (including an additional downpayment, reduction in the term of the financing, or the addition of a co-signer to the Motor Vehicle Contract), these are communicated concurrently to the Dealer, credit union or obligor, and become a condition of the approval. Subsequent to approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or such subsidiary will obtain the necessary documentation for processing, which consists of the following: (i) a signed application; (ii) the only original and a copy of the executed Motor Vehicle Contract; (iii) an agreement by the obligor to provide insurance; (iv) a report of sale or guarantee of title; (v) an application for registration; (vi) a co-signer notification (if applicable); (vii) a copy of any supplemental warranty purchased with respect to the financed vehicle; (viii) acceptable vehicle valuation documentation; and (ix) any other required documentation.




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
           Once the appropriate documentation is in hand for funding, the file relating to the Motor Vehicle Contract is ready to forward to a contract processor for a pre-funding audit. The contract processor (who is employed by Onyx or one of its subsidiaries) then audits such documents for completeness and consistency with the application, providing final approval for purchase of the Motor Vehicle Contract once these requirements have been satisfied (subject to the receipt of the required documentation).

           The amount advanced by Onyx or a subsidiary of Onyx under any Motor Vehicle Contract does not exceed (i) for a new financed vehicle, the manufacturer's suggested retail price plus taxes, title and license fees, extended warranty (if any) and credit insurance, or (ii) for a used financed vehicle, the value assigned by a nationally recognized used car value guide, plus taxes, title and license fees and extended warranty (if any). However, the actual amount advanced for a Motor Vehicle Contract is often less than the maximum permissible amount depending on a number of factors, including the length of the Motor Vehicle Contract term and the model and year of the related financed vehicle. These adjustments are made to assure that the related financed vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. Under no circumstances is the amount advanced for a Motor Vehicle Contract greater than the amount payable by the obligor with respect to the purchase of the related financed vehicle.

           Periodically, Onyx makes a detailed analysis of its portfolio of Motor Vehicle Contracts (including Motor Vehicle Contracts purchased or originated by its subsidiaries) to evaluate the effectiveness of Onyx's credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx's management. Onyx reviews, on a daily basis, the quality of its Motor Vehicle Contracts by conducting audits of certain randomly selected Motor Vehicle Contracts to ensure compliance with established policies and procedures.

INSURANCE

           Each related Motor Vehicle Contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee. Onyx tracks whether obligors maintain the required insurance.

COLLECTION PROCEDURES

           Collection activities with respect to delinquent Motor Vehicle Contracts are performed by Onyx at its Irvine Collection Center. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the Motor Vehicle Contract within 30 days of the related due date (each a "DUE DATE").

           To automate its collection procedures, Onyx uses features of the computer system of its third party service bureau, Online Computer Systems, Inc. ("OCS") to provide tracking and notification of delinquencies. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all Motor Vehicle Contracts. The system also records an obligor's promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to Contracts. Onyx utilizes a predictive dialing system located at the Irvine Collection Center to make phone calls to obligors whose payments are past due by more than eight days but less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx's database. By eliminating time wasted on attempting to reach obligors, the system gives a single collector, on average, the ability to speak with and work 200 to 250 accounts per day. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all obligors who cannot be reached by telephone.




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
           Once an Obligor is 20 days or more delinquent, the account is assigned to a specific collector at the Irvine Collection Center who will have primary responsibility for such delinquent account until it is resolved. To expedite collections from late paying obligors, Onyx uses Western Union "Quick Collect," which allows an obligor to pay at numerous locations any late payments which are in turn wired daily to Onyx's lockbox account by Western Union. Onyx also uses an automatic payment system that allows an obligor to authorize Onyx to present a draft on the obligor's bank account directly to the obligor's bank for payment to Onyx.

           Generally, after a scheduled payment under a Motor Vehicle Contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the financed vehicle. However, if the applicable Motor Vehicle Contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related Financed Vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which Motor Vehicle Contracts are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the Motor Vehicle Contract.

           Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a Motor Vehicle Contract is deemed uncollectible or during the month a scheduled payment under a Motor Vehicle Contract becomes 120 days or more past due, whichever occurs first.

           Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the Obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx's business judgment. However, the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will require that Onyx service the Contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to Motor Vehicle Contracts serviced by it for its own account.

MODIFICATIONS AND EXTENSIONS

           Onyx offers certain credit-related extensions to obligors. Generally, these extensions are offered only when (i) Onyx believes that the obligor's financial difficulty has been resolved or will no longer impair the Obligor's ability to make future payments, (ii) the extension will result in the Obligor's payments being brought current, (iii) the total number of credit-related extensions granted on the Motor Vehicle Contract will not exceed three and the total credit-related extensions granted on the Motor Vehicle Contract will not exceed three months in the aggregate, (iv) there has been no more than one credit-related extension granted on the Motor Vehicle Contract in the immediately preceding twelve months, and (v) Onyx (or its assignee) had held the Motor Vehicle Contract for at least six months. Any deviation from this policy requires the concurrence of a collection supervisor and Onyx's collection manager and the Executive Vice President, Collections.

DELINQUENCY AND LOAN LOSS INFORMATION

           Certain information concerning the experience of Onyx pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of Motor Vehicle Contracts (including receivables previously sold which Onyx continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any Contracts related to a series of Securities will be comparable to prior experience or to such information.




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
                                  THE CONTRACTS

           Unless otherwise specified in the related Prospectus Supplement (i) all of the Contracts will have been purchased by the Seller from Onyx or a Selling Subsidiary and (ii) substantially all of the Contracts will have been purchased by Onyx from new and used car Dealers unaffiliated with Onyx or the Seller, and a limited number of Contracts will have been purchased or originated by subsidiaries of Onyx. See "The Onyx Portfolio of Motor Vehicle Contracts". Unless otherwise specified in the related Prospectus Supplement, each of the Contracts included in the Trust Property of a Trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Rule of 78's (the "RULE OF 78'S CONTRACTS") or the Simple Interest Method (the "SIMPLE INTEREST CONTRACTS"). Rule of 78's Contracts provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if such Contract were a self-amortizing, level-yield Contract bearing interest at a per annum rate equal to the stated annual percentage rate as set forth in the Contract ("APR"). Under the Rule of 78's, the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Contract has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under such Contract. For example, with a Rule of 78's Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Rule of 78's Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of such Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

           For Simple Interest Contracts, interest due is calculated on the Due Date based on the actual principal balance of the Contract on that date (the "SIMPLE INTEREST METHOD"). For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

           Unless otherwise specified in the related Prospectus Supplement, the purchase price paid by each Trust for each Contract included in the Trust Property of such Trust will reflect the principal balance of such Contract as of the Cut-Off Date, calculated either under the Rule of 78's or the Simple Interest Method. For each of the Contracts the term "CUT-OFF DATE SCHEDULED BALANCE" means the principal balance of such Contract as of the Cut-Off Date. For Rule of 78's Contracts a greater portion of the early payments under a Contract is allocated to interest than would be the case using the actuarial method. Therefore, the Cut-Off Date Scheduled Balance of each Rule of 78's Contract will exceed the amount that would have been its principal balance as of the Cut-Off Date if each such Rule of 78's Contract had been amortized from origination under the actuarial method. The related Trustee (or, if applicable, Indenture Trustee) and the Servicer will account for interest and principal on the Rule of 78's Contracts using the actuarial method, but based on the Cut-Off Date Scheduled Balance. The remaining payments due on a Rule of 78's Contract will not be sufficient to amortize the Cut-Off Date Scheduled Balance of such Contract at a yield equal to its APR. Accordingly, in order to amortize the Cut-Off Date Scheduled Balance over the remaining term of the Rule of 78's Contract using the actuarial method of accounting, the Servicer will recompute the effective yield of such Contract based on the remaining payments due and the Cut-Off Date Scheduled Balance (such yield, stated as a per annum rate, the "RECOMPUTED YIELD") and will



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
allocate each scheduled payment of principal and interest ("MONTHLY P&I") between principal and interest on each Rule of 78's Contract based on the Cut-Off Date Scheduled Balance and the Recomputed Yield for such Contract (such method, the "RECOMPUTED ACTUARIAL METHOD").

           Additional information with respect to the Contracts relates to any series of Securities will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Contracts consisting of Simple Interest Contracts and Rule of 78's Contracts, and the portion of such Contracts secured by new vehicles and by used vehicles.


                             PREFUNDING ARRANGEMENTS

           To the extent provided in the related Prospectus Supplement for a series of Securities, the related Trust Agreement, Sale and Servicing Agreement and Indenture or the related Pooling and Servicing Agreement, as applicable, may provide for a commitment by the related Trust to subsequently purchase additional Contracts ("SUBSEQUENT CONTRACTS") from the Seller following the date on which the Trust is established and the related Securities are issued (a "PREFUNDING ARRANGEMENT"). With respect to a series of Securities, the Prefunding Arrangement will require that any Subsequent Contracts transferred to the Trust conform to the requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. If a Prefunding Arrangement is utilized in connection with the issuance of a series of Securities, the Servicer will establish an account in the name of the related Trustee or Indenture Trustee, as applicable, for the benefit of the Securityholders into which all or a portion of the net proceeds received from the sale of the Securities (the "PREFUNDED AMOUNT") will be deposited and from which monies will be released during a specified period to purchase subsequent Contracts from the Seller (the "PREFUNDING ACCOUNT"). Upon each conveyance of Subsequent Contracts to the applicable Trust, an amount equal to the purchase price paid by the Seller to Onyx, or a Selling Subsidiary, for such Subsequent Contracts will be released from the Prefunding Account and paid to the Seller.

           The utilization of a Prefunding Arrangement for a series of Securities is intended to improve the efficiency of the issuance of such Securities and the sale of the Contracts to the related Trust through the incremental delivery of the applicable Contracts on the Closing Date and during a specified period following the Closing Date for such series of Securities, which allows for a more even accumulation of the Contracts by the Seller and by Onyx and the Selling Subsidiary and the issuance of a larger principal amount of Securities than would be the case without a Prefunding Arrangement.


                       MATURITY AND PREPAYMENT ASSUMPTIONS

           The Contracts will be prepayable in full by the obligors at any time without penalty. Prepayments on Simple Interest Contracts included in the Trust Property of a Trust will be paid or distributed to the related Securityholders on the Distribution Date following the Collection Period in which they are received. Partial prepayments on Rule of 78's Contracts however will be treated as Payaheads and will not be paid or distributed until the Collection Period in which such payments are due or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. See "Description of the Transfer and Servicing Agreements -- Payahead Account". To the extent that any Contract included in the Trust Property of a Trust is prepaid in full ("FULL PREPAYMENT"), whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by the Seller or otherwise, the actual weighted average life of the Contracts included in the Trust Property of such Trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time in which each dollar of principal on a Contract is repaid. Full Prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the Seller as a result of the failure of a Contract to meet certain criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as



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
applicable, or purchases by the Servicer as a result of a breach of certain of its covenants with respect to the Contracts made by it in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. In addition, early retirement of the Securities may be effected by the option of the Servicer to purchase the remaining Contracts included in the Trust Property of the Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Repurchase of Contracts".

           The rate of Full Prepayments by obligors on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the Financed Vehicle securing a Contract without the consent of the Servicer. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates.

           California law, and the law of some other states, require that retail installment sales contracts such as the Contracts permit full prepayment without penalty. Any Full Prepayments reduce the average life of the Contracts. The Servicer will permit the sale or other transfer of a Financed Vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying Onyx's then current underwriting standards. See "The Onyx Portfolio of Motor Vehicle Contracts -- Underwriting of Motor Vehicle Contracts".

           Onyx has limited historical experience with respect to prepayments and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Contracts. Onyx can make no prediction as to the actual prepayment rates that will be experienced on the Contracts included in the Trust Property of any Trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the Contracts included in the Trust Property of the related Trust.


                        POOL FACTOR AND POOL INFORMATION

           The "Pool Factor" will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the aggregate principal balance of the Contracts as of the Cut-Off Date (the "ORIGINAL POOL BALANCE"). The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the aggregate principal balance of the related Contracts (the "POOL BALANCE"). The amount of a Noteholder's or Certificateholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of such holder's Security by the Pool Factor for that month.

           With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the related Securityholders will receive monthly reports from the Trustee concerning payments received on the Contracts, the Pool Balance, the Pool Factor, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities--Statements to Securityholders".


                                 USE OF PROCEEDS

           Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of Securities of a given series will be used to repay certain indebtedness incurred in connection with its acquisition of the Contracts and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of such Securities.


                                   THE SELLER

           The Seller is a wholly-owned, limited purpose finance subsidiary of Onyx which was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the Seller is




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
located at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618. The telephone number of such office is (949) 450-5500.

           The Seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The Seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing Motor Vehicle Contracts from Onyx and transferring such Motor Vehicle Contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes.

           Onyx and the Seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of Onyx. These steps include the creation of the Seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Onyx in a proceeding under any Insolvency Law.

           The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Onyx in the event of the application of any Insolvency Law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of Securities could occur or reductions in the amounts of such payments or distributions could result.

           Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Property of each Trust will have been sold by Onyx and/or a Selling Subsidiary to the Seller pursuant to a purchase agreement between Onyx or such Selling Subsidiary and the Seller (each, a "PURCHASE AGREEMENT"). The Contracts included in the Trust Property of each Trust will be sold by the Seller to such Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. Onyx, each Selling Subsidiary and the Seller intend that each transfer of Contracts by Onyx or such Selling Subsidiary to the Seller under the applicable Purchase Agreement or otherwise will constitute a "true sale" of the Contracts to the Seller. If a transfer of Contracts constitutes such a "true sale," such Contracts and the proceeds thereof would not be part of the bankruptcy estate of Onyx or such Selling Subsidiary under Section 541 of the United States Bankruptcy Code (the "BANKRUPTCY CODE") should Onyx or such Selling Subsidiary become the subject of a bankruptcy case subsequent to the transfer of such Contracts to the Seller.

           The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of Contracts to the Seller, the transfer of such Contracts by Onyx to the Seller would be characterized as a "true sale" of the Contracts from Onyx to the Seller and the Contracts and the proceeds thereof would not form part of Onyx's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.


                                  THE SERVICER

           The Contracts included in the Trust Property of each Trust initially will be serviced by Onyx. Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of Common Stock, which was successfully completed in March 1996. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships in California and in other states across the country. Onyx is headed by a management team with extensive experience in the origination and



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
servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of Motor Vehicle Contracts. The Common Stock of Onyx is listed on the NASDAQ. Onyx's principal executive offices are located at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92618.

           Onyx acquires individual Motor Vehicle Contracts from Dealers, and to a lesser extent subsidiaries of Onyx purchase such contracts from credit unions or directly originate such contracts, after reviewing and approving the customer's credit application in accordance with its underwriting policies and procedures. See "The Contracts". Onyx, together with its subsidiaries, had acquired or originated Motor Vehicle Contracts totaling approximately $1.4 billion from commencement of operations through March 31, 1998. As of March 31, 1998, Onyx had amassed a servicing portfolio of approximately $885 million. As of March 31, 1998, approximately 79% of Onyx's servicing portfolio consisted of motor vehicle installment contracts secured by used motor vehicles, and 21% secured by new motor vehicles. As of March 31, 1998, Onyx had total assets of approximately $182.1 million and stockholders' equity of $41.4 million.

           Onyx finances acquisitions and originations of Motor Vehicle Contracts on a short term basis through two separate warehouse facilities and has previously financed acquisitions and originations of motor vehicle installment contracts on a long term basis through sales of Motor Vehicle Contracts to grantor trusts and periodically through whole loan sales.

                          DESCRIPTION OF THE SECURITIES

GENERAL

           With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. With respect to each Trust that issues Certificates, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes, Certificates, Indenture, Trust Agreement and Pooling and Servicing Agreement, as applicable, and the related Prospectus Supplement.

           The Securities of each series will be issued in the denominations specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Securities of each series will be issued in book-entry form. See "--Book-Entry Registration" and "--Definitive Securities". All Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

PRINCIPAL AND INTEREST ON THE SECURITIES

           The timing and priority of payment, seniority, allocations of losses, Interest Rate or Pass-Through Rate, as applicable, and amount of or method of determining payments or distributions of principal and interest on each class of Securities of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Securities of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Securities of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes or Strip Certificates entitled to (i) principal payments or distributions with disproportionate, nominal or no interest payments or distributions or (ii) interest payments or distributions with disproportionate, nominal or no principal payments or distributions. Each class of Securities may have a different Interest Rate or Pass-Through Rate, as applicable, which may be a fixed, variable or adjustable Interest Rate or Pass-Through Rate, as applicable (and which may be zero for certain classes of Strip Notes or Strip Certificates), or



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
any combination of the foregoing. The related Prospectus
Supplement will specify the Interest Rate or Pass-Through Rate, as applicable, for each class of Securities of a given series or the method for determining such Interest Rate or Pass-Through Rate, as applicable. One or more classes of Securities of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the remaining related Contracts.

           In the case of a series of Securities which includes two or more classes of Securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments or distributions in respect of principal and interest of any class of Securities will be made on a pro rata basis among all the Securityholders of such class.

BOOK-ENTRY REGISTRATION

           Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC directly if they are participants in DTC ("PARTICIPANTS") or indirectly through Participants.

           Cede, as nominee for DTC, will hold the global Securities of each series. Transfers between Participants will occur in the ordinary way in accordance with DTC rules.

           DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "INDIRECT PARTICIPANTS").

           Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interests in Securities that are in book-entry form ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest in respect of the Securities from the Indenture Trustee or Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Security Owners of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee or Trustee, as applicable, to Cede, as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or such Security Owners, it is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Security Owners of a given series will not be recognized as Securityholders of such Series, and such Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

           Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and is required to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which Security Owners of a given series have accounts with respect to the Securities of such series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners of such series. Accordingly, although Security Owners will not possess Securities, Security Owners will receive payments and will be able to transfer their interests.




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
           Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

           DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of such series only at the direction of one or more Participants to whose account with DTC the Securities of such series are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholder's interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

           Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

           Unless otherwise specified in the related Prospectus Supplement, the Securities of a given series will be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") to Security Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller, the related Trustee or the Administrator, as applicable, advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates, and the Seller, the related Trustee or the Administrator are unable to locate a qualified successor, or (ii) after the occurrence of an Indenture Event of Default under the related Indenture, if applicable, or an Event of Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, Security Owners representing in the aggregate more than 50% of the outstanding principal balance of such Securities advise the applicable Trustee through Participants in writing that the continuation of a book-entry system with respect to the Securities through depositary is no longer in the best interest of the Security Owners.

           Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee and/or the related Indenture Trustee will be required to notify all Security Owners, through Participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive Securities representing the Securities and instructions for re-registration, the applicable Trustee and, if applicable, the related Indenture Trustee will reissue the Securities as Definitive Securities, and thereafter the applicable Trustee will recognize the holders of such Definitive Securities as Securityholders (collectively, "HOLDERS").

           Payments or distributions of principal of and interest on the Securities will be made by the Paying Agent directly to Holders of Definitive Securities in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Such payments or distributions on each Distribution Date and on the final Distribution Date (as specified in the related Prospectus Supplement) will be made to Holders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Payments or distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment or distribution on any Security (whether Definitive Securities or the Security registered in the name of DTC's nominee), however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final payment or distribution to Securityholders.

           Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or Indenture Trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of such Definitive Securities, which shall initially be the applicable Trustee or Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee, Indenture Trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.




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
LIST OF SECURITYHOLDERS

           Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, upon written request of the Servicer, the related Indenture Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders of record as of the most recent Record Date. Upon written request by three or more holders of the Notes of such series or by Holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes, the Indenture Trustee will afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture or under such Notes.

           Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series upon written request of the Servicer, the related Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the Certificates of such series or by Holders of such Certificates evidencing not less than 25% of the aggregate outstanding principal balance of such Certificates, the related Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

           The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

STATEMENTS TO SECURITYHOLDERS

           Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, on each Distribution Date, the applicable Trustee or Indenture Trustee will include with each payment or distribution to each Securityholder a Distribution Date Statement setting forth for such Distribution Date the following information (and any other information so specified in the related Prospectus Supplement):

                (i) the amount of the distribution on or with respect to each class of such Securities allocable to principal;

                (ii) the amount of the distribution on or with respect to each class of such Securities allocable to interest;

                (iii) the aggregate distribution amount for such Distribution Date;

                (iv) the premiums payable to the related Security Insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount to be deposited in the spread account, if any;

                (v) the aggregate Servicing Fee paid to the Servicer with respect to the related Contracts for the related Collection Period;

                (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the related Contracts which are delinquent as of the end of the related collection period (as defined in the related Prospectus Supplement, the "COLLECTION PERIOD") presented on a 30-day, 60-day and 90-day basis;

                (vii) the amount available in the Collection Account for payment of the aggregate amount payable or distributable on such Securities, the amount of the Servicing Fee, the amount of any principal or interest shortfall with respect to each class of Securities and the amount required from any applicable Security Insurer pursuant to the related Security Insurance Policy to pay any shortfall;



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
                (viii) the aggregate amount of proceeds received by the Servicer, net of recoverable out-of-pocket expenses, received for a Contract which is a "DEFAULTED CONTRACT" (as such term is defined in the related Prospectus Supplement).

                (ix)    the net credit losses for the Collection Period;

                (x) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;

                (xi)    the Pool Balance; and

                (xii) the amount in the Collection Account available for such Distribution Date.

           Within a reasonable period of time after the end of each calendar year during the term of each Trust, but not later than the latest date permitted by law, the applicable Trustee or Indenture Trustee and the Paying Agent shall furnish to each person who on any Record Date during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

           The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Contracts from the Seller and the Servicer will agree to service such Contracts, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which Onyx will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Transfer and Servicing Agreement and the related Prospectus Supplement.

SALE AND ASSIGNMENT OF THE CONTRACTS

           At the time of issuance of a series of Securities, the Seller will sell and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, the Seller's entire interest in the Contracts and the proceeds thereof, including its security interests in the related Financed Vehicles. Each Contract will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or Pooling and Servicing Agreement. The applicable Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the related Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given series will be applied to the purchase of the related Contracts from the Seller and, to the extent specified in the related Prospectus Supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement. Unless otherwise specified in the related Prospectus Supplement, pursuant to the applicable Purchase Agreement, prior to sale of the Contracts to the Trustee and the issuance of the Securities, Onyx and each Selling Subsidiary will sell and assign to the Seller Onyx's and such Selling Subsidiaries' entire interest in the Contracts.

           Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent to the applicable Trustee and the Trust for the benefit of holders of the Securities and any applicable Security Insurer that: (i) each Contract to be included in the Trust Property of such Trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; (ii) each such Contract and the sale of the related Financed Vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations



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
thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such Contract and sale; (iii) each such Contract constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (iv) as of the Closing Date, each such Contract was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary action with respect to such Contract has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned by the Seller to the Trust; (v) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each such Contract, free of liens, claims, encumbrances and rights of others; (vi) as of the Closing Date, there are no rights of rescission, offset, counterclaim, or defense, and the Seller has no knowledge of the same being asserted or threatened, with respect to any such Contract; (vii) as of the Closing Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by such Contract; (viii) except for payment defaults continuing for a period of not more than 30 days as of the Cut-Off Date, the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any such Contract exists, and the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract exists, and the Seller has not waived any of the foregoing; (ix) each such Contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; (x) each such Contract was acquired from a dealer with whom Onyx ordinarily does business (except for Contracts purchased or originated by a subsidiary of Onyx); (xi) no adverse selection procedures were utilized in selecting such Contracts; (xii) scheduled payments under each such Contract have been applied in accordance with the method for allocating principal and interest set forth in such Contract (either the Rule of 78's or the Simple Interest Method); and (xiii) there is only one original of each such Contract and such original is being held by the applicable Trustee as custodian on behalf of the Trust and any applicable Security Insurer. As of the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware or receives written notice from the applicable Trustee or the Servicer that a Contract does not meet any of the criteria in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and such failure materially and adversely affects the interests of the Securityholders or any applicable Security Insurer in a Contract, the Seller, unless it cures the failed criterion, will repurchase the Contract from the applicable Trustee at the price specified in the related Prospectus Supplement and, if applicable, all amounts due to any applicable Security Insurer (the "REPURCHASE AMOUNT"). The repurchase obligation will constitute the sole remedy available to the Securityholders or the applicable Trustee for the failure of a Contract to meet any of the criteria set forth in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

THE COLLECTION ACCOUNT AND ELIGIBLE INVESTMENTS

           Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust, the Servicer will establish and maintain an account (the "COLLECTION ACCOUNT") in the name of the related Trustee (or, in the case of a series of Securities that includes Notes, with the related Indenture Trustee), into which all collections made on the related Contracts will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the applicable Trustee or Indenture Trustee, acting at the direction of any applicable Security Insurer. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to each Rating Agency rating the applicable Securities as being consistent with the rating of such Securities. Except as otherwise described in the related Prospectus Supplement, Eligible Investments made with respect to the Collection Account will mature no later than the next following Distribution Date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments will be paid to the Servicer monthly unless earlier directed by the Servicer.





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
PAYAHEAD ACCOUNT

           Unless otherwise provided in the related Prospectus Supplement, payments made by an obligor in excess of the Monthly P&I due on the current Due Date and any other amount currently due on a Rule of 78's Contract (other than Full Prepayments) ("PAYAHEADS") will be initially deposited in the Collection Account and subsequently transferred from the Collection Account, as of a specified periodic date set forth in the related Prospectus Supplement (the "SERVICER REPORT DATE") (as defined with respect to each series of Securities in the related Prospectus Supplement), to an account established in the name of the related Trustee or Indenture Trustee for the benefit of the obligors and the Securityholders as their interests may appear (the "PAYAHEAD ACCOUNT") and shall be held in such account until distributed in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the amount the obligor would be required to pay in order to prepay the Contract in full. Unless otherwise provided in the related Prospectus Supplement, amounts on deposit in the Payahead Account will be invested in Eligible Investments with maturity dates such that on each Distribution Date Monthly P&I for each Rule of 78's Contract with respect to which a partial prepayment had been made will be available to be paid or distributed to Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Payahead Account will not be part of the applicable Trust and the related Trustee and, if applicable, the related Indenture Trustee will not have a security interest in the Payahead Account. Unless otherwise provided in the related Prospectus Supplement, earnings on Eligible Investments credited to the Payahead Account will be paid to the Servicer.

OTHER ACCOUNTS

           Any other accounts to be established with respect to a Trust, including any reserve fund, will be described in the related Prospectus Supplement (together with the Collection Account and the Payahead Account, the "TRUST ACCOUNTS"). For any series of Securities, funds in any related reserve fund and such other Trust Account as may be identified in the related Prospectus Supplement will be invested as provided in the related Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture in Eligible Investments.

PAYMENTS ON CONTRACTS

           With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, all collections on the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. Unless otherwise specified in the related Prospectus Supplement, such collections will include: Full Prepayments and partial prepayments (pending transfer of Payaheads on Rule of 78's Contracts to any Payahead Account), Net Liquidation Proceeds and Net Insurance Proceeds, any amounts deposited by Onyx or the Seller in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches in representations or warranties regarding the Contracts made by Onyx or the Seller in the Agreement that materially and adversely affect the interests of the Securityholders or any applicable Security Insurer, any amounts deposited by the Servicer in the Collection Account to purchase Contracts as to which the Servicer has breached certain servicing covenants, and any amounts deposited by the Servicer in the Collection Account as a result of such entity exercising its right under certain circumstances to purchase all or a portion of the Contracts. "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer (net of Liquidation Expenses) upon liquidation of any Defaulted Contract. "LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such policy. Partial prepayments of Rule of 78's Contracts are initially deposited in the Collection Account and are transferred to the Payahead Account, if any, on the Servicer Report Date.




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
PAYMENTS AND DISTRIBUTIONS

           With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, payments and distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of Securities of such series will be set forth in the related Prospectus Supplement.

           With respect to each Trust, on each Distribution Date collections on the related Contracts will be withdrawn from the related Collection Account and will be paid and distributed to the Noteholders and/or Certificateholders as provided in the related Prospectus Supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the Securityholders on such date to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, payments or distributions in respect of one or more classes of Securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of Securities of such series.

CREDIT AND CASH FLOW ENHANCEMENT

           The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, one or more Security Insurance Policies, reserve funds, over-collateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

           The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement,
Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

INSURANCE ON FINANCED VEHICLES

           Each obligor on a Contract will be required to maintain insurance covering physical damage to the Financed Vehicle of such obligor in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under such Contract. Onyx or the applicable Onyx subsidiary will be required to be named as a loss payee under the policy of insurance obtained by the obligor. Each Financed Vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Onyx also maintains a vendor's single interest insurance policy, as to which the Seller has been named as an additional insured, which policy, unless otherwise specified in the related Prospectus Supplement, will provide coverage upon repossession of a Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.




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
SERVICER REPORTS TO THE TRUSTEES AND SECURITY INSURER

           The Servicer will perform certain monitoring and reporting functions for the applicable Indenture Trustee, if any, the applicable Trustee, and any applicable Security Insurer, including the preparation and delivery on the Servicer Report Date of a statement (the "DISTRIBUTION DATE STATEMENT") setting forth the amounts on deposit in the Collection Account, the sources of such amounts and the amounts to be paid to Securityholders. The Distribution Date Statement shall also include information regarding Contracts purchased by the Servicer or repurchased by the Seller.

REPURCHASE OF CONTRACTS

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer will have the option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement. Any such purchase must be effected at the price specified in the related Prospectus Supplement, if applicable, plus all amounts due to any applicable Security Insurer. In addition, Onyx or the Seller will be required to purchase or repurchase, respectively, Contracts under certain circumstances if certain representations and warranties made by Onyx or the Seller respectively are incorrect in any manner that materially and adversely affects the interest of the Securityholders. Additionally, the Servicer will be required to purchase Contracts as to which the Servicer has breached certain servicing covenants.

SERVICING FEE

           The Servicer will be entitled to compensation for the performance of its obligations under each Sale and Servicing Agreement and Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall be entitled to receive on each Distribution Date an amount (the "SERVICING FEE") equal to the product of a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") multiplied by the Pool Balance as of the end of the Collection Period preceding the related Collection Period. Unless otherwise specified in the related Prospectus Supplement, the Servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the Contracts. The Servicer or its designee may also be entitled to receive as servicing compensation reinvestment earnings on Eligible Investments and the amount, if any, by which the outstanding principal balance based on the Rule of 78's of a Contract that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

WAIVERS AND EXTENSIONS

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will require the Servicer to use its best efforts to collect all payments called for under the terms and provisions of the related Contracts. Unless otherwise specified in the related Prospectus Supplement, and subject to any limitations set forth therein, the Servicer, consistent with the foregoing, will be permitted, in its discretion, to (i) waive any late payment charges in connection with delinquent payments on a Contract, (ii) waive prepayment charges and (iii) grant up to three extensions of thirty (30) days or less in order to work out a default or an impending default.

REALIZATION UPON DEFAULTED CONTRACTS

           The Servicer will liquidate any Contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession or sale




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
of the Financed Vehicle securing such Contract or otherwise. In connection with such repossession or other conversion, the Servicer will follow such procedures as are normal and usual for holders of motor vehicle retail installment sales contracts. In this regard, the Servicer may sell the Financed Vehicle at a repossession or other sale.

EVIDENCE AS TO COMPLIANCE

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee or Indenture Trustee, as applicable, and, if applicable, the related Security Insurer, on or before each March 15 after the end of each fiscal year of the Servicer, a statement as to compliance by the Servicer during the preceding fiscal year with certain standards relating to the servicing of the applicable Contracts.

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trustee or Indenture Trustee, as applicable, and, if applicable, the related Security Insurer, on each March 15 after the end of each fiscal year of the Servicer, of a certificate signed by an authorized officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

           Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee or Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

           Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or Indenture Trustee, as applicable, or a successor servicer, has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "-- The Trustee and Indenture Trustee".

            Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.
The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Securityholders.

           Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to the business of the Servicer, or, with respect to the Servicer's obligation as the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.





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
SERVICER DEFAULT

           Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of: (i) any failure by the Servicer to deposit in or credit to the Collection Account or the Payahead Account, if any, any amount required to be so deposited or credited, which failure continues unremedied for three Business Days after written notice from the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, is received by the Servicer or discovery by the Servicer; (ii) any failure by the Servicer to deliver to such Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, certain reports required by such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, by the Servicer Report Date or to perform certain other covenants under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable;
(iii) any failure by the Servicer or the Seller duly to observe or perform in any material respect any other covenants or agreements of the Servicer or the Seller in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders or the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, and which continues unremedied for 30 days after the giving of written notice of such failure (A) to the Servicer or the Seller as the case may be, by the applicable Trustee or Indenture Trustee, or, if applicable, the related Security Insurer, or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee or Indenture Trustee by Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer;
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and certain actions by the Servicer or Seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations; (v) any breach of any of the representations and warranties of the Servicer or the Seller (except for any breaches relating to Contracts repurchased by the Seller or the Servicer) which breach has a material adverse effect on the related Trust and which continues for 30 days after the giving of notice of such breach to the Seller or the Servicer, as the case may be, by the applicable Trustee or Indenture Trustee or the Holders of Securities evidencing not less than 25% in principal amount of such Securities, acting together as a single class, or, if applicable, the related Security Insurer; (vi) any change in control of the Servicer in violation of the covenants set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement; and (vii) if applicable, the determination by the Security Insurer that the quality of performance of the Servicer is not in compliance with either the terms of the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or that the Servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all Motor Vehicle Contracts serviced by the Servicer.

RIGHTS UPON SERVICER DEFAULT

In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee, the related Security Insurer, if any, or holders of Notes of the related series evidencing not less than 25% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that such Indenture Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee, the related Security Insurer, if any, or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that such Trustee will not be obligated to purchase Contracts if certain representations and warranties of Onyx as Servicer prove incorrect or if certain covenants of Onyx as Servicer are breached. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.





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
           With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all Securityholders of the related series, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, with the consent of the related Security Insurer, if any, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

           With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the applicable Trustee or Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee or Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Unless otherwise specified in the related Prospectus Supplement, no Securityholder will have any right under the Sale and Servicing Agreement or the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to such Trustee or Indenture Trustee, as applicable, written notice of default and unless (i) in the case of a Trust that has issued Notes, holders of Notes of the related Series evidencing not less than 25% of the principal amount of such Notes then outstanding, or (ii) in the case of a Trust that has not issued Notes, holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding, in either case with the consent of the related Security Insurer, if any, have made written request upon such Trustee or Indenture Trustee to institute such proceeding in its own name as Trustee or Indenture Trustee thereunder and have offered to such Trustee or Indenture Trustee reasonable indemnity and such Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.

AMENDMENT

           Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Securityholders, but with the consent of the related Security Insurer, if any, to cure any ambiguity, correct or supplement an provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder. Any amendment shall not be deemed to materially and adversely affect the interest of any Securityholder if the person requesting the amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable Securities by such Rating Agency. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of (i) in the case of a Trust that has issued Notes, the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting together as a single class, or (ii) in the case of a Trust that has not issued Notes, the holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding, acting together as a single class, and in either case with the consent of the related Security Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or




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
Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

TERMINATION

           With respect to each Trust, except as otherwise set forth in the related Prospectus Supplement, the obligations of the Seller, the Servicer, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any remaining Contracts that are part of the related Trust Property and (ii) (a) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and the disposition of all property held as part of the related Trust, (b) if applicable, the termination of the related Security Insurance Policy in accordance with its terms and the surrender of such policy to the related Security Insurer for cancellation, (c) the payment of all amounts owed to such Trustee or Indenture Trustee under the Transfer and Servicing Agreements and (d) if applicable, the payment of all amounts owed to the related Security Insurer in connection with the related Security Insurance Policy. Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase the remaining Contracts included in the Trust Property of a Trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on such Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related Prospectus Supplement at the price specified in the related Prospectus Supplement and, if applicable, all amounts due to the related Security Insurer in connection with the related Security Insurance Policy. The applicable Trustee or Indenture Trustee will give written notice of termination to each Securityholder of record. The final payment or distribution to any Securityholder will be made only upon surrender and cancellation of such Securityholder's Security at an office or agency of the applicable Trustee or Indenture Trustee specified in the notice of termination. Any funds remaining in the applicable Trust, after the applicable Trustee or Indenture Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

THE TRUSTEE AND INDENTURE TRUSTEE

           With respect to each Trust, the applicable Trustee or Indenture Trustee will not make any representations as to the validity or sufficiency of the related Transfer and Servicing Agreements, the related Indenture, if any, the Securities, or any related Contracts or related documents, or the investment of any monies by the Servicer before such monies are deposited in or credited to the related Collection Account. At the applicable Closing Date, such Trustee or Indenture Trustee will not have examined the Contracts. If no Event of Default has occurred, such Trustee or Indenture Trustee will be required to perform only those duties specifically required of it under the related Transfer and Servicing Agreements or the related Indenture, if applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to such Trustee or Indenture Trustee under the related Transfer and Servicing Agreements or the related Indenture, if applicable, the making of payments or distributions to Securityholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related Security Insurance Policy if required to make payments or distributions to Securityholders.

           Each Trustee and Indenture Trustee, and any of its affiliates, may hold Securities in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee and Indenture Trustee (in certain circumstances, acting jointly with the Servicer) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee or Indenture Trustee by the related Transfer and Servicing Agreement or Indenture, as applicable, shall be conferred or imposed upon such Trustee or Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee or Indenture Trustee shall be




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
incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee or Indenture Trustee.

           Unless otherwise specified in the related Prospectus Supplement, each applicable Trustee and Indenture Trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related Transfer and Servicing Agreement or Indenture, as applicable. Each applicable Trustee and Indenture Trustee may be removed if it ceases to be eligible to continue as such under the related Transfer and Servicing Agreement or Indenture, as applicable, or if such Trustee or Indenture Trustee becomes insolvent. Any resignation or removal of such Trustee or Indenture Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

           Each applicable Trustee or Indenture Trustee shall be entitled to a fee which, unless otherwise specified in the related Prospectus Supplement, will be payable on an annual basis by the Servicer. Unless otherwise specified in the related Prospectus Supplement, the related Transfer and Servicing Agreement or Indenture, as applicable, will further provide that such Trustee or Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, or expense incurred by such Trustee or Indenture Trustee not resulting from such Trustee's or Indenture Trustee's own willful misfeasance, bad faith, or negligence (other than errors in judgment) or by reason of breach of any of their respective representations or warranties set forth in the related Transfer and Servicing Agreement or Indenture, as applicable, except to the extent that such loss, liability, or expense relates to a specific Contract or Contracts or certain taxes that could be asserted against such Trustee or Indenture Trustee, the related Trust or the related Contracts, in which case such Trustee or Indenture Trustee would be entitled to be indemnified by the applicable Trust.

           Onyx may maintain other banking relationships with each applicable Trustee or Indenture Trustee in the ordinary course of business.

ADMINISTRATION AGREEMENT

           With respect to a Trust that issues Notes Onyx or another party specified in the related Prospectus Supplement, in its capacity as administrator (the "ADMINISTRATOR"), may enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with such Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer.

                                  THE INDENTURE

           The following summary describes certain terms of each Indenture pursuant to which the Notes, if any, of a series will be issued. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Indenture and the related Prospectus Supplement.

MODIFICATION OF INDENTURE

           With respect to each Trust that has issued Notes pursuant to an Indenture, unless otherwise provided in the related Prospectus Supplement, the Trust and the Indenture Trustee may, with the consent of the holders of Notes of the related series evidencing not less than 51% of the principal amount of such Notes then outstanding, acting as a single class, and with the consent of the related Security Insurer, if any, execute a supplemental indenture to add provisions


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
to, change in any manner or eliminate any provisions of, the related
Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

           Unless otherwise specified in the related Prospectus Supplement with respect to a series that includes Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

           Unless otherwise provided in the applicable Prospectus Supplement with respect to a series that includes Notes, the related Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, but with the consent of the related Security Insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

INDENTURE EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

           With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "INDENTURE EVENTS OF DEFAULT" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or, if applicable, the related Security Insurer, or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. Unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Indenture Event of Default until the final scheduled Distribution Date for such class of Notes.

           With respect to each series that includes Notes, the rights and remedies of the related Indenture Trustee, the related holders of such Notes, and the related Security Insurer, if any, will be described in the related Prospectus Supplement.



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
CERTAIN COVENANTS

           Unless otherwise specified in a Prospectus Supplement with respect to a series that includes Notes, each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Indenture Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Securities of such series then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any holder of the Securities of such series.

           Each Trust that has issued Notes will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

           No Trust that has issued Notes will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, or otherwise in accordance with the Related Documents.

ANNUAL COMPLIANCE STATEMENT

           Each Trust that has issued Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

           The Indenture Trustee for each Trust that has issued Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

           An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

           Certain matters relating to the Indenture Trustee for each series that includes Notes are described under "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee".





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
                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

           The transfer of Contracts by Onyx and any Selling Subsidiary to the Seller, and by the Seller to the applicable Trust, and, if applicable, the pledge thereof to an Indenture Trustee, the perfection of the security interests in the Contracts and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee and, if applicable, the Indenture Trustee in the Contracts. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) a Contract for new value in the ordinary course of its business, without actual knowledge of the Trust's interest therein and, if applicable, the Indenture Trustee's interest therein, and takes possession of such Contract, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust and, if applicable, the interest of such Indenture Trustee.

           Unless otherwise specified in the related Prospectus Supplement, under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the applicable Trustee or Indenture Trustee initially will have custody of the Contracts included in the Trust Property of a Trust following the sale of the Contracts to the related Trust and, if applicable, the pledge thereof to the related Indenture Trustee, and will hold the Contracts as bailee for the benefit of such Trust or as secured party. The Servicer may be appointed by the applicable Trustee or Indenture Trustee to act as the custodian of the Contracts. Upon such appointment physical possession of the Contracts would shift from such Trustee or Indenture Trustee to the Servicer. While the Contracts will not be physically marked to indicate the ownership interest thereof by the Trust, appropriate UCC-1 financing statements will be filed to perfect by filing and give notice of the Trust's ownership interest in, and, if applicable, the Indenture Trustee's security interest in, the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser would acquire an interest in the Contracts superior to the interests of the Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership interest in the Contracts.

SECURITY INTERESTS IN THE FINANCED VEHICLES

           General. Retail installment sale contracts such as the Contracts evidence the credit sale of automobiles and/or light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title. The Seller will warrant to the related Trust in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles securing the Contracts and that such security interest has been assigned to such Trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of such security interest on the certificate of title relating to a Financed Vehicle, such Trust may not have a first priority security interest in such Financed Vehicle.

           Perfection. The Seller will sell the Contracts and assign the security interest in each Financed Vehicle to the related Trust. However, because of the administrative burden and expense, such Trust will not amend the certificates of title to identify such Trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust could be released.




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
           In the absence of fraud or forgery by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the related Trust, such security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

           In the event that the owner of a Financed Vehicle relocates to a state other than the state in which the Financed Vehicle was registered at the inception of the Contract, under the laws of most states the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter, in most instances, until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the Financed Vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the Financed Vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon. Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any such notice received by such subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, Onyx takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien or its subsidiary's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, Onyx, at its cost, will be obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the Financed Vehicle.

           Under the laws of most states (including California), certain statutory liens such as liens for unpaid taxes, liens for towing and storage of and repairs performed on a motor vehicle, motor vehicle accident liens, and liens arising under various state and federal criminal statutes take priority even over a perfected security interest. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that, as of the initial issuance of the Securities of the related series, no such state or federal liens exist with respect to any Financed Vehicle securing payment on any related Contract. However, such liens could arise, or such a confiscation could occur, at any time during the term of a Contract. No notice will be given to the Servicer in the event such a lien arises or such a confiscation occurs, and any such lien arising or confiscation occurring after the related Closing Date would not give rise to the Seller's repurchase obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

REPOSSESSION

           In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this



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
right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In most states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

           The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

           The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment.

           In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

           Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

           Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts.

           The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

           Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Contracts, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each obligor, such claims are limited to a maximum liability equal to the amounts paid by the obligor on the related Contract. The Seller will represent in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that each of the Contracts, and the sale of the related Financed Vehicle thereunder, complied with all material requirements of such laws and the regulations issued pursuant thereto.

           Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

           Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

           In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

OTHER LIMITATIONS

           In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

           Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of such obligor's Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Contracts. In addition, the Relief Acts impose limitations that would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

           Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts available under a credit enhancement mechanism, could result in losses to the Securityholders.

REPURCHASE OBLIGATION

           Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will make representations and warranties relating to validity, subsistence, perfection and priority of the security interest in each related Financed Vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements-- Sale and Assignment of the Contracts". Accordingly, if any defect exists in the perfection of the security interest in any Financed Vehicle as of the Closing Date and such defect adversely affects the related Trust's interest in the related Contract, such defect would constitute a breach of a warranty under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and would create an obligation of the Seller to repurchase such Contract unless the breach is cured. Additionally, in Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Contract from the related Trust unless the breach is cured.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

           The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

           The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

           Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

           If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

           Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

           OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

           Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

           A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

           Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

           Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

           Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

           Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

           Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

           Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and more likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

           Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the reserve fund, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

           A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

           Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

           The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

           All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

           An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all such expenses exceed two percent of such individual tax payer's adjusted gross income. Furthermore, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

           The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contact, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

           Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.)

           If the Trust acquires the Contracts at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

           Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new partnership and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the partners in liquidation of the terminated partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

           Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

           Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

           If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

           Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

           The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

           Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

           Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

           Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number




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
of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

           The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

           Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. The New Withholding Regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

           Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

           Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

           The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

           If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES".

           Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

           Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Contracts in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Contracts. The Contracts would then be subject to the "coupon stripping" rules of the Code discussed below.

           Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Contract based on each Contract's relative fair market value, so that such holder's undivided interest in each Contract will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Contracts at a premium may elect to amortize such premium under a constant interest method. Amortizable bond



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
premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

           If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Contract prepays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Contract. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

           Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

           Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Contracts meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Contract issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Contract for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Contract generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Contract during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Contract under the prepayment assumption used in respect of the Contracts and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Contract at the beginning of such accrual period. No representation is made that the Contracts will prepay at any prepayment assumption. The "adjusted issue price" of a Contract at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Contract at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Contracts.




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
           With respect to the Contracts, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Contracts. Subsequent purchasers that purchase Contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

           The Taxpayer Relief Act of 1997 requires the use of a prepayment assumption to accrue OID with respect to "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events)." Unless otherwise provided in the related Prospectus Supplement, the Trustee will deem the prepayment assumption to be that the Contracts will not prepay. If the IRS were to require that OID be computed using a different prepayment assumption, the character and timing of a Certificateholder's income could be adversely affected.

           Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Contracts may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Contract is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Contract allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

           The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

           The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

           A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.

If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

           Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Contract for an amount that is greater than its stated redemption price at maturity of such Contract, such Grantor Trust Certificateholder will be considered to have purchased the Contract with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Contracts to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Contracts.

           Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

           Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

           Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

           Non-U.S. Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Contracts issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Contracts where the obligor is not a natural person in order to qualify for the exemption from withholding.

           As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation, a partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership as otherwise provided by regulations), an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

           Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

        CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO TRUSTS FOR WHICH A
                          PARTNERSHIP ELECTION IS MADE

           The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

           Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

           For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust for which a partnership election is made and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

           It is expected that Tax Counsel will advise each such Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP

           Based on a regulation issued by the Franchise Tax Board with respect to the California tax characterization of an owner trust as a partnership and not as an association taxable as a corporation or other taxable entity, if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, Tax Counsel will opine that the same treatment should also apply for California tax purposes. In such case, the resulting partnership should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced distributions to Certificateholders).

           Under current law, Certificateholders that are nonresidents of California and are not otherwise subject to California income tax should not be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

           If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of such an interest.

           THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

           Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

           Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

           Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

           Unless otherwise specified in the related Prospectus Supplement, on the terms and conditions set forth in one or more underwriting agreements with respect to the Securities of a series (collectively, the "UNDERWRITING AGREEMENT"), the Seller will agree to cause the related Trust to sell to the underwriter(s) named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Securities, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

           Unless otherwise specified in the related Prospectus Supplement, in the Underwriting Agreement with respect to any given series of Securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased.

           Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

           Unless otherwise specified in the related Prospectus Supplement, each Underwriting Agreement will provide that Onyx and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

           Unless otherwise specified in the related Prospectus Supplement, pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

           The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

           Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Andrews & Kurth L.L.P. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by Andrews & Kurth L.L.P.

                                 INDEX OF TERMS

"Administration Agreement"................................................................................30
"Administration Fee" .....................................................................................30
"Administrator"...........................................................................................30
"APR" ....................................................................................................13
"Auto Finance Centers"....................................................................................10
"Bankruptcy Code" ........................................................................................16
"Benefit Plan" ...........................................................................................49
"Certificate Principal Balance"............................................................................2
"Certificateholders" ......................................................................................8
"Certificates" ............................................................................................i
"Closing Date" ............................................................................................4
"Code" ...................................................................................................37
"Collection Account" .....................................................................................22
"Collection Period" ......................................................................................20
"Commission" ............................................................................................iii
"Contracts" .............................................................................................i,3
"Cut-Off Date" ............................................................................................4
"Dealers" .................................................................................................4
"Defaulted Contract" .....................................................................................21
"Definitive Securities"...................................................................................19
"Distribution Date Statement".............................................................................25
"Distribution Date" ......................................................................................ii
"DTC Rules" ..............................................................................................18
"DTC" .....................................................................................................8
"Due Date" ...............................................................................................11
"Eligible Investments"....................................................................................22
"ERISA" ...................................................................................................5
"Exchange Act" ..........................................................................................iii
"Financed Vehicles" .....................................................................................i,3
"foreign person" .........................................................................................39
"FTC Rule" ...............................................................................................36
"Full Prepayment" ........................................................................................14
"Grantor Trust Certificateholders"........................................................................44
"Grantor Trust Certificates"..............................................................................44
"Holders" ................................................................................................19
"Indenture Events of Default".............................................................................31
"Indenture Trustee" .......................................................................................i
"Indenture" ...............................................................................................1
"Indirect Participants"...................................................................................18
"Insolvency Laws" .........................................................................................6
"Interest Rate" ...........................................................................................2
"IRS" ....................................................................................................37
"Issuer" ..................................................................................................1
"Liquidation Expenses"....................................................................................23
"Monthly P&I" ............................................................................................14
"Motor Vehicle Contracts"..................................................................................9
"Net Insurance Proceeds"..................................................................................23
"Net Liquidation Proceeds"................................................................................23
"New Withholding Regulations".............................................................................39
"Note Principal Balance"...................................................................................2
"Noteholders" .............................................................................................8
"Notes" ...................................................................................................i
"OCS".....................................................................................................11

"OID regulations".........................................................................................38
"OID" ....................................................................................................38
"Onyx" ..................................................................................................i,1
"Original Pool Balance"...................................................................................15
"Participants" ...........................................................................................18
"Pass-Through Rate" .......................................................................................2
"Payahead Account" .......................................................................................23
"Payaheads" ..............................................................................................23
"Plan Assets Regulation"..................................................................................49
"Pool Balance" ...........................................................................................15
"Pooling and Servicing Agreement"..........................................................................1
"Prefunded Amount" .......................................................................................14
"Prefunding Account" .....................................................................................14
"Prefunding Arrangement"................................................................................4,14
"Prospectus Supplement"....................................................................................i
"Purchase Agreement" .....................................................................................16
"Rating Agency" ...........................................................................................5
"Recomputed Actuarial Method".............................................................................14
"Recomputed Yield" .......................................................................................13
"Registration Statement".................................................................................iii
"Related Documents" ......................................................................................32
"Repurchase Amount" ......................................................................................22
"Rule of 78's Contracts"..................................................................................13
"Sale and Servicing Agreement".............................................................................4
"Section 1286 Treasury Regulations".......................................................................45
"Securities Act" ......................................................................................iii,1
"Securities" ..............................................................................................i
"Security Insurance Policy"................................................................................4
"Security Insurer" ........................................................................................4
"Security Owners" ........................................................................................18
"Securityholders" .........................................................................................8
"Seller" ................................................................................................i,1
"Selling Subsidiary" ......................................................................................4
"Servicer Default" .......................................................................................27
"Servicer Report Date"....................................................................................23
"Servicer" ................................................................................................i
"Servicing Fee Rate" .....................................................................................25
"Servicing Fee" ..........................................................................................25
"Simple Interest Contracts"...............................................................................13
"Simple Interest Method"..................................................................................13
"Strip Certificates" ......................................................................................3
"Strip Notes" .............................................................................................2
"Subsequent Contracts"..................................................................................4,14
"Transfer and Servicing Agreements".......................................................................21
"Trust Accounts" .........................................................................................23
"Trust Agreement" .........................................................................................1
"Trust Property" ........................................................................................3,8
"Trustee" .................................................................................................i
"Trust" ................................................................................................i, 1
"UCC" ..................................................................................................6,33
"Underwriting Agreement"..................................................................................50

================================================================================

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                                         PAGE
Available Information.................................         ii
Reports to Certificateholders.........................        iii
Summary of Terms......................................        S-1
Risk Factors..........................................        S-9
The Trust.............................................       S-11
The Onyx Portfolio of Motor Vehicle Contracts.........       S-11
The Contracts.........................................       S-13
Maturity and Prepayment Considerations................       S-16
Yield Considerations..................................       S-16
Use of Proceeds.......................................       S-16
The Certificates and the Agreement                           S-16
Description of the Insurer............................       S-23
Erisa Considerations..................................       S-24
Underwriting..........................................       S-27
Legal Matters.........................................       S-27
Index of Terms........................................       S-28

PROSPECTUS                                                    PAGE
Available Information.................................        iii
Incorporation of Certain Documents by Reference.......        iii
Summary of Terms......................................          2
Risk Factors..........................................          6
The Trusts............................................          8
The Trustee...........................................          9
The Onyx Portfolio of Motor Vehicle Contracts.........          9
The Contracts.........................................         13
Prefunding Arrangements...............................         14
Maturity and Prepayment Assumptions...................         14
Pool Factor and Pool Information......................         15
Use of Proceeds.......................................         15
The Seller............................................         15
The Servicer..........................................         16
Description of Securities.............................         17
Description of the Transfer and Servicing Agreements..         21
The Indenture.........................................         30
Certain Legal Aspects of the Contracts................         33
Certain Federal Income Tax Consequences...............         37
Trusts for Which a Partnership Election is Made.......         38
Trusts Treated As Grantor Trusts......................         44
Certain State Tax Consequences with Respect
    To Trusts For Which A Partnership Election Is Made         48
Erisa Considerations..................................         49
Plan of Distribution..................................         50
Legal Opinions........................................         50
Index of Terms........................................         51

UNTIL ________, 199_ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT) ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                   $__________


                                 ONYX ACCEPTANCE
                              GRANTOR TRUST 199_-_


                                 ____% AUTO LOAN
                           PASS-THROUGH CERTIFICATES,
                                  SERIES 199_-_

                                   [ONYX LOGO]

                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer



                     ----------------------------------------
                     P R O S P E C T U S  S U P P L E M E N T
                     ----------------------------------------


                                 [UNDERWRITERS]


                                     [DATE]


================================================================================

================================================================================

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF A TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                                TABLE OF CONTENTS


 PROSPECTUS SUPPLEMENT                                                 PAGE
                                                                       ----
Available Information.........................................          ii
Reports to Noteholders........................................         iii
Incorporation of Certain Documents by Reference...............         iii
Summary of Terms..............................................         S-1
Risk Factors..................................................        S-10
The Trust.....................................................        S-12
The Onyx Portfolio of Motor Vehicle Contracts.................        S-13
The Contracts.................................................        S-15
Maturity And Prepayment Considerations........................        S-17
Yield Considerations..........................................        S-17
Use of Proceeds...............................................        S-18
Description of the Notes......................................        S-19
Description of the Transfer and Servicing Agreements..........        S-22
Description of the Insurer....................................        S-25
Erisa Considerations..........................................        S-26
Underwriting..................................................        S-27
Legal Matters.................................................        S-27
Experts.......................................................        S-27
Index of Terms................................................        S-28
PROSPECTUS
Available Information.........................................         iii
Incorporation of Certain Documents by Reference...............         iii
Summary of Terms..............................................           2
Risk Factors..................................................           6
The Trusts....................................................           8
The Trustee...................................................           9
The Onyx Portfolio of Motor Vehicle Contracts.................           9
The Contracts.................................................          13
Prefunding Arrangements.......................................          14
Maturity and Prepayment Assumptions...........................          14
Pool Factor and Pool Information..............................          15
Use of Proceeds...............................................          15
The Seller....................................................          15
The Servicer..................................................          16
Description of Securities.....................................          17
Description of the Transfer and Servicing Agreements..........          21
The Indenture.................................................          30
Certain Legal Aspects of the Contracts........................          33
Certain Federal Income Tax Consequences.......................          37
Trusts for Which a Partnership Election is Made...............          38
Trusts Treated as Grantor Trusts..............................          44
Certain State Tax Consequences with Respect
     to Trusts For Which a Partnership Election is Made.......          48
Erisa Considerations..........................................          49
Plan of Distribution..........................................          50
Legal Opinions................................................          50
Index Of Terms................................................          51


    UNTIL ________, 199_ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT) ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                   $__________


                                 ONYX ACCEPTANCE
                               OWNER TRUST 199_-_



                            $_______ ____% AUTO LOAN
                             BACKED NOTES, CLASS A-1
                            $_______ ____% AUTO LOAN
                             BACKED NOTES, CLASS A-2
                            $_______ ____% AUTO LOAN
                             BACKED NOTES, CLASS A-3

                                   [ONYX LOGO]


                     ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                     Seller

                          ONYX ACCEPTANCE CORPORATION,
                                    Servicer


                    ----------------------------------------
                    P R O S P E C T U S  S U P P L E M E N T
                    ----------------------------------------



                                 [UNDERWRITERS]



                                     [DATE]



================================================================================

PART II   -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

           The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.......................................................                      $   295
Blue Sky Fees and Expenses.............................................                          **
Printing Expenses......................................................                          **
Trustee Fees and Expenses..............................................                          **
Legal Fees and Expenses................................................                          **
Accounting Fees and Expenses...........................................                          **
Rating Agencies' Fees..................................................                          **
Miscellaneous..........................................................                          **
                                                                                             ------

          Total........................................................                      $   **
                                                                                             ======

*          All amounts except registration fee are estimates.
**         To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Section 145 of the Delaware General Corporation Law ("DELAWARE LAW") Onyx Acceptance Financial Corporation (the "COMPANY") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company's Bylaws (the "BYLAWS") (Exhibit 3.2 hereto) provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

           The Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") (Exhibit 3.1 hereto) provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

           The Company has acquired a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

           In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

           The Underwriting Agreement provides for indemnification by the Company of the Underwriter, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriter of the Company with respect to information furnished by or on behalf of the Underwriter that are contained in this prospectus or included as part of this Registration Statement.


                  [Remainder of Page Intentionally Left Blank]

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

           a.  Exhibits:

                1.1     Form of Underwriting Agreement

                4.1     Form of Trust Agreement between the Registrant, the
                        Servicer and the Owner Trustee

                4.2     Form of Indenture between the Trust and the Indenture
                        Trustee

               *4.3     Form of Sale and Servicing Agreement among the
                        Registrant, the Servicer and the Owner Trustee

                4.4     Form of Pooling and Servicing Agreement among the
                        Registrant, the Servicer and the Trustee

                4.5     Form of Administration Agreement among the Trust, the
                        Administrator and the Indenture Trustee

                5.1(a) Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes

                5.1(b) Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates

                8.1 Opinion of Andrews & Kurth L.L.P. with respect to tax matters

                23.1    Consent of Andrews & Kurth L.L.P. (included as part of
                        Exhibits 5.1(a) and 5.1(b))

                23.2    Consent of Andrews & Kurth L.L.P. (included as part of
                        Exhibit 8.1)

                24.1 Power of Attorney of Directors and Officers of the Registrant (included on Page II-5).

------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

           (a) As to Rule 415:

           The undersigned registrant hereby undertakes:

                                (1) To file, during any period in which offers
                        or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                                        (i) to include any prospectus required
                                by Section 10(a)(3) of the Securities Act of 1933, as amended;

                                        (ii) to reflect in the prospectus any
                                facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                                        (iii) to include any material
                                information with respect to the plan of
                                distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                                Provided, however, that the undertakings set
                        forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                                (2) That, for the purpose of determining any
                        liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                (3) To remove from registration by means of a
                        post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) As to documents subsequently filed that are incorporated by reference:

                     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) As to indemnification:

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 28, 1998.


                                 Onyx Acceptance Financial Corporation


                                 By:           /s/  JOHN W. HALL
                                   ---------------------------------------------
                                                    John W. Hall
                                 Director, President and Chief Executive Officer


                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints Regan E. Kelly and Don P. Duffy his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                     TITLE                               DATE
         ---------                                     -----                               ----

              /s/  JOHN W. HALL                  President and Chief                    April 28, 1998
--------------------------------------          Executive Officer, Director
               John W. Hall                     (Principal Executive Officer)




             /s/ DON P. DUFFY                   Executive Vice President                April 28, 1998
--------------------------------------          and Chief Financial Officer,
               Don P. Duffy                     Director (Principal Financial
                                                and Accounting Officer)




            /s/ REGAN E. KELLY                  Executive Vice President,               April 28, 1998
--------------------------------------                Director
              Regan E. Kelly



           /s/  KURT C. BICKNELL                      Director                          April 28, 1998
--------------------------------------
             Kurt C. Bicknell



            /s/  STEVE M. BOND                        Director                          April 28, 1998
--------------------------------------
               Steve M. Bond

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

1.1            Form of Underwriting Agreement

4.1 Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee

4.2            Form of Indenture between the Trust and the Indenture
               Trustee

*4.3           Form of Sale and Servicing Agreement among the
               Registrant, the Servicer and the Owner Trustee

4.4            Form of Pooling and Servicing Agreement among the
               Registrant, the Servicer and the Trustee

4.5 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee

5.1(a) Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes

5.1(b) Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates

8.1 Opinion of Andrews & Kurth L.L.P. with respect to tax matters

23.1 Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1(a) and 5.1(b))

23.2           Consent of Andrews & Kurth L.L.P. (included as part of
               Exhibit 8.1)

24.1 Power of Attorney of Directors and Officers of the Registrant (included on Page II-5).


---------------
* To be filed by amendment.